As filed with the Securities and Exchange Commission on June 12, 2019

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 1-A

REGISTRATION STATEMENT

TIER I OFFERING

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

E*HEDGE FINANCIAL HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	6719	83-4190099
(State or other jurisdiction of incorporation or organization)	(Primary Standard Classification Code)	(I.R.S. Employer Identification No.)

1001 4th Ave Ste. 3200

Seattle, WA 98104

Telephone: (866) 777-3433

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Devon Parks

President and Chief Executive Officer

1001 4th Ave Ste. 3200

Seattle, WA 98104

Telephone: (866) 777-3433

The address for our corporate agent of service:

8 The Green, STE A Dover, Delaware 19901

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I -   NOTIFICATION

Part I should be read in conjunction with the attached Document for Items 1-6

PART I -  END

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An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Subject to Completion

Dated June 12, 2019

E*Hedge Financial Holding Corp.

Up to               Shares

Of Common Stock

This is the initial public offering of common stock by E*Hedge Financial Holding Corp., the financial holding company for numerous subsidiaries including E*Hedge Financial, E*Hedge Capital, E*Hedge Securities, E*Hedge Advisors, and E*Hedge Real Estate Investments, in one or more classes or series as described in this offering circular and accompanying offering circular.

We currently estimate that the public offering price of our common stock will be between $     and $     per share. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this offering circular, we intend to have a intermidiary sponsor file an application with Euronext for our common stock to be eligible for trading on the Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as an intermediary listing sponsor. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. We have made no arrangements to place subscription funds in an escrow, trust or similar account. Shares issued under this offering will be issued on a continuous basis under Rule 251(d)(3) under the Securities Act, and the company will have access to such funds from the first dollar invested, even if those proceeds do not cover the costs of this offering. We will impose a zero minimum purchase of the Common Stock.

Concurrently with this offering, we are also making a public offering of         shares of our         % Non-Cumulative Perpetual Convertible Preferred Stock, Series A or the "Series A Preferred Stock". We cannot assure you that the offering of Series A Non-Cumulative Perpetual Convertible Preferred Stock will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the offering of Series A Preferred Stock, but the closing of our offering of Series A Preferred Stock is conditioned upon the closing of this offering.

There can be no assurance that our preferred stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We will hold an initial closing on any number of shares of common stock at any time during the offering period after we have received notification of approval, or "Notification of Approval," to list our common stock on the Euronext Access operated by the Euronext Access Paris, subject to meeting all of the requirements of the listing standards and official notice of issuance. Thereafter, we may hold one or more additional closings until we determine to cease having any additional closings during the offering period.

We are an "emerging growth company"" as defined in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company disclosure standards.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 19 of this offering circular.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$
Proceeds to the Selling Stockholders, before expenses	$	$

(1) Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering circular. Any representation to the contrary is a criminal offense.

(2)This is a "best efforts" offering. We will not impose a zero minimum to sell or convert shares of preferred Stock in the Offering, we will not cancel the offering nor return any investments of the Offering except as applicable by law.

If all the shares are not sold in the company's offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $68,000. The proceeds from the sale of the securities will be placed directly into the Companies account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are nonrefundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of E*Hedge Financial Holding Corp.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO 'RISK FACTORS' BEGINNING ON PAGE 19.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

For more information concerning the procedures of the Offering, please refer to "Plan of Distribution" beginning on page 83, including the sections "Investment Limitations" and "Procedures for Subscribing".

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

The date of this offering circular is June 12, 2019

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TABLE OF CONTENTS

Offering Circular

About This Offering Circular

You should rely only on the information contained in this offering circular we may authorize to be delivered to you. We have not authorized any dealer, salesperson agent or other person to give any information or represent anything not contained in this offering circular. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This offering circular is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer of these securities in any state, country or other jurisdiction where the offer is not permitted. You should assume that the information appearing in this offering circular, the accompanying offering circular and the documents incorporated by reference is accurate only as of their respective dates.

Market and Industry Data

Within this offering circular, we reference certain market, industry and demographic data and other statistical information. We have obtained this data and information from various independent, third party industry sources and publications. Nothing in the data or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal observations and independent sources. We believe that these external sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

-we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

- we are exempt from the requirement to obtain an attestation and report from our auditors on management's assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

-we are permitted to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation; and

- we are not required to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to use this extended transition period, which means that our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.

In this offering circular we have elected to take advantage of the reduced disclosure requirements in relation to executive compensation, and applicable exemptions as may follow. Furthermore in the future we may take advantage of any or all of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "attribute," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

The following factors, among others, including those listed under the heading "Risk Factors," could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

-adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

- our ability to enter new markets successfully and capitalize on growth opportunities;

- interest rate fluctuations, which could have an adverse effect on our profitability;

- external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the FRB, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;

- continued or increasing competition from other financial institutions, and non-financial services companies;

- our ability to effectively manage risks related to cash management;

- our ability to leverage the professional and personal relationships of our board members and advisory board members;

- fluctuations in the demand for related financial services;

- risks related to any future acquisitions, including exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, our ability to obtain required regulatory approvals and possible failures in realizing the anticipated benefits from acquisitions;

- technological changes that may be more difficult or expensive than expected;

- the impact of any potential strategic transactions;

- changes in consumer spending, borrowing and savings habits;

- changes in accounting policies and practices, as may be adopted by the Financial regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

- the impairment of our investment securities;

- our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

ii

- political instability;

- acts of war or terrorism;

- competition and innovation with respect to financial products and services by Financials, financial institutions and non-traditional providers, including retail businesses and technology companies;

- changes in our organization and management and our ability to retain or expand our management team and our board of directors, as necessary;

- the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings, regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations and reviews;

- the ability of key third-party service providers to perform their obligations to us; and

- other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this offering circular.

- our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this offering circular. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

iii

OFFERING CIRCULAR SUMMARY

This summary highlights aspects of our business and this offering, but it does not contain all of the information that you should consider in making your investment decision. You should read this entire offering circular carefully, including the "Risk Factors" section and "Management Discussion and Analysis of Financial Condition and Results of Operations" our consolidated financial statements and unaudited condensed consolidated interim financial statements and related notes, before making an investment decision. Some of the statements in this offering circular constitute forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements".

Our Company

E*Hedge Financial Holding Corp. is a non-banking financial service company headquartered in Seattle WA. Our goal is to create a bold, and responsible financial organization focused on leading brands working closely with Devon Parks, the Chairman, CEO of E*Hedge Financial Holding Corp or "E*Hedge Financial Group" we seek to operate efficient financial service firms, as well as to grow the portfolio of subsidiaries through strategic acquisitions.

Currently, we have 5 business units:

E*Hedge Capital, a Mutual Fund Management subsidiary, actively manages the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund. In addition to fund management the organization also advises in separate accounts and matters pertaining to client services. Moreover, the organization leverages investment experience to grow investor assets in order to help financial professionals successfully place investment funds.

E*Hedge Advisors, primary objective is to help clients connect innovative investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory services. The company is Data-driven, Quantitatively-minded and Application-focused. The company strives to connect innovative ideas in finance through exact Research & Development and bring validated trading ideas to life.

E*Hedge Real Estate Investments, is a self-advised real estate investment trust (REIT) pending SEC approvals engaged in the business of investing, on a leveraged basis, in asset-backed securities (ABS) and real estate properties. Our principal business objective is to generate income for distribution to our stockholders resulting from the difference between interest and other income earned on investments and the interest expense we pay on leverage we use to finance investments and operating costs.

E*Hedge Securities is a registered investment advisory established to provide securities firms and individual investors with more efficient access to small cap initial public offerings. The company provides a singular focused "EHS Platform". Wherein E*Hedge"s proprietary service and technology platform ("EHS Platform") may provide corporate clients with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offering under the Securities Act of 1933, in addition to access to strategic partnerships, and vibrant investor communities.

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. E*Hedge Financial is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

We currently manage financial service operations based on U.S. geographic markets which allow each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our status as a financial holding company; we operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We also provide our business divisions guidance in the areas of improving operational efficiencies.

Our Products and Services

The company will provide a comprehensive set of investments, financial services and advisory platforms customized to meet the needs of our clients.

Real Estate Fund

E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties through emerging real estate investment funds.

Investment and Financial Advisory Services

E*Hedge Advisors, primary objective is to provide ongoing advisory services relating to the implementation of innovative client supplied investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory process. The company is Data-driven, quantitatively-minded and application-focused on implementing mathematical tools to help our clients build algorithm, quantitative models for capital markets, asset management and data analytics and ultimately trading execution.

E*Hedge Capital, a Mutual Fund Management focuses on the investment advisory services for the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Dividend Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund.

E*Hedge Securities is a registered financial advisory firm positioned to offer its "EHS Platform". Wherein corporate clients are provided with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offer under the Securities Act of 1933.

Consumer Credit Cards

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations.

Our Market Area

Our primary market consists of the greater United States. Approximately 80% of projected client acquisitions are located within the broader continental U.S centering around the Metropolitan Statistical Areas (MSA) and the outlying regions which may be underserved for the purpose of investments and financial services. The company will primarily focus on areas located within the Northwest (Seattle), Southwest (Los Angeles, San Francisco), Northeast (New York, Boston), Midwest (Chicago) and Southeast (Miami). These markets are well defined with entrenched sector leaders offering the larger market well-diversified financial offerings, while the market for middle market services continue to expand. Within the last decade, middle tier opportunities across the outlined Metropolitan Statistical Areas have expanded due to economic growth and progress post the most recent financial depression. The company and its business units will serve MSAs in which advantageous opportunities abound due to better than average growth relative to other metropolitan regions in the United States.

E*Hedge will continue to expand its business divisions while strategically locating operational centers within close proximity to our prospective clients. We have regional offices located in Seattle Washington. Our quantitative advisory firm E*Hedge Advisors, will operate within the city of Seattle while focusing on major financial centers throughout the continental United States. New York and Chicago will serve as operational centers for mutual fund management company E*Hedge Capital, in addition to operational centers for administrative and accounting staff whom will maintain investment management operations within conjoining offices under a sub-tenant lease arrangement.

Our Growth Strategy

We believe we have managed our growth successfully since inception, and plan to continue our strategy of organic and acquisitive growth, as outlined below:

Organic Growth. Our organic growth strategy involves building upon the relationships of strategic partners, vendors and growing our staff through qualified hires. We have designed our growth plan to emphasize strong foundational growth through risk adverse strategies which focus on each business units core specialty and strength. Since our foundation on February 28, 2019 we have built our foundation around exceptional product offerings which exceed our clients expectations while generating solid profits. With the exception of any future acquisitions of one or more financial organizations, we project net revenues to increase organically.

Core to this growth is region specific growth initiatives; wherein we incentivize channel partners on all levels including our in house associates. E*Hedge will continue to focus on single frame leadership along each business units objectives as opposed to individual result driven compensation which will continue to spur growth.

Combining synergetic strengths across multiple-profit centers remains our core focus and hiring key personnel to drive organic growth, we also look for opportunities to open de novo profit centers focused on emerging trends in existing and new markets. Before introducing a new product offering or entering a new market, we have will identify leveraged opportunities for accelerated growth while ensuring each strategy is properly hedged for minimized risk exposure to potential competition

Growth Through Acquisitions. The company may supplement our organic growth through both strategic and planned acquisitions, and we intend to initiate our strategy of opportunistically acquiring our first financial service firm outside of our current footprint. We believe having a publicly traded stock and enhanced access to the capital markets will improve our ability to compete for quality acquisitions. We will seek acquisitions that provide meaningful financial and strategic benefits, long-term organic growth opportunities and expense reductions, without compromising our risk profile. While evaluating acquisition targets, we will focus our efforts on financial organizations with successful operating histories, stable core management, sound asset quality, and emerging growth potential. The company seeks to expand to financial markets with attractive demographics, favorable competitive dynamics and potential consolidation opportunities. We are currently focused on identifying and positioning the company for acquisitions in and surrounding the five major MSA's within the United States New York, Los Angeles, Chicago, Miami and Houston. With hundreds of organizations actively or privately seeking acquirers on an annual basis we believe we will have opportunities for acquisitions both within and outside our current demographic area.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and provide us with the necessary foundation to successfully execute on our business strategy.

E*Hedge Financial Holding Corp. and its business units are uniquely positioned in attractive and evolving financial sectors. Our differentiated business model is focused on client relationships. While we pride ourselves on our excellent service, investment products, and management structure when combined allow us to extend a wide range of products and provide differentiated execution models designed to exceed client expectations.

Our service focus is to know our clients when possible, acknowledge their importance, and take responsibility for personally answering their inquiries. The majority of our investment and financial service clientele will invariably be acquired through referrals, which contributes to responsive client services which allows the company to nimbly converge profit centers into client centric service offering. All staff members, from executive management to front line representatives, will continue to be versed in our product and service offerings and are trained to be able to make recommendations or referrals in the interests of our clients.

Our Leadership Team

We are led by senior executive officer Devon Parks who has more than 15 years of combined experience in both corporate leadership and financial service industries. Mr. Parks, our Chief Executive Officer, founded our company in February 2019. Mr. Parks has a history of managing privately funded operations in the financial service industry and other growth-oriented industries. Before founding our company, Mr. Parks was the chief executive officer at several multi-national companies servicing global clientele in varied markets including financial services, pharmaceutical research, and SMB advertising sales. Mr. Parks earned a B.A. degree from Bowling Green State University and is actively completing graduate level executive courses.

Our Corporate Information and Incorporation

Our principal executive offices are located at 1001 4th Ave Ste. 3200 Seattle, WA 98104, and our telephone number is (866) 777-3433. Through the Financial Holding Company, we maintain an internet website at www.ehed.ge The information contained on or accessible from our website does not constitute a part of this offering circular and is not incorporated by reference herein.

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(1) Our 100%-owned subsidiary. Percentages above refer to our ownership as of February 28, 2019.

Channels for Disclosure of Information

Investors and other stakeholders should note that we use social media to communicate with the public about our company, our services, new product developments and other matters. Any information that we consider to be material to an evaluation of our company will be included in filings on the SEC website, http://www.sec.gov, and may also be disseminated using our investor relations website, which can be found at http://www.ehed.ge, and press releases. However, we encourage investors, the media and others interested in our company to also review our social media channels.

We do not incorporate the information on or accessible through, our website into this offering circular, and you should not consider any information on, or that can be accessed through, our website a part of this offering circular.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this offering circular before investing in our preferred stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our Common Stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

-As a business operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions;

-A substantial majority of our business and operations are in the United States, and therefore our business is particularly vulnerable to a downturn in the U.S. economy;

-Our business could suffer if there is a decline in respect to the financial services industry in general;

-We operate in a highly competitive industry and face significant competition from other financial institutions and financial services providers, which may decrease our growth or profits;

-We rely heavily on our executive management team and other key employees, and we could be adversely affected by the unexpected loss of their services;

-A lack of liquidity could adversely affect our financial condition and results of operations;

-We have limited experience operating a multi-national public company and different risks relating to international operations may adversely affect our operations greater than certain of our larger, more diversified competitors;

-We face risks related to our operational, technological and organizational infrastructure;

-A failure in our operational systems or infrastructure, or those of third parties, could impair our liquidity, disrupt our businesses, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses;

-Our business, financial condition, results of operations and future prospects could be adversely affected by the highly regulated environment and the laws and regulations that govern our operations, corporate governance, executive compensation and accounting principles, or changes in any of them; and

-An active, liquid trading market for our Common Stock may not develop, and you may not be able to sell your shares at or above the public offering price, or at all.

The Offering
Common stock offered in this Offering	The number of shares to be offered and the price range have not been determined.
Common stock to be outstanding immediately after this offering	shares
Maximum offering amount	shares of our common stock will be between $ and $ per share.
Minimum number of shares to be sold in this offering	There is no minimum number of shares that must be sold by in the Offering.

Voting rights	Holders of our common stock are entitled to one vote for each share of common stock held.
No Symbol for Common Stock

There is no trading market for our Common Stock. We intend to apply for a quotation on the Euronext Exchange operated by the Euronext Access Paris through a sponsor. There is no guarantee that a sponsor will agree to assist us.

Proposed Euronext Access Listing

The company has initiated steps to list our common stock on the Euronext Access. Our common stock will not commence trading on the Euronext Access until all of the following conditions are met: (i) the offering is completed; and (ii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 10 or Form 8-A under the Exchange Act. Such post-qualification amendment is to be qualified by the SEC and the Form 8-A will become effective in kind. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. The company may elect to file a post qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable. Even if we meet the minimum requirements for listing on the Euronext Access, we may wait to commence trading of our common stock on the Euronext in order to raise additional proceeds. As a result, you may experience a delay

Use of proceeds

between the closing of your purchase of shares of our common stock and the commencement of exchange trading of our common stock on any national exchange.

We will not receive any proceeds from the sale of our common stock by the selling stockholders in this offering.

We estimate that the net proceeds to us from the concurrent offering of our Series A Preferred Stock,

if we are successful at selling the shares we are offering, after deducting estimated offering expenses, will be approximately $        . We intend to use the anticipated net proceeds from the concurrent offering of our Series A Preferred Stock for general corporate purposes.

Market for the common stock

Our common stock is not quoted on a market or securities exchange. We cannot provide any assurance that an active market in our common stock will develop. We intend to quote our common shares on a market or securities exchange.

Dividend policy

We have no current plans to pay dividends on our common stock. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings, liquidity and capital requirements. So long as any share of our Series A Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all unpaid dividends have been paid on our Series A Preferred Stock.

Dividends on the Preferred Stock will be payable quarterly, when, as and if authorized by our board of directors and declared by us out of legally available funds at an annual rate of        % on the liquidation preference of $        per share. Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and we do not declare full cash dividends on the Preferred Stock for a quarterly dividend period, we will have no obligation to pay any dividends for that period,

Concurrent Series A Preferred Stock offering

whether or not our board of directors authorizes and we declare dividends on the Preferred Stock for any subsequent dividend period.

Concurrently with this offering of common stock, we are making a public offering of        shares of our Series A Preferred Stock in a public offering for net proceeds of approximately $        . Such shares of Series A Preferred Stock will be convertible into an aggregate of up to shares of our common stock, in each case subject to anti-dilution, make-whole and other adjustments, assuming a public offering price per share of our common stock equal to between $        and $        , the midpoint of the range indicated on the cover of this offering circular.

We cannot assure you that the offering of Series A Preferred Stock will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the Series A Preferred Stock offering, but the closing of our offering of Series A Preferred Stock is conditioned upon the closing of this offering. See the section of this offering circular entitled "Concurrent Offering of Series A Preferred Stock" for a summary of the terms of our Series A Preferred Stock and a further description of the concurrent offering.

Risk factors	See "Risk Factors" beginning on page 10 of this offering circular for a discussion of risks you should carefully consider before deciding whether to invest in our common stock.

(1)The number of common shares outstanding immediately after the closing of this offering is based on 425,000,000 common shares outstanding as of February 28, 2019, including unvested restricted stock granted under our stock compensation plans.

Risk Factors

Investing in our securities involves risk. You should carefully consider each of the following risks and all of the other information contained in this offering circular before deciding to invest in our securities. Any of the following risks could materially adversely affect our business, financial condition, or results of operations. In such case, the trading price of our securities could decline, and you may lose all or part of your original investment. Our actual results could differ materially from those anticipated in the forward-looking statements, estimates and projections as a result of specific factors, including the risk factors described below. While we describe each risk separately, some of the risks are interrelated and certain risks could trigger the applicability of other risks described below.

Since our officer and directors own greater than 15% of the voting power of our outstanding capital stock. After the offering, assuming all the shares being offered on behalf of the company are sold, our officers and directors will hold or have the ability to control the voting power of our outstanding capital stock since our officers and directors currently own significant voting power, investors may find that their decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our officer and directors, or their successors.

As a result, our officer and directors will have control of the Company even if the full offering is subscribed for and be able to choose all of our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse there discretion in executing our business affairs, as their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

Status as Not a Shell Company

The Company it is not a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a "start-up" company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from "shell" companies covered under Rule 144 (i)(1)(i) (the "Rule"). In adopting the definition of a shell company in SEC Release No. 33-8587 (the "Release"), the Commission stated that it intentionally did not define the term "nominal" and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered "nominal" is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

-Active financial advisory and fund management activities through our subsidiaries.

-Operations are underway to grow commercial operations.

-Plans are being formed to ensure operational details are executed as efficient as possible.

The Company's operations are more than just "nominal." As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company's operations are in-fact "nominal". Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a "shell" company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term "nominal" regarding a shell company.

It is reasonably commonplace that development stage or "start-up" companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The companies management has been working to implement the companies core business strategy, including, but not limited to, meeting with distribution and installation partners, and business development in anticipation of its progressing operations and the development of its business model. The Company's operations are more than "nominal" and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in previous notifications.

Risks Related to Our Business

As a holding company with several subsidiaries operating in the financial services industry, our business and operations may be adversely affected in numerous and complex ways by weak economic conditions.

Our business and operations, which primarily consist of financial advisory, investment management and credit and debit card services, financial consulting services, open end fund management, robo-advisory services, are sensitive to general business and economic conditions in the United States and global markets overall. If the U.S. economy weakens, our growth and profitability from our varied investment, consulting and credit and debit card operations could be constrained. Uncertainty about the federal fiscal policymaking process, the medium and long term fiscal outlook of the federal government, and future tax rates is a concern for businesses, consumers and investors in the United States. In addition, economic conditions in foreign countries, including uncertainty over the stability of the euro currency, could affect the stability of global financial markets, which could hinder U.S. economic growth. Weak economic conditions are characterized by deflation, fluctuations in debt and equity capital markets, a lack of liquidity and/or depressed prices in the secondary market for mortgage loans, increased delinquencies on mortgage, consumer and commercial loans, residential and commercial real estate price declines and lower home sales and commercial activity. The current economic environment is also characterized by slowly rising interest rates arising from near historically low levels, which impacts our ability to attract clients and to generate attractive earnings through our investment portfolio. All of these factors are detrimental to our business, and the interplay between these factors can be complex and unpredictable. Our business is also significantly affected by monetary and related policies of the U.S. Federal Government and its agencies. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond our control. Adverse economic conditions and government policy responses to such conditions could have a material adverse effect on our business, financial condition, results of operations and prospects.

Interest rate shifts may reduce net interest income and otherwise negatively impact our financial condition and results of operations.

Similar to other financial institutions, our future earnings and cash flows depend to a degree upon the level of our net interest income, or the difference between the interest income we earn on credit card products, investment products and other interest earning assets, and the interest we pay on interest bearing liabilities, such as borrowings. Changes in interest rates can increase or decrease our net interest income, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest bearing liabilities mature or re-price more quickly, or to a greater degree than interest earning assets in a period, an increase in interest rates could reduce net interest income. Similarity, when interest earning assets mature or re-price more quickly, or to a greater degree than interest bearing liabilities, falling interest rates could reduce net interest income. Additionally, an increase in interest rates may, among other things, reduce the demand for credit linked products and our ability to generate revenue from white label or co-branded credit card products due to a potential decrease in repayment rates. A decrease in the general level of interest rates may affect us through, among other things, increased prepayments on credit card portfolios and increased competition for holders. Accordingly, changes in the level of market interest rates affect our net yield on interest earning assets, and our overall results. Although our asset-liability management strategy is designed to control and mitigate exposure to the risks related to changes in market interest rates, those rates are affected by many factors outside of our control, including governmental monetary policies, inflation, deflation, recession, changes in unemployment, the money supply, international disorder and instability in domestic and foreign financial markets.

Our smaller size makes it more difficult for us to compete.

Our smaller size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income consists of financial advisory, investment management and credit and debit card services to customers the net interest income we earn on our fees and investments after deducting expenses and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the number of our new client acquisitions and investment portfolios. In addition, we compete with many larger financial institutions and other financial companies who operate in the financial advisory, investment and consumer and business financial services. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits. As a smaller institution, we are also disproportionately affected by the continually increasing costs of compliance with federal and state regulations.

We may not be able to grow, and if we do we may have difficulty managing that growth.

Our business strategy is to continue to grow our assets and expand our operations, including potential strategic acquisitions. While we continue to explore acquisition opportunities as they arise, there are no plans or arrangements to make any acquisitions in the near future. One of our current growth initiatives is our plan to expand operations globally in 2020 and we expect to consider new strategic avenues upon successful integration of co-branded consumer financial services, in areas where new client relationships can be established and strengthened. Our ability to grow depends, in part, upon our ability to expand our market share, successfully attract new clients, and to identify niche market segments and investment opportunities as well as opportunities to generate fee-based income from financial advisory services. We can provide no assurance that we will be successful in increasing the volume of consumer and business clientele in terms of receivables at acceptable levels and upon terms acceptable to us. We also can provide no assurance that we will be successful in expanding our operations organically or through strategic acquisition while managing the costs and implementation risks associated with this growth strategy.

We expect to continue to experience growth in the number of our employees and customers and the scope of our operations, but we may not be able to sustain an accelerated rate of growth or continue to grow our business at all. Our success will depend upon the ability of our officers and key employees to implement and improve our operations and core business systems, to manage multiple, concurrent customer relationships, and to hire, train and manage our employees. In the event that we are unable to perform all these tasks and meet these challenges effectively, including continuing to attract new clientele, our operations, and consequently our earnings, could be adversely impacted.

Any future acquisitions will subject us to a variety of risks, including execution risks, failure to realize anticipated transaction benefits, and failure to overcome integration risks, which could adversely affect our growth and profitability.

We plan to grow our businesses organically. Although we do not currently have any plans, arrangements or understandings to make any acquisitions in the near-term, from time to time in the future we may consider acquisition opportunities that we believe support our businesses and enhance our profitability. In the event that we do pursue acquisitions, we may have difficulty executing on acquisitions and may not realize the anticipated benefits of any transaction we complete. Any of the foregoing matters could materially and adversely affect us.

Generally, any acquisition of a target financial institution, branches or other financial assets by us will require approval by, and cooperation from, a number of governmental regulatory agencies, possibly including the Federal Reserve Board, State regulatory agencies, and the OCC or FDIC respectively. Such regulators could deny our application, which would restrict our growth, or the regulatory approvals may not be granted on terms that are acceptable to us. For example, we could be required to sell off subsidiaries as a condition to receiving regulatory approvals, and such a condition may not be acceptable to us or may reduce the benefit of an acquisition.

As to any acquisition that we complete, we may fail to realize some or all of the anticipated transaction benefits if the integration process takes longer or is more costly than expected or otherwise fails to meet our expectations.

In addition, acquisition activities could be material to our business and involve a number of risks, including the following:

-incurring time and expense associated with identifying and evaluating potential acquisitions and negotiating potential transactions, resulting in our attention being diverted from the operation of our existing business;

-using inaccurate estimates and judgments to evaluate credit, operations, management and market risks with respect to the target institution or assets;

-projected results may vary significantly from actual results;

-intense competition from other financial organizations and other inquirers for acquisitions;

-unexpected asset quality problems;

-the time and expense required to integrate the operations and personnel of the combined businesses;

-experiencing higher operating expenses relative to operating income from the new operations;

-creating an adverse short-term effect on our results of operations;

-losing key employees and customers as a result of an acquisition that is poorly received;

-significant problems relating to the conversion of the financial and customer data of the entity;

-integration of acquired customers into our financial and customer product systems;

-risk of assuming businesses with internal control deficiencies; or

-risks of impairment to goodwill or other than temporary impairment of investment securities.

Depending on the condition of any institution or assets or liabilities that we may acquire, that acquisition may, at least in the near term, adversely affect our capital and earnings and, if not successfully integrated with our organization, may continue to have such effects over a longer period. We may not be successful in overcoming these risks or any other problems encountered in connection with potential acquisitions, and any acquisition we may consider will be subject to prior regulatory approval. Also, acquisitions may involve the payment of a premium over book and market values and, therefore, some dilution of our book value and net income per common share may occur in connection with any future transaction. Our inability to overcome these risks could have a material adverse effect on our profitability, return on equity and return on assets, our ability to implement our business strategy and enhance stockholder value, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain operational risks, including, but not limited to, customer or employee fraud and data processing system failures and errors.

Employee errors and employee and customer misconduct could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Misconduct by our employees could include hiding unauthorized activities from us, improper or unauthorized activities on behalf of our customers or improper use of confidential information. It is not always possible to prevent employee errors and misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases. Employee errors could also subject us to financial claims for negligence.

We may maintain a system of internal controls and insurance coverage to mitigate against operational risks, including data processing system failures and errors and customer or employee fraud. If our internal controls fail to prevent or detect an occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

If the allowance for credit card losses is not sufficient to cover actual credit card losses, earnings could decrease.

Credit Card customers may not repay their card balances according to the terms of their agreement, and the subsequent payments may be insufficient to assure repayment. We may experience significant credit losses, which could have a material adverse effect on our operating results. Various assumptions and judgments about the collectability of the credit card portfolio are made, including the creditworthiness of applicants and the credit history in repayment of any loans. In determining the amount of the allowance for credit card portfolio losses, any future banking agency operational team will review the prospective issue and the loss and delinquency experience and evaluate economic conditions before approving issuance.

In addition, federal and state regulators will periodically review the allowance for losses, the policies and procedures any future co-branding or white label issuing partner uses to determine the level of the allowance and the value attributed to nonperforming credit card receivables. Such regulatory agencies may require an increase in the allowance for losses or recognize further credit card charge-offs. Any significant increase in our allowance for credit card losses or card charge-offs as required by these regulatory agencies could be passed on to the company from issuing partners and have a material adverse effect on our results of operations and financial condition. See "Risk Factors" we recognize credit losses and may have a material impact on our financial condition or results of operations.

Changes in the valuation of our securities portfolio could hurt our profits and reduce our stockholders equity.

Our securities portfolio may be impacted by fluctuations in market value, potentially reducing accumulated other comprehensive income and/or earnings. Fluctuations in market value may be caused by changes in market interest rates, lower market prices for securities and limited investor demand. Investment management evaluates securities for other-than-temporary impairment on a quarterly basis, with more frequent evaluation for selected issues. In analyzing a prospective portfolio candidate we review financial conditions, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by rating agencies have occurred, industry analysts reports and, to a lesser extent given the relatively insignificant levels of depreciation in our portfolio, spread differentials between the effective prices on instruments in the portfolio compared. In addition to analyzing an equity issuer's financial condition, management considers industry analysts reports, financial performance and projected target prices of investment analysts within a one-year time frame. If this evaluation shows impairment to the actual or projected returns associated with one or more securities, a potential loss to earnings may occur. Changes in interest rates can also have an adverse effect on our financial condition, as our securities are reported at their estimated fair value, and therefore are impacted by fluctuations in interest rates. We increase or decrease our stockholders equity by the amount of change in the estimated fair value of the securities, net of taxes. Declines in market value could result in other-than-temporary impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels.

Changes in economic conditions could cause an increase in delinquencies and nonperforming assets, including credit card charge-offs, which could depress our net income and growth.

Any future co-branded or white-label credit card portfolio sill include many un-secured credit products, demand for which may decrease during economic downturns as a result of, among other things, an increase in unemployment, a decrease in real estate values and, a slowdown in housing. If we see negative economic conditions develop in the United States as a whole, we could experience higher delinquencies and credit card charge-offs, which would reduce our net income and adversely affect our financial condition. Furthermore, to the extent that collection payments are obtained through reduced receivables, the costs of receiving reduced receivables and collections, as well as the ultimate values obtained from disposition, could reduce our earnings and adversely affect our financial condition.

We operate in a highly competitive industry and face significant competition from other financial institutions and financial services providers, which may decrease our growth or profits.

Consumer financial services as well as investment solutions are highly competitive industries. Our market contains not only a large number of financial institutions, but also a significant presence of the country's largest investment institutions. We compete with other national consumer financial institutions, such as savings and loan associations, banks, and credit unions. In addition, we compete with financial intermediaries, such as investment companies, specialty finance companies, commercial finance companies, securities firms, mutual funds, all actively engaged in providing various types of either credit services or other financial services, including investment solutions. We also face significant competition from many larger institutions. Some of these competitors may have a long history of successful operations nationally as well as in our four geographic areas of operation and more expansive operations and investing relationships, as well as more established operations, fewer regulatory constraints, and lower cost structures than we do. Competitors with greater resources may possess an advantage through their ability to maintain numerous locations in more convenient sites, to conduct more extensive promotional and advertising campaigns, or to operate a more developed technology platform. Due to their size, many competitors may offer a broader range of products and services, as well as better pricing for certain products and services than we can offer.

For example, in the current interest rate environment, competitors with lower costs of capital may solicit our customers with a lower interest rate product. Further, increased competition among financial services companies due to the ongoing and future consolidation of certain financial institutions may adversely affect our ability to market our products and services.

Technology has lowered barriers to entry and made it possible for financial institutions and specifically finance companies to compete in national markets and to offer products and services traditionally provided by large and mid-size financial institutions.

The financial services industry could become even more competitive as a result of legislative, regulatory, and technological changes and continued consolidation. Financial institutions, securities firms, and insurance companies can merge under the umbrella of a holding company, which can offer virtually any type of financial service, including consumer financial services, investment services, securities underwriting, and merchant services.

Our ability to compete successfully depends on a number of factors, including:

-our ability to develop, maintain, and build upon long-term customer relationships based on quality service and market knowledge;

-our ability to attract and retain qualified employees to operate our business effectively;

-our ability to expand our market position;

-the scope, relevance, and pricing of products and services that we offer to meet customer needs and demands;

-customer satisfaction with our level of service; and

-industry and general economic trends.

Failure to perform in any of these areas could significantly weaken our competitive position, which could adversely affect our growth and profitability, which, in turn, could harm our business, financial condition, and results of operations.

We rely heavily on our executive management team and key employees, and we could be adversely affected by the unexpected loss of their services.

Our success depends in large part on the performance of our key personnel, as well as on our ability to attract, motivate and retain highly qualified senior and middle management and other skilled employees. Competition for employees is intense, and the process of locating key personnel with the combination of skills and attributes required to execute our business plan may be lengthy. We may not be successful in retaining our key employees, and the unexpected loss of services of one or more of our key personnel could have a material adverse effect on our business because of their skills, knowledge of our primary markets, years of industry experience and the difficulty of promptly finding qualified replacement personnel. If the services of any of our key personnel should become unavailable for any reason, we may not be able to identify and hire qualified persons on terms acceptable to us, or at all, which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

A lack of liquidity could adversely affect our financial condition and results of operations.

Liquidity is essential to our business. We rely on our ability to generate fee revenue and effectively manage the repayment and maturity schedules of our outstanding account payable and to ensure that we have adequate liquidity to fund our operations. An inability to raise funds through fee schedules could have a substantial negative effect on our liquidity. Our most important source of funds is fees for investment management and consulting services coupled with consumer financial service fees. Revenues can decrease when customers perceive alternative investments as providing a better risk/return tradeoff, which are strongly influenced by such external factors as the direction of interest rates, whether actual or perceived; local and national economic market conditions and competition for credit and debit card holders in the markets we serve. Any changes we make to the rates offered on our consumer financial products or investment products to remain competitive with other financial institutions may also adversely affect our profitability and liquidity. Further, the demand for our consumer financial products may be reduced due to a variety of factors such as demographic patterns, changes in customer preferences, reductions in consumers disposable income, the monetary policy of federal regulators, regulatory actions that decrease customer access to particular products or the availability of competing products.

Other primary sources of funds consist of cash flows from operations, maturities and sales of investment securities, and proceeds from the issuance and sale of our equity securities to investors. We may borrow funds from third-party lenders, such as other financial institutions. Our access to funding sources in amounts adequate to finance or capitalize our activities, or on terms that are acceptable to us, could be impaired by factors that affect us directly or the financial services industry or economy in general, such as disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry. Our access to funding sources could also be affected by a decrease in the level of our business activity as a result of a downturn in our markets or by one or more adverse regulatory actions against us.

Any decline in available liquidity could adversely impact our ability to provide consumer financial products, manage investments in certain securities, meet our expenses, or to fulfill obligations such as paying vendors, any of which could have a material adverse impact on our business, financial condition and results of operations.

Our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

We are a financial holding company. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring, and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers, and caring about our customers. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected. Further, negative public opinion can expose us to litigation and regulatory action as we seek to implement our growth strategy, which would adversely affect our business, financial condition and results of operations.

We face risks related to our operational, technological and organizational infrastructure.

Our ability to grow and compete is dependent on our ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure as we expand. Similar to other corporations, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or outside persons and exposure to external events. As discussed below, we are dependent on our operational infrastructure to help manage these risks. In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage our internal financial and other systems. Our ability to develop and deliver new products that meet the needs of our existing customers and attract new ones depends on the functionality of our technology systems. Additionally, our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.

The financial services industry is undergoing technological changes with frequent introductions of new technology-driven products and services. Our future success will depend in part upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience as well as to provide secure electronic environments and create additional efficiencies in our operations as we continue to grow and expand our market area. We continuously monitor our operational and technological capabilities and make modifications and improvements when we believe it will be cost effective to do so. In some instances, we may build and maintain these capabilities ourselves. In connection with implementing new operational and technology enhancements or products in the future, we may experience certain operational challenges (e.g. human error, system error, incompatibility, etc.) which could result in us not fully realizing the anticipated benefits from such new technology or require us to incur significant costs to remedy any such challenges in a timely manner. Many of our larger competitors have substantially greater resources to invest in operational and technological infrastructure and have invested significantly more than us in operational and technological infrastructure. As a result, they may be able to offer additional or more convenient products compared to those that we will be able to provide, which would put us at a competitive disadvantage. Accordingly, we may not be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to our clients, which could impair our growth and profitability.

We also outsource some of our operational and technological infrastructure, including modifications and improvements to these systems, to third parties. Specifically, we depend on third parties to provide our core systems processing, essential web hosting and other internet systems, account processing and other processing services. In connection with our future co-branded credit card and cash management solutions business, we rely on various third parties to provide processing and clearing and settlement services to us in connection with card transactions. If these third-party service providers experience difficulties, fail to comply with state and federal regulations or terminate their services and we are unable to replace them with other service providers, our operations could be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition and results of operations could be adversely affected, perhaps materially. Even if we are able to replace them, it may be at a higher cost to us, which could adversely affect our business, financial condition and results of operations. We also face risk from the integration of new platforms and/or new third party providers of such platforms into its existing businesses.

A failure in our operational systems or infrastructure, or those of third parties, could impair our operations, disrupt our businesses, result in the unauthorized disclosure of confidential information, damage our reputation and cause financial losses.

Our business, and in particular, our consumer financial, financial advisory and investment business is partially dependent on our ability to process and monitor, on a daily basis, a large number of financial transactions, many of which are highly complex, across numerous and diverse markets. These transactions, as well as the information technology services we provide to clients, often must adhere to client-specific guidelines, as well as legal and regulatory standards. Due to the breadth of our client base and our geographical reach, developing and maintaining our operational systems and infrastructure is challenging, particularly as a result of rapidly evolving legal and regulatory requirements and technological shifts. Our financial, accounting, data processing or other operating systems and facilities, and, as discussed above, those of the third-party service providers upon which we depend, may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, such as a spike in transaction volume, cyber-attack or other unforeseen catastrophic events, which may adversely affect our ability to process these financial transactions or provide services.

The company has a limited operating history and has experienced net losses.

The Company has an operating history of fewer than two years and has experienced net losses in each of its first three years of operations. Since inception, the Company's growth has largely been attributable to new investments and such growth may not be sustainable. There can be no assurance that as the Company continues its growth strategy it will not experience net losses in the future, which could have an adverse effect on the Company's results of operations, financial condition and prospects.

The occurrence of fraudulent activity, breaches or failures of our information security controls or cyber security related incidents could have a material adverse effect on our business, financial condition and results of operations.

Our operations rely on the secure processing, storage and transmission of confidential and other sensitive business and consumer information on our computer systems and networks and third party providers. Under various federal and state laws, we are responsible for safeguarding such information. For example, our businesses may be subject to the Gramm-Leach-Bliley Act which, among other things: (i) imposes certain limitations on our ability to share nonpublic personal information about our customers with nonaffiliated third parties; (ii) requires that we provide certain disclosures to customers about our information collection, sharing and security practices and afford customers the right to "opt out" of any information sharing by us with nonaffiliated third parties (with certain exceptions); and (iii) requires that we develop, implement and maintain a written comprehensive information security program containing appropriate safeguards based on our size and complexity, the nature and scope of our activities, and the sensitivity of customer information we process, as well as plans for responding to data security breaches. Ensuring that our collection, use, transfer and storage of personal information comply with all applicable laws and regulations can increase our costs.

Although we take protective measures to maintain the confidentiality, integrity and availability of information across all geographic and product lines, and endeavor to modify these protective measures as circumstances warrant, the nature of the threats continues to evolve. As a result, our computer systems, software and networks may be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability of service, computer viruses or other malicious code, cyber-attacks and other events that could have an adverse security impact. Despite the defensive measures we take to manage our internal technological and operational infrastructure, these threats may originate externally from third parties such as foreign governments, organized crime and other hackers, and outsource or infrastructure-support providers and application developers, or may originate internally from within our organization. Furthermore, we may not be able to ensure that all of our clients, suppliers, counterparties and other third parties have appropriate controls in place to protect the confidentiality of the information that they exchange with us, particularly where such information is transmitted by electronic means. Given the increasingly high volume of transactions within the industry, certain errors may be repeated or compounded before they can be discovered and rectified. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. In particular, some state regulatory agencies implemented heightened cyber security regulations within the last several years. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.

In particular, information pertaining to us and our customers is maintained, and transactions are executed, on the networks and systems of cloud networks hosted by third party vendors, our customers and certain of our third-party partners, such as our online account management or reporting systems. The secure maintenance and transmission of confidential information, as well as execution of transactions over these systems, are essential to protect us and our customers against fraud and security breaches and to maintain our clients' confidence. While we have not experienced any such breaches of information security, such breaches may occur through intentional or unintentional acts by those having access or gaining access to our systems or our customers' or counterparties' confidential information, including employees. In addition, increases in criminal activity levels and sophistication, advances in computer capabilities, new discoveries, vulnerabilities in third-party technologies (including browsers and operating systems) or other developments could result in a compromise or breach of the technology, processes and controls that we use to prevent fraudulent transactions and to protect data about us, our customers and underlying transactions, as well as the technology used by our customers to access our systems. We cannot be certain that the security measures we leverage or processors we have in place to protect this sensitive data will be successful or sufficient to protect against all current and emerging threats designed to breach our systems or those of processors. Although we have developed, and continue to invest in, systems and processes that are designed to detect and prevent security breaches and cyber-attacks and periodically test our security, a breach of our systems, or those of processors, could result in losses to us or our customers; loss of business and/or customers; damage to our reputation; the incurrence of additional expenses (including the cost of notification to consumers, credit monitoring and forensics, and fees and fines imposed by the card networks); disruption to our business; our inability to grow our online services or other businesses; additional regulatory scrutiny or penalties; or our exposure to civil litigation and possible financial liability any of which could have a material adverse effect on our business, financial condition and results of operations.

If our enterprise risk management framework is not effective at mitigating risk and loss to us, we could suffer unexpected losses and our results of operations could be materially adversely affected.\

Our enterprise risk management framework seeks to achieve an appropriate balance between risk and return, which is critical to optimizing stockholder value. We have established processes and procedures intended to identify, measure, monitor, report and analyze the types of risk to which we are subject, including operational, regulatory compliance and reputational. However, as with any risk management framework, there are inherent limitations to our risk management strategies as there may exist, or develop in the future, risks that we have not appropriately anticipated or identified. If our risk management framework proves ineffective, we could suffer unexpected losses and our business and results of operations could be materially adversely affected.

Changes in accounting standards could materially impact our financial statements.

From time to time, the Financial Accounting Standards Board or the SEC may change the financial accounting and reporting standards that govern the preparation of E*Hedge Financial Holding Corp. and its subsidiaries financial statements. Such changes may result in us being subject to new or changing accounting and reporting standards. In addition, the bodies that interpret the accounting standards may change their interpretations or positions on how these standards should be applied. These changes may be beyond our control, can be hard to predict, and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retrospectively, or apply an existing standard differently, also retrospectively, in each case resulting in our needing to revise or restate prior period financial statements.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have not generated any revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations within the following year. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. We need the proceeds from this offering to grow our operations. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

New or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or managing a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive officer's and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Related to Our Industry and Regulation

Our business, financial condition, results of operations and future prospects could be adversely affected by the highly regulated environment and the laws and regulations that govern our operations, corporate governance, executive compensation and accounting principles, or changes in any of them.

As a Financial holding company, we are subject to extensive examination, supervision and comprehensive regulation by various federal and state agencies that govern almost all aspects of our operations. These laws and regulations are not intended to protect our stockholders. Rather, these laws and regulations are intended to protect customers, and the overall financial stability of the United States. These federal and state laws and regulations, among other matters, prescribe minimum requirements, impose limitations on the business activities in which we can engage, limit the dividend or distributions that the company can pay to us, restrict the ability of institutions to guarantee our debt, and impose certain specific accounting requirements on us that may be more restrictive and may result in greater or earlier charges to earnings or reductions in our liquidity than generally accepted accounting principles would require. Compliance with these laws and regulations is difficult and costly, and changes to these laws and regulations often impose additional compliance costs. Our failure to comply with these laws and regulations, even if the failure follows good faith effort or reflects a difference in interpretation, could subject us to restrictions on our business activities, fines and other penalties, the commencement of informal or formal enforcement actions against us, and other negative consequences, including reputational damage, any of which could adversely affect our business, financial condition, results of operations, capital base and the price of our securities. Further, any new laws, rules and regulations could make compliance more difficult or expensive.

Likewise, the company operates in an environment that imposes income taxes on its operations at both the federal and state levels to varying degrees. Strategies and operating routines have been implemented to minimize the impact of these taxes. Consequently, any change in tax legislation could significantly alter the effectiveness of these strategies.

Various legislative acts are from time to time introduced in Congress and the State Legislature. This legislation may change statutes and the environment in which we operate in substantial and unpredictable ways. With the change in U. S. Presidential administration, the new tax law passed "Tax Cuts and Jobs Act of 2017" have ushered changes in which we cannot determine the ultimate effect that legislation has on operations, or implemented via regulation and interpretation with respect thereto, would have on our financial condition or results of operations.

Our businesses outside the U.S. expose us to additional risks that may materially adversely affect our business.

A minority of our business operations are conducted outside the U.S. We are pursuing growth opportunities for our investment fund businesses in a variety of business environments outside the U.S. operating in a select number of different regions and countries exposes us to political, economic, and other risks as well as multiple foreign regulatory requirements that are subject to change, including:

-Economic downturns in foreign countries or geographic regions where we have significant operations;

-Economic tensions between governments and changes in international trade and investment policies, including imposing restrictions on the repatriation of dividends;

-Foreign regulations restricting our ability to offer regulated fund management in those countries;

-Differing labor regulations and union relationships;

-Consequences from changes in tax laws;

-Difficulties in obtaining financing in foreign countries for local operations; and

-Political and economic instability, natural calamities, war, and terrorism. The effects of these risks may, individually or in the aggregate, materially adversely affect

We may be subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act ("CRA"), the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. With respect to E*Hedge Financial, the organization is benevolent upon its ability to partner with established financial organization who is insured by the FDIC up to any applicable legal limit. The company is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

We face a risk of noncompliance and enforcement action with various financial regulations and laws, other anti-money laundering and counter terrorist financing statutes and regulations.

The USA PATRIOT Act and other laws and regulations require financial institutions, among others, to institute and maintain an effective anti-money laundering compliance program and to file reports such as suspicious activity reports and currency transaction reports. Our products and services, including our consumer financial business, are subject to an increasingly strict set of legal and regulatory requirements intended to protect consumers and to help detect and prevent money laundering, terrorist financing and other illicit activities. We are required to comply with these and other anti-money laundering requirements. The federal regulatory agencies and the U.S.

Treasury Department's Financial Crimes Enforcement Network are authorized to impose significant civil money penalties for violations of those requirements and have recently engaged in coordinated enforcement efforts against financial institutions and other financial services providers with the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. We are also subject to increased scrutiny of compliance with the regulations administered and enforced by the U.S. Treasury Department's Office of Foreign Assets Control. If we violate these laws and regulations, or our policies, procedures and systems are deemed deficient, we would be subject to liability, including fines and regulatory actions, which may include restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including our acquisition plans.

Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us. Any of these results could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

White Label and Co-Branded agency bank partners may require us to commit capital resources to support E*Hedge Financial.

Federal law requires that certain Financial Institutions act as a source of financial and managerial strength and to commit resources to support financial operations. Under the "source of strength" doctrine, Federal Regulators may require any agency bank partner to make capital injections into a troubled subsidiary and may charge E*Hedge Financial with engaging in unsafe and unsound practices for failure to commit resources in the event the company's financial strength doesn't meet the individual requirements of agency banking partners. Thus, any borrowing that may be done by the Company to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations.

We could be adversely affected by the soundness of other financial institutions and other third parties we rely on.

Financial Institutions are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial financial institutions, brokers and dealers, investment banks and other institutional customers. Many of these transactions expose us to risk in the event of a default by a counterparty or client. Furthermore, successful operations of our consumer financial, financial advisory and investment management business depends on the soundness of third party processors, transaction agents and others that we rely on to conduct our businesses. Any losses resulting from such third parties could adversely affect our business, financial condition and results of operations.

We depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to enter into service agreements or enter into other transactions with our existing and potential customers and counterparties, we may rely on information furnished to us by or on behalf of our existing and potential customers and counterparties, including financial statements and other financial information. We also may rely on representations of our potential customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. In deciding whether to extend financial services and products, we may rely upon our existing and potential customer representations that the respective FICO credit statements conform to issuance standard and that the prospective card holders cash flows are appropriate to sustain allotted risk levels. We also may rely on customer and counterparty representations and certifications, or other financial reports, with respect to the investment and advisory businesses for our existing and potential customers and counterparties. Our financial condition, results of operations, financial reporting and reputation could be negatively affected if we rely on materially misleading, false, incomplete, inaccurate or fraudulent information provided by us by or on behalf of our existing or potential customers or counterparties.

Our accounting estimates and risk management processes and controls rely on analytical and forecasting techniques and models and assumptions, which may not accurately predict future events.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Our management must exercise judgment in selecting and applying many of these accounting policies and methods so they comply with GAAP and reflect management's judgment of the most appropriate manner to report our financial condition and results. In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which may be reasonable under the circumstances, yet which may result in our reporting materially different results than would have been reported under a different alternative.

Certain accounting policies are critical to presenting our financial condition and results of operations. They require management to make difficult, subjective or complex judgments about matters that are uncertain. Materially different amounts could be reported under different conditions or using different assumptions or estimates. These critical accounting policies include the allowance for operational losses and income taxes. Because of the uncertainty of estimates involved in these matters, we may be required to do one or more of the following: significantly increase the allowance for losses or sustained losses that are significantly higher than the reserve guidelines of agency banking partners; reduce the carrying value of an asset measured at fair value; or significantly increase our accrued tax liability. Any of these could have a material adverse effect on our business, financial condition or results of operations.

Our internal controls, disclosure controls, processes and procedures, and corporate governance policies and procedures are based in part on certain assumptions and can provide only reasonable (not absolute) assurances that the objectives of the system are met. Any failure or circumvention of our controls, processes and procedures or failure to comply with regulations related to controls, processes and procedures could necessitate changes in those controls, processes and procedures, which may increase our compliance costs, divert management attention from our business or subject us to regulatory actions and increased regulatory scrutiny. Any of these could have a material adverse effect on our business, financial condition or results of operations.

Subsidiary investment management contracts are subject to termination on short notice.

Certain subsidiaries revenues are derived from investment management contracts which are typically terminable, without the payment of a penalty, in the case of contracts with mutual fund or separate account clients, upon 1 day notice, and, in the case of some institutional contracts, upon 30 days notice. Because of this, clients of certain subsidiaries may withdraw funds from accounts under management by the subsidiaries generally in their sole discretion. In addition, many of the subsidiaries' contracts generally don't provide for fees payable for investment management services based on the market value of assets under management, although a portion also provide for the payment of fees based on investment performance. Because some contracts provide for a fee based on market values of securities, fluctuations in securities prices may have an adverse effect on the Companies consolidated results of operations and financial condition. Changes in the investment patterns of clients will also affect the total assets under management. In addition, in the case of contracts which provide for the payment of performance-based fees, the investment performance of the subsidiaries will affect the Companies consolidated results of operations and financial condition. Some of the subsidiaries' fees will be lower than those of other investment managers for similar types of investment services. Each subsidiaries ability, to maintain high levels of operating profit margins is dependent on the ability of the subsidiaries to provide clients with investment returns and service that will cause clients to be willing to sustain investments over a long period of time. There can be no assurance that any given subsidiary will be able to retain its fee structure or, with such fee structure, retain its clients in the future.

Risks Related to the Offering and an Investment in Our Common Stock

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is a best efforts offering; there is no plan or arrangement to enter into any contracts or agreements to sell the common shares with an underwriter. Furthermore, in order to comply with the applicable securities laws of certain states, the securities will be offered or sold in states if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company will be in compliance. In addition, we may have to seek alternative financing to expand our business operations. We do not have any plans to seek this alternative financing at present time.

Risks related to owning our common shares differs significantly from an underwritten initial public offer.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

-There are no underwriters. Consequently, after the effective date of the registration statement and prior to the opening of trading on the public exchanges, we intend to apply to list our common stock on the Euronext Access operated by the Euronext Access Paris., subsequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on the exchanges. Therefore, buy and sell orders submitted prior to and at the opening of trading of our ordinary shares on the exchanges will not have the benefit of being informed by a published price range or a price at which the underwriters typically sell shares to the public. Moreover, there will be no underwriters assuming risk in connection with the initial resale of our ordinary shares. Additionally, because there are no underwriters, there is no underwriters option to purchase additional shares to help stabilize, maintain, or affect the public price of our ordinary shares on the exchanges immediately after the listing. In an underwritten initial public offering, the underwriters may engage in "covered" short sales in an amount of shares representing the underwriters option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our ordinary shares during the period immediately following the listing. may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our ordinary shares during the period immediately following the listing.

There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any shareholders or other existing shareholders will sell any or all of their common shares and there may initially be a lack of supply of, or demand for, common shares on the public markets. Alternatively, we may have a large number of shareholders or other existing shareholders who choose to sell their common shares in the near-term resulting in oversupply of our ordinary shares, which could adversely impact the public price of our ordinary shares once listed on the public markets.

-We will not conduct a traditional "roadshow" with underwriters prior to the opening of trading on the public exchanges. Instead, we intend to host multiple virtual investor days, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional "roadshow" conducted in connection with an underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our ordinary shares and uncertain trading volume and may adversely affect your ability to sell your ordinary shares.

An active, liquid trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price, or at all.

Prior to this offering, there has been no public market for our common stock. An active trading market for shares of our common stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares of common stock at an attractive price, or at all. In addition, we anticipate that, upon completion of this offering, the preferred stock offering and subsequent issuance of common stock will be eligible for quotation on the Euronext Access. If for any reason, however, our securities are not eligible for initial or continued quotation on the Euronext Access or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

The price of our common stock could be volatile following this offering.

The market price of our common stock following this offering may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include, among other things:

-general economic conditions and overall market fluctuations;

-actual or anticipated fluctuations in our quarterly or annual operating results;

-changes in accounting standards, policies, guidance, interpretations or principles;

-the public reaction to our press releases, our other public announcements and our filings with the SEC;

-changes in financial estimates and recommendations by securities analysts following our stock, or the failure of securities analysts to cover our common stock after this offering;

-changes in earnings estimates by securities analysts or our ability to meet those estimates;

-the operating and stock price performance of other comparable companies;

-the trading volume of our common stock;

-new technology used, or services offered, by competitors;

-changes in business, legal or regulatory conditions, or other developments affecting the financial services industry, participants in our industry, and publicity regarding our business or any of our significant customers or competitors; and

-future sales of our common stock by us, directors, executives and significant stockholders.

The realization of any of the risks described in this "Risk Factors" section could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market experiences extreme volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect investor confidence and could affect the trading price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company's securities, stockholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, we could incur substantial costs and it could divert the attention of senior management and have a material adverse effect on our business, financial condition and results of operations.

A future issuance of stock could dilute the value of our common stock.

We may sell additional shares of common stock, or securities convertible into or exchangeable for such shares, in subsequent public or private offerings. Upon completion of this offering, there will be additional shares of our common stock issued and outstanding. Those shares outstanding do not include the potential issuance, of shares of our common stock subject to issuance upon exercise of outstanding stock options under our 2019 Equity Incentive Plan, or additional shares of our common stock that were reserved for issuance under our 2019 Performance Incentive Plan. Future issuance of any new shares could cause further dilution in the value of our outstanding shares of common stock. We cannot predict the size of future issuances of our common stock, or securities convertible into or exchangeable for such shares, or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales that could occur, may adversely affect prevailing market prices of our common stock.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a Financial deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein. As a result, if you acquire our common stock, you could lose some or all of your investment.

Our common stock is subordinate to our existing and future indebtedness and preferred stock.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, our common stock ranks junior to any client deposits and indebtedness, and other non-equity claims on us, with respect to assets available to satisfy claims. Additionally, holders of common stock are subject to the prior liquidation rights of the holders of our Class A Preferred Stock and may be subject to the prior dividend and liquidation rights of other series of preferred stock we may issue in the future.

The Series A Preferred Stock may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Series A Preferred Stock. For example, the market price of our common stock could become more volatile and could be depressed by:

- investors anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Series A Preferred Stock;

- possible sales of our common stock by investors who view the Series A Preferred Stock as a more attractive means of equity participation in us than owning shares of our common stock; and

- hedging or arbitrage trading activity that may develop involving the Series A Preferred Stock and our common stock

You will incur immediate dilution as a result of this offering.

If you purchase our common stock, you may pay more for your shares than the net tangible book value per share immediately following consummation of this offering. Accordingly, if we were to be liquidated at our book value immediately following this offering, you would not receive the full amount of your investment.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

We are not required to apply any portion of the net proceeds of this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. A portion of the proceeds from this offering are expected to be held to provide additional capital as a future cushion against minimum regulatory capital requirements, which may tend to reduce our return on equity as opposed to if such proceeds were used for further growth. Our stockholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. We may not be successful in using the net proceeds from this offering to increase our profitability or market value and we cannot predict whether the proceeds will be invested to yield a favorable return.

The reduced disclosures and relief from certain other significant disclosure requirements that are available to emerging growth companies may make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not "emerging growth companies." These exemptions include the following:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-less extensive disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-exemptions from the requirements to hold nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, even if we comply with the greater obligations of public companies that are not emerging growth companies immediately after this offering, we may avail ourselves of the reduced requirements applicable to emerging growth companies from time to time in the future, so long as we are an emerging growth company.

We will remain an emerging growth company for up to five years, though we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of such five years, we are deemed to be a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700 million). Investors and securities analysts may find it more difficult to evaluate our common stock because we will rely on one or more of these exemptions. If, as a result, some investors find our common stock less attractive, there may be a less active trading market for our common stock, which could result in a reductions and greater volatility in the prices of our common stock.

The obligations associated with being a public company will require significant resources and management attention, which may divert from our business operations.

As a result of this offering, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, or Exchange Act, and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition with the SEC. The Sarbanes Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. As a result, we will incur significant legal, accounting and other expenses that we did not previously incur. We anticipate that these costs will materially increase our general and administrative expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management's attention from implementing our strategic plan, which could prevent us from successfully implementing our growth initiatives and improving our business, results of operations and financial condition.

As an "emerging growth company" as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and an exemption from the requirement to obtain an attestation from our auditors on management's assessment of our internal control over financial reporting. When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs. For example, when evaluating our internal controls over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting, and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We have not historically declared or paid cash dividends on our common stock and we do not expect to pay dividends on our common stock in the foreseeable future. Consequently, your only opportunity to achieve a return on your investment in the foreseeable future is if the price of our common stock appreciates.

The holders of our common stock will receive dividends if and when declared by our board of directors out of legally available funds. Our board of directors has not declared a dividend on our common stock since our inception. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects, regulatory restrictions, and other factors that our board of directors may deem relevant.

Our principal business operations are conducted through our subsidiaries. Cash available to pay dividends to our stockholders is derived primarily, if not entirely, from dividends paid by each subsidiary to us. The ability of our subsidiaries to pay dividends to us, as well as our ability to pay dividends to our stockholders, will continue to be subject to, and limited by, certain legal and regulatory restrictions. Further, any lenders making loans to us may impose financial covenants that may be more restrictive with respect to dividend payments than the regulatory requirements.

If equity research analysts do not publish research or reports about our business, or if they do publish such reports but issue unfavorable commentary or downgrade our common stock, the price and trading volume of our common stock could decline.

The trading market for our common stock could be affected by whether equity research analysts publish research or reports about us and our business. We cannot predict at this time whether any research analysts will publish research and reports on us and our common stock. If one or more equity analysts do cover us and our common stock and publish research reports about us, the price of our stock could decline if one or more securities analysts downgrade our stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

If any of the analysts who elect to cover us downgrades our stock, our stock price could decline rapidly. If any of these analysts ceases coverage of us, we could lose visibility in the market, which in turn could cause our common stock price or trading volume to decline and our common stock to be less liquid.

Our directors and executive officers beneficially own a significant portion of our common stock and have substantial influence over us.

Our directors and executive officers, as a group, beneficially owned the majority of our outstanding common stock as of February 28, 2019. As a result of this level of ownership, our directors and executive officers have the ability, by taking coordinated action, to exercise significant influence over our affairs and policies. The interests of our directors and executive officers may not be consistent with your interests as a stockholder. This influence may also have the effect of delaying or preventing changes of control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our Company.

Use Of Proceeds

The company estimates that, at a per share price of $     , the net proceeds from the sale of      shares in this offering will be approximately $     , after deducting the estimated offering expenses of approximately $66,000 (including marketing, other legal and accounting professional fees, technology fees associated with hosting our offering online and other expenses).

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the maximum number of shares offered for sale in this offering.

	100% Shares	%	75% Shares	%	50% Shares	%	25% Shares	%
Assumed percentage of shares sold	Sold	Total	Sold	Total	Sold	Total	Sold	Total
Gross Proceeds	$		$		$		$
Offering Expenses		$3%		$3%		$4%		$8%
Global Sales & Marketing		$33%		$44%		$33%		$27%
Working Capital		$33%		$23%		$33%		$64%
Product Development		$13%		$9%		$7%		$5%
General Administration		$7%		$7%		$5%		$0%
General Corporate Purposes	$	_10%_	$	_3%_	$	_17%_	$	_0%_
Total Use of Proceeds		$100%		$100%		$100%		$100%

The allocation of the use of proceeds among the categories of anticipated expenditures represents management's best estimates based on the current status of the Company's proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company's use of proceeds may vary significantly in the event any of the Company's assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

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MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with "Selected Historical Consolidated Financial Data" and our consolidated financial statements and the accompanying notes included elsewhere in this offering circular. This discussion and analysis contains forward-looking statements that are subject to certain risks and uncertainties and are based on certain assumptions that we believe are reasonable but may prove to be inaccurate. Certain risks, uncertainties and other factors, including those set forth under and elsewhere in this offering circular, may Cautionary Note Regarding Forward-Looking Statements, "Risk Factors" and elsewhere in this offering circular, may cause actual results to differ materially from those projected results discussed in the forward-looking statements appearing in this discussion and analysis. We assume no obligation to update any of these forward-looking statements.

Overview

We are a Delaware corporation and a financial holding company with offices in Seattle, WA. We offer a broad range of financial services through our business units consisting of E*Hedge Securities, E*Hedge Capital, E*Hedge Advisors, and E*Hedge Real Estate Investments, E*Hedge Financial. Our founding member, includes our Chief Executive Officer Devon Parks, recognized multiple needs in financial sectors for a service provider who is oriented in client centric engagement and solution oriented products. For evolving consumer financial needs and taste which is often overlooked or deprioritized by larger financial institutions. E*Hedge Financial Holding Corp. was established in 2019 with the goal of helping clients grow assets and connect with financial products designed for everyday spending needs. Our motto, "Powerful Platforms for Financial Growth" is a reflection of our multi-tiered approach to serving our community and developing a middle-market financial organization that shares the same drive for solid performance and lasting relationships as our clients.

By combining the high-touch service and relationship-based focus into an emerging growth small financial holding company, we select to focus on a selective suite of financial products and services offered by our largest competitors, we believe that we are well-positioned to continue to capitalize on the significant growth of market opportunities available in each market served. In addition to pending credit card issuance services via, E*Hedge Financial card business, we also offer through our subsidiaries Real Estate Holdings, via emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties via investment funds, open end fund management and financial advisory services, regulatory approval pending passively and managed mutual funds focused on both European and Asian markets, a data-driven, quantitatively-minded and application-focused financial advisory service for implementing mathematical tools to build algorithm, quantitative models for capital markets, automated investment-grade advisory services for corporate notes and securities. These activities, together with our strategically located offices, provide a platform for stable growth in risk-adjusted operations.

As a financial holding company, we may be subject to supervision by federal and state regulators. We will be required to file with the SEC annual and quarterly reports and other information regarding our business operations and the business operations of our subsidiaries. E*Hedge Financial Holding Corp and its subsidiaries, more specifically E*Hedge Financial a subsidiary, is subject to primary supervision, periodic examination and regulation by various state regulatory agencies and federal laws as applicable through partnership with any co-branding financial institution subject to FDIC, state or federal regulatory oversight.

The following discussion and analysis is intended to assist readers in their analysis and understanding of our consolidated financial statements and selected financial information appearing in this offering circular and should be read in conjunction therewith. This discussion and analysis presents our financial condition and results of operations on a consolidated basis, unless otherwise specified.

The subsidiaries revenue streams are derived from the provision of investment management service fees, financial advisory service fees, income from revenue producing real estate holdings, REIT funds and fund management fees, debit card fees, interest fees derived from co-branded credit card portfolios, and net returns from investments which serve as a medium for both liquidity and returns. Various fees and returns are usually determined as a percentage fees or interest charge on periodic values of a client's assets under management, fees as derived from subsequent contractual obligations or balance as related to outstanding interest fees.

The Companies level of profitability will depend on a variety of factors including principally: (i) the level of subsidiary revenues, which is dependent on the ability of the subsidiaries and any future acquisitions to acquire new assets as related to operations; (ii) the receipt of dividends, which is dependent on the ability of the subsidiaries and future acquisitions to maintain certain levels of operating profit margins; (iii) the availability and cost of the capital with which qualifying subsidiaries finance their investments; (iv) the Company's success in attracting new investment inflows and the terms upon which such transactions are completed; (v) the level of intangible assets and the associated amortization resulting from the Company's operations; (vi) the level of expenses incurred by the companies operations, including compensation for its employees; and (vii) the level of taxation to which the Company is subject, all of which are, to some extent, dependent on factors which are not in the Company's control.

The Companies level of profitability will depend on a variety of factors including principally: (i) the level of subsidiary revenues, which is dependent on the ability of the subsidiaries and any future acquisitions to acquire new assets as related to operations; (ii) the receipt of dividends, which is dependent on the ability of the subsidiaries and future acquisitions to maintain certain levels of operating profit margins; (iii) the availability and cost of the capital with which qualifying subsidiaries finance their investments; (iv) the Company's success in attracting new investment inflows and the terms upon which such transactions are completed; (v) the level of intangible assets and the associated amortization resulting from the Company's operations; (vi) the level of expenses incurred by the companies operations, including compensation for its employees; and (vii) the level of taxation to which the Company is subject, all of which are, to some extent, dependent on factors which are not in the Company's control.

In regards to how any fees will be reflected on financial statements; advisory fees billed in advance will not reflect subsequent changes in the market value of assets under management for that period. Conversely, advisory fees billed in arrears will reflect changes in the market value of assets under management for that period. In addition, several of the subsidiaries charge performance-based fees to certain of their clients; these performance-based fees result in payments to the applicable subsidiaries if specified levels of investment performance are achieved.

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Key Factors Affecting Our Businesses Future Financial Statements

Economic Conditions. Our business and financial performance are affected by economic conditions generally in the United States and we may in the future operate in European and Asian markets in which we focus on the management of investment funds. The significant economic factors that are most relevant to our business and our financial performance include general economic conditions in the U.S. and as it relates to, unemployment rates, financial markets and interest rates.

Interest Rates. Our profitability in respect to any future co-branded credit card operations will be partially dependent on the difference between portfolio interest income and interest expenses related to servicing receivables and back end operations. Additionally, we may obtain a significant portion of noninterest income through our financial advisory and investment management subsidiaries. These factors are influenced by both the pricing and mix of assets and interest-bearing liabilities which, in turn, are impacted by external factors such as national economic conditions, competition for clients, and in the case of white label or co-branded credit card issuing E*Hedge Financial the monetary policy adopted by our issuing partners as it relates to federal regulations and market interest rates.

We anticipate that interest rates will continue to increase. We also believe that rates once increased, will generate modest incremental effects on any future co-branded credit card portfolios.

Financial Laws and Regulations. E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & debit card products as it relates to agency banking and co-branded agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. It is not seeking membership within the Federal Reserve System and future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit. E*Hedge Financial Holding Corp. is a holding company, due to its control of E*Hedge Financial, and may be subject to the requirements of the Bank Holding Company Act if in the event E*Hedge Financial were to acquire a banking organization or apply for state or national charter, and then subject to regulation and supervision by federal regulators. In this event the company would file reports and would be subject to periodic examination by banking regulators.

As described further under "Supervision and Regulation," consumer financial services geared toward credit and debit card transactions are subject to extensive regulation and supervision, which continue to evolve as the legal and regulatory framework governing our operations continues to change. The current operating environment also has heightened supervisory expectations in areas such as consumer compliance, the financial secrecy and anti-money laundering compliance, risk management and internal audit. As a result of these heightened expectations, we expect to incur intermittent costs for additional compliance, risk management and audit personnel and professional fees associated with advisors and consultants as it relates to banking agency or co-branded agreements.

Credit Trends. E*Hedge Financial will implement the procedures of financial institutional partners to control future credit card risk both through disciplined issuance of credit card products, as well as active credit management processes and procedures to manage risk and minimize loss throughout the life of an account holder. The company will seek to maintain a concentrated portfolio in terms of the type of customer, type of co-branded credit card product, geographic area and industries in which other subsidiary business customers are engaged. However, future credit card trends in the markets in which we operate can materially impact our financial condition and performance and are primarily driven by the economic conditions in our markets.

Competition. Our profitability and growth is affected by the highly competitive nature of the financial services industry. We will compete with commercial banks, savings banks, credit unions, non-Financial financial services companies, investment companies and other financial institutions operating within the areas we serve, particularly with national and regional Financial organizations that often have more resources than we do to invest in growth and technology with strong local ties, all of which target the same clients we may seek to acquire. We expect to have competitive pressures on co-branded credit card rates, terms and competition for investment inflows for our financial management subsidiaries.

Results of Operations Metrics

Net Income. We evaluate our net income based on measures including return on average assets, return on average equity and efficiency ratio.

Interest Income and Interest Expense. Interest income represents the amount by which we expect co-branded credit card interest income on our credit card portfolios interest-earning assets exceeds interest expense incurred on qualified liabilities. We may incur interest expense as dictated through agency banking or cobranded debit and credit card partnership agreements.

Net Interest Income. We evaluate our net income based on measures including return on average assets, return on average equity and efficiency ratio.

Provision for Credit Card Losses. The provision for credit card losses is the amount of expense that, based on the judgment of our agency banking or co-branded credit card partnership agreement, is required to maintain the allowance for credit losses at an adequate level to absorb probable losses inherent in the card portfolio at the balance sheet date. The determination of the amount of the allowance is complex and involves a high degree of judgment and subjectivity.

Non-interest Income. We anticipate a significant portion of noninterest income through our investment management, real estate holdings, real estate investment funds, financial advisory and consulting businesses.

Non-interest Expense. Non-interest expense includes salary and employee benefits, occupancy expense, professional and consulting expenses, future co-branding expenses if applicable, local state assessments and other operating expenses. We monitor the ratio of non-interest expense to the sum of net interest income and non-interest income, which is commonly known as the efficiency ratio.

Income Tax Expense. We recognize interest and/or penalties related to income tax matters in income tax expenses.

Consolidated Revenue. The Company's consolidated revenues represent the combined revenue streams of a subsidiaries reported quarterly and annually for conducting operations in subsequent dividends are issued to E*Hedge Financial Holding Corp. to consolidate said revenues.

Assets under management. We anticipate a portion of our revenues to derive from fees generated from "assets under management" which include assets directly managed as well as assets underlying overlay strategies which employ securities, synthetic futures, options, currency swaps related to asset back securitization or other derivative securities to achieve a particular hedging or investment objective.

Results of Operations As Of February 28, 2019 (inception)

General. Net income (remained stagnant as developmental stage operations proceeded for the period commencing from February 28, 2019 from minimal net income. The results in net income and minimal growth in non-interest income, were partially offset by incoming investment funds to address a slight increase in non-interest expenses.

Net Income. We recorded a minimal income for the period commencing from February 28, 2019.

Interest Income. Interest income remained stagnant with no earned interest income from the period commencing from February 28, 2019. This was attributable to pending agreements with agency banking institutions for the implementation and distribution of Co-Branded Credit Card products.

We expect a preliminary agreement with applicable financial institutions and subsequent evaluations in regards to successfully increasing interest income once said approvals and agreements have been met product implementation underway.

Interest Expense. Interest expenses remained at zero for the period commencing from February 28, 2019. This was attributable to pending approvals from federal regulated agency banking institutions for the implementation and distribution of Co-Branded Credit Card products

Net Interest Income. We have not earned any form of interest income for the period commencing from February 28, 2019. Subsequently, we are yet to develop an average yield on interest earning and the average rate to be paid on interest bearing liabilities will not become known until said liabilities are considered in the future.

	For the Period Commencing from February 28, 2019	Change
	2019	Amount	Percent

Net Interest Income
Credit Card Portfolio Interest Income(1)	$0	$0	0
Interest From Funding Sources	(0)	(0)	(0)
Total net interest income	$0	$0	0

(1) Due to E*Hedge Financial being a non-commercial banking institution to be organized under the laws of the State of Delaware the company is dependent on partnership agreements with regulated banking institutions for the issuance of credit card products & subsequent interest income.

Provision for Credit Card Losses. The company has not recorded the issuance of any credit card products of any type from the period commencing from February 28, 2019. The company has no provisions for credit card losses.

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Non-interest Income. The company has earned nominal income from the period commencing from February 28, 2019.

For the Period Commencing from February 28, 2019	Change
2019	Amount	Percent

Non- Interest income
Customer related fees and service charges	$4,357	$0	100%
Credit Card Portfolio Servicing Income	(0)	(0)	(0)
Gains of sales of securities	0	0	0
Non-Credit Card Servicing Income	0	0	0
Real Estate Investment Income	0	0	0
Sales From Products	0	0	0
Other	0	0	0
Total non-interest income	$0	$0	1	00%

Non-interest Expense. The company has not recorded the issuance of any credit card products of any type from the period commencing from February 28, 2019. The company has no provisions for credit card losses.

	For the Period Commencing from February 28, 2019	Change
	2019	Amount	Percent

Non-interest expense
Employee compensation and benefits	$0	$0	0
Occupancy expenses	1,249	(0)	0
Loan and other real estate related expenses	0	0	0
Utility expenses	798.10	0	1.20
Advertising & Marketing	0	0	0
Telephone Expense	1008.87	0.16
Professional and consulting services	5,680.55	0	8.58
State & Regulatory assessment	2,453.39	0	3.70
Core processing expenses	0	0	0
Directors fees	0	0	0
Insurance expense	38,580	0	58.33
Management Information Technology	10,688.84	0	16.16
Equipment expenses	2,894.47	0	4.37
Other expenses	7,606	0	5.56
Total non-interest expense	$70,959.22	$0	$0

Assets under management. The company has not generated fees from "assets under management" which include assets which may be directly managed as well as assets underlying overlay strategies which employ securities, synthetic futures, options, asset backed securities or other derivative securities to achieve a particular hedging or investment with no reportable assets For the Period Commencing from February 28, 2019.

Consolidated Revenue. The Company's consolidated revenue streams consist of each subsidiaries reported quarterly and annual revenues for conducting operations in subsequent issuance of dividends to E*Hedge Financial Holding Corp., consequently the company currently has no consolidated revenue reportable For the Period Commencing from February 28, 2019.

	For the Period Commencing from February 28, 2019	Change
	2019	Amount	Percent

Consolidated Revenue
E*Hedge Financial	$0	$0	0
E*Hedge Securities	0	0	0
E*Hedge Capital	0	0	0
E*Hedge Real Estate Investments	0	0	0
E*Hedge Advisors	4,357	0	0
Total Consolidated Revenues	$0	$0	$0

(A) Total EBITDA Contribution (as above)

Income Tax Expense. The company currently has minimal income tax liabilities in addition to minimal tax expenses recorded for the period commencing from February 28, 2019.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of our sole officer and director, Devon Parks, loaning us $175,873 to fund E*Hedge Financial Holding Corp. under a demand promissory note. The note bears interest at 8.5% per annum. All principal and accrued interest is due two business days after receipt of the demand for payment.

We have no material commitments or demands that are likely to affect our liquidity other than set forth below. In the event loan demand were to become due faster than expected, or any unforeseen demand or commitment were to occur, we could access borrowing capacity or obtain additional funds through alternative loan facilities.

Pending regulatory approvals E*Hedge Financial and the company may be subject to various regulatory capital requirements administered by banking agency and co-branded credit card partners. For the period commencing from February 28, 2019 E*Hedge Financial had no applicable regulatory capital requirements, and was not considered "well capitalized" under any applicable regulatory guidelines.

The net proceeds from the stock offering will initially increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of operational expansions. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, resulting in enhanced consolidated revenue and assets under management. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, our return on equity will be adversely affected following the stock offering.

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The Company and E*Hedge Financial manage their capital to comply with our internal planning targets and any future capital requirements administered by banking agency or co-branded credit card partners.

The company will review capital levels on a monthly basis. The company currently has no applicable regulatory capital requirements, and was not considered "well capitalized" under regulatory guidelines, while the company will remain positioned for capital requirements pending agreements through agency banking and co-branded credit card partners.

Contractual Obligations and Off-Balance Sheet Arrangements

In the ordinary course of our operations, we will enter into certain contractual obligations. The following table presents our contractual obligations as of the period commencing from February 28, 2019.

Contractual Maturities
	Less Than One Year	More Than One Year Through Three Years	More Than Three-Years Through Five Years	Over Five Years
	(Dollars in thousands)
Ai Of February 28, 2019
Operating lease obligations	$1,249	$0	$0	$0
Trust preferred securities	(0)	(0)	(0)	(0)
Subordinated notes , net of issuance cost	0	0	0	0
Total

Financial Condition

The primary factors we use to evaluate and manage our financial condition include liquidity, assets under management and capital.

Liquidity

We manage liquidity based upon factors that include the short-term funding sources used to fund assets, the amount of funding on hand used to fund assets, the availability of unused funding sources, off-balance sheet obligations, the availability of assets to be readily converted into cash without undue loss, the amount of cash and liquid securities we may hold from time to time, and the re-pricing characteristics and maturities of our assets when compared to the re-pricing characteristics of our liabilities, the ability to securitize and sell certain pools of assets and other factors.

Assets Under Management

We manage the diversification and quality of our assets under management based upon factors that include the level of inflows under fund management, distribution of funds under management, severity and trend of general market actions, classification of assets under management, nonperforming and restructured asset classes under management, the adequacy of our allowance for capital gains and losses, discounts and long term investment commitments, the diversification and quality of the investment portfolios.

Critical Accounting Policies

A summary of our accounting policies is described in Notes section to the consolidated financial statements included in this offering circular. Critical accounting estimates are necessary in the application of certain accounting policies and procedures and are particularly susceptible to significant change. Critical accounting policies are defined as those involving significant judgments and assumptions by management that could have a material impact on the carrying value of certain assets or on income under different assumptions or conditions. Management believes that the most critical accounting policies, which involve the most complex or subjective decisions or assessments, are as follows:

Goodwill and Other Intangible Assets

Goodwill represents the excess of consideration transferred in business combinations over the fair value of tangible and identifiable intangible assets acquired. Goodwill is to be assessed annually for impairment or more frequently if events or circumstances indicate that impairment may have occurred.

Goodwill acquired in a purchase business combination that is determined to have an indefinite useful life, is not amortized, but tested for impairment as described above. Upon regulatory approvals we will perform our annual impairment test in the fourth quarter. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Income Taxes

Management makes estimates and judgments to calculate various tax liabilities and determine the recoverability of various deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenues and expenses. Management also estimates a reserve for deferred tax assets if, based on the available evidence, it is more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. These estimates and judgments are inherently subjective. In the future, management's estimates and judgments to calculate the deferred tax accounts may not require significant revision.

In evaluating our ability to recover deferred tax assets, management considers all available positive and negative evidence, including the past operating results if any and forecasts of future taxable income. In determining future taxable income, management makes assumptions for the amount of taxable income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require the company to make judgments about the future taxable income and are consistent with the plans and estimates used to manage the business. Any reduction in estimated future taxable income may require us to record a valuation allowance against the deferred tax assets. An increase in the valuation allowance would result in additional income tax expense in the period and could have a significant impact on future earnings.

Stock-Based Compensation

We will in the future sponsor incentive stock option plans under which options may be granted periodically to all of our full-time employees, directors or affiliates at a specific exercise price to acquire shares of our stock. Shares are issued out of authorized unissued common shares. Compensation cost is measured based on the estimated fair value of the award at the grant date and is recognized in earnings on a straight-line basis over the requisite service period. The fair value of stock options is estimated at the date of grant using the Black-Scholes option pricing model. This model requires assumptions as to the expected stock volatility, dividends, terms and risk-free rates. We use the calculated value method to account for our options. The company determined that in the case of E*Hedge Financial the SNL Small Cap U.S. Financial Index is representative of the industry and has used the historical closing return values of that index to estimate volatility. The expected term represents the period of time that options are expected to be outstanding from the grant date. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the appropriate life of each option.

Emerging Growth Company

Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by the Financial Accounting Standards Board ("FASB") or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We have irrevocably elected to adopt new accounting standards within the public company adoption period.

In accordance with the JOBS Act, we may take advantage of some of the reduced regulatory and reporting requirements that are available to it so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Relaxed Ongoing Reporting Requirements

At some point after the completion of this offering, we expect to seek to qualify our Common Stock for quotation on the New York Stock Exchange American and elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Capital Stock that is held by non-affiliates exceeds $700 million as of any date before that time, we would cease to be an "emerging growth company" as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuers fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuers fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Related Party Transactions

The Company and its officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

-Election of the Board of Directors

-Removal of any Directors

-Amendments to the Companies Articles of Incorporation or bylaws;

-Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company's management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

DESCRIPTION OF BUSINESS

Our Company

E*Hedge Financial Holding Corp. is a non-banking financial service company headquartered in Seattle WA. Our goal is to create a bold, and responsible financial organization focused on leading brands working closely with, Devon Parks, the Chairman, CEO of E*Hedge Financial Holding Corp or "E*Hedge Financial Group " we seek to operate efficient financial service firms, as well as to grow the portfolio of subsidiaries through strategic acquisitions.

Currently, we have 5 business units:

E*Hedge Capital, a Mutual Fund Management subsidiary, actively manages the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund. In addition to fund management the organization also advises in separate accounts and matters pertaining to client services. Moreover, the organization leverages investment experience to grow investor assets in order to help financial professionals successfully place investment funds.

E*Hedge Advisors, primary objective is to help clients connect innovative investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory services. The company is Data-driven, Quantitatively-minded and Application-focused. The company strives to connect innovative ideas in finance through exact Research & Development and bring validated trading ideas to life.

E*Hedge Real Estate Investments, is a self-advised real estate investment trust (REIT) pending SEC approvals engaged in the business of investing, on a leveraged basis, in asset-backed securities (MBS) and real estate properties. Our principal business objective is to generate income for distribution to our stockholders resulting from the difference between interest and other income earned on investments and the interest expense we pay on leverage we use to finance investments and operating costs.

E*Hedge Securities is a registered investment advisory established to provide securities firms and individual investors with more efficient access to small cap initial public offerings. The company provides a singular focused "EHS Platform". Wherein E*Hedge's proprietary service and technology platform ("EHS Platform") may provide corporate clients with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offering under the Securities Act of 1933, in addition to access to strategic partnerships, and vibrant investor communities.

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. It is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

We currently manage financial service operations based on U.S. geographic markets which allow each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our status as a financial holding company, we operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We also provide our business divisions guidance in the areas of improving operational efficiencies.

Our Products and Services

The company will provide a comprehensive set of investments, financial services and advisory platforms customized to meet the needs of our clients.

Real Estate Fund

E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties through emerging real estate investment funds.

Investment and Financial Advisory Services

E*Hedge Advisors, primary objective is to provide ongoing advisory services relating to the implementation of innovative client supplied investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory process. The company is Data-driven, quantitatively-minded and application-focused on implementing mathematical tools to help our clients build algorithm, quantitative models for capital markets, asset management and data analytics and ultimately trading execution.

E*Hedge Capital, a Mutual Fund Management focuses on the investment advisory services for the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Dividend Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund.

E*Hedge Securities is a registered financial advisory firm positioned to offer its "EHS Platform". Wherein corporate clients are provided with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A offering under the Securities Act of 1933.

Consumer Credit Cards

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations.

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Our Market Area

Our primary market consists of the greater United States. Approximately 80% of projected client acquisitions are located within the broader continental U.S centering around the Metropolitan Statistical Areas (MSA) and the outlying regions which may be underserved for the purpose of investments and financial services. The company will primarily focus on areas located within the Northwest (Seattle), Southwest (Los Angeles, San Francisco), Northeast (New York, Boston), Midwest (Chicago) and Southeast (Miami). These markets are well defined with entrenched sector leaders offering the larger market well-diversified financial offerings, while the market for middle market services continue to expand. Within the last decade, middle tier opportunities across the outlined Metropolitan Statistical Areas have expanded due to economic growth and progress post the most recent financial depression. The company and its business units will serve MSAs in which advantageous opportunities abound due to better than average growth relative to other metropolitan regions in the United States.

E*Hedge will continue to expand its business divisions while strategically locating operational centers within close proximity to our prospective clients. We have regional offices located in Seattle Washington. Along with our real estate investment arm E*Hedge Real Estate Investments, our quantitative advisory firm E*Hedge Advisors, will operate within the city of Seattle while focusing on major financial centers throughout the continental United States. New York and Chicago will serve as operational centers for mutual fund management company E*Hedge Capital, in addition to operational centers for E*Hedge Financial which will maintain investment management operations within conjoining offices under a sub-tenant lease arrangement.

Our Growth Strategy

We believe we have managed our growth successfully since inception, and plan to continue our strategy of organic and acquisitive growth, as outlined below:

Organic Growth. Our organic growth strategy involves building upon the relationships of strategic partners, vendors and growing our staff through qualified hires. We have designed our growth plan to emphasize strong foundational growth through risk adverse strategies which focus on each business units core specialty and strength. Since our foundation on February 28, 2019 we have built our foundation around exceptional product offerings which exceed our clients expectations while generating solid profits. With the exception of any future acquisitions of one or more financial organizations, we project net revenues to increase organically.

Core to this growth is region specific growth initiatives; wherein we incentivize channel partners on all levels including our in house associates. E*Hedge will continue to focus on single frame leadership along each business units objectives as opposed to individual result driven compensation which will continue to spur growth. Combining synergetic strengths across multiple-profit centers remains our core focus and hiring key personnel to drive organic growth, we also look for opportunities to open de novo profit centers focused on emerging trends in existing and new markets. Before introducing a new product offering or entering a new market, we have will identify leveraged opportunities for accelerated growth while ensuring each strategy is properly hedged for minimized risk exposure to potential competition.

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Growth Through Acquisitions. The company may supplement our organic growth through both strategic and planned acquisitions, and we intend to initiate our strategy of opportunistically acquiring our first financial service firm outside of our current footprint. We believe having a publicly traded stock and enhanced access to the capital markets will improve our ability to compete for quality acquisitions. We will seek acquisitions that provide meaningful financial and strategic benefits, long-term organic growth opportunities and expense reductions, without compromising our risk profile. While evaluating acquisition targets, we will focus our efforts on financial organizations with successful operating histories, stable core management, sound asset quality, and emerging growth potential. We seek to expand to financial markets with attractive demographics, favorable competitive dynamics and potential consolidation opportunities. We are currently focused on identifying and positioning the company for acquisitions in and surrounding the five major MSA's within the United States New York, Los Angeles, Chicago, Miami and Houston. With hundreds of organizations actively or privately seeking acquirers on an annual basis we believe we will have opportunities for acquisitions both within and outside our current demographic area.

Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and provide us with the necessary foundation to successfully execute on our business strategy.

E*Hedge Financial Holding Corp. and its business units are uniquely positioned in attractive and evolving financial sectors. Our differentiated business model is focused on client relationships. While we pride ourselves on our excellent service, investment products, and management structure when combined allow us to extend a wide range of products and provide differentiated execution models designed to exceed client expectations.

Our service focus is to know our clients when possible, acknowledge their importance, and take responsibility for personally answering their inquiries. The majority of our investment and financial service clientele will invariably be acquired through referrals, which contributes to responsive client services which allows the company to nimbly converge profit centers into client centric service offering. All staff members, from executive management to front line representatives, will continue to be versed in our product and service offerings and are trained to be able to make recommendations or referrals in the interests of our clients.

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Market Demographics North American Mutual Fund Industry
Net 0pen End Mutual Fund Assets Held ($Trillions Of Dollars) Majority Household Possession is 89 Percent of Fund (2016)	81 Percent of Mutual Fund Owning Households Held Shares Inside Employer Sponsored Retirement Plans (2016)

NORTH AMERICAN OPEN END INVESTMENT FUND INFLOWS 2018

The ten largest open-end fund management institutions hold greater than 60% of investment inflows in the continental U.S., while at the same time there is a scarcity of commercially viable zero fee index and managed open end funds serving investor needs for free investment fund services. We believe the combination of our differentiated business model and unique position in the market will contribute meaningfully to our ability to generate investment inflows and positions us well to capitalize on continued growth opportunities in the future. E*Hedge Capital is well positioned for Zero Fee Management rates as inflows flow to the least common denominator.

In anticipation of moving into a lower rate open-end management environments across market sectors, we have actively forecasted the amount of passively managed investment fixed cost resources while increasing the amount of multi-year fixed-rate agreements with channel partners. As a result of our structural asset sensitivity we expect our net channel partner fee income to increase 11.4% year over year for a 35bps mark while providing clientele with a zero fee index fund portfolio.

Moreover we believe our accessibility, tailored product offerings, and differentiated execution model creates a unique opportunity to distinguish ourselves in the market to our target clientele, moreover inflow studies indicate investors are seeking zero fee index funds in under served investment classes. Many classes in which global financial service providers are lacking in. Establishing open-end investment management services geared toward serving said investment classes before "critical mass" turnover to complete zero-fee management structure enhances our ability to retain and grow core inflows, provided opportunities to deepen our client relationships, and enhance our franchise value grow along expected industry rates. As a result, each of our open-end management services are geared to achieve break-even profitability within the first full year of operations.

Market Demographics Robo-Advisory Industry
More Than 80 Percent of Investment Company Complexes Were Independent Fund Advisers (2016)	More Than 80 Percent of Investment Company Complexes Were Independent Fund Advisers (2016)

Sources: 2016 Robo-Advising KPMG LLP (KPMG)	Sources: ICI Investment Company Institute

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NORTH AMERICA : TOP 10 ROBO-ADVISORS
	FIRM NAME	TOTAL FUND ASSETS	Top 10 Ranking
TOP 10 ROBO-ADVISORS	Fidelity Go	$186 million	10
	rebalance IRA	$525 million	9
	Acorn Wealth Advisors	$545.1 million	8
	Future Advisor	$1.1 billion	7
	Wealth Simple	$1.5 billion	6
	E*Trade	$3.9 billion	5
	Wealthfront	$10.68 billion	4
	Betterment	$13.5 billion	3
	Charles Schwab	$27 billion	2
	The Vanguard Group	$101 billion	1
	Top 10 Investment Funds	$159.53 billion
Sources: 2016 Robo-Advising KPMG LLP (KPMG)

We believe our accessibility, tailored automated financial advisory offerings, and differentiated execution creates a unique opportunity to distinguish ourselves in the robo-advisory market, primarily to our target clients. Our digital financial services, are a strong fit for emerging clientele, primarily the millennial generation due to our low balance account set up requirement, as current market dynamics shift to passive investing, E*Hedge Securities will be uniquely positioned to garner new inflows. As a result, each passive investing strategy is designed to achieve break-even profitability within the first full year of operations while providing key clients with investment growth opportunities.

As of the time of this offering circular writing the ten largest digital advisory institutions possess greater than 50% of net inflow investments as share of the estimated $1.5 trillion dollar industry. We believe the combination of our differentiated business model and unique position in the market will contribute to meaningful growth as our ability to generate outsized investment growth and positional awareness through centers of influence. Over the last several years, in anticipation of moving into a high growth robo-advisory space, we have actively increased the amount of investment technology resources in managed investment portfolio, and reduced the amount of fixed asset allocations.

Also, E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential apartment properties through emerging real estate investment funds.

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Market Demographics Consumer Credit Cards
Credit Card Financial + Consumer Trending

US consumer credit card spending ($billion)
2,898
7%
23%
8%
13%
50%
2016
4,180
5%
16%
10%
21%
48%
2021
CAGR
+2.8%
+0.4%
+14.1%
+17.1%
+6.8%
Spend and outstanding multiple
2015
2020
7%
4.0x
23%
4.7x
8%
4.1x
13%
4.3x
All cards 3.6x
All cards 4.3x
US consumer credit card outstanding debt ($billion)
804
6%
17%
11%
13%
50%
2016
975
5%
16%
10%
21%
48%
2021
CAGR
+1.5%
+1.2%
+4.3%
+9.6%
+3.0%
Cobranded cards: Financials not in the Top 6
Cobranded cards: Top 6 Financials
Financial-branded cards: Other Financials
Financial-branded cards: Next 30 Financials
Financial-branded cards: Top 6 Financials

NORTH AMERICA : TOP 10 CREDIT CARD FINANCIALS
	FIRM NAME	CITY, ST	CHAPTER NO
TOP 9 CREDIT CARD ISSUERS	Chase USA, National Association	Wilmington, DE	23160
	TCM Financial, National Association	Tampa, FL	23363
	Cedar Hill National	Charlotte, NC	23323
	DSRM National	Albuquerque, NM	23097
	Credit One Financial, National Association	Las Vegas, NV	20291
	Wells Fargo	Las Vegas, NV	21099
	Credit First National Association	Brook Park, OH	22594
	Department Stores National Financial	Sioux Falls, SD	24622
	Capital One Financial (USA), National Association	Glen Allen, VA	24828

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. It is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit. With products including the E*Hedge Emblem Rewards Debit Card featuring Reward Points on each valid purchase per dollar, in addition to the Tungsten Card™ offers luxury travel and VIP concierge benefits, and the E*Hedge Emblem Rewards Debit Card in which holders can earn additional rewards for each dollar spent.

We currently anticipate managing only one financial service company geared toward consumer credit cards and debit cards which will conducts operations based on U.S. geographic markets subsequently allowing each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our ability to; operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We will also provide E*Hedge Financial customers with guidance in the areas of improving their credit scores and enhancing local communities by volunteerism.

The co-branded credit card industry is highly regulated. As a financial service company, we are subject to extensive examination, supervision and comprehensive regulation by various federal and state agencies that govern almost all aspects of our operations. Our business can be meaningfully impacted as a result of new or existing regulation. Credit Card origination is an area that has experienced substantial growth as well as heightened regulatory focus. Financial organizations and more specifically credit card issuing institutions exempt under certain federal finance and banking exemptions are yet required to establish written policies for core operating concentrations in excess of certain thresholds pertaining to excess operations. Wherein, depository institutions in which E*Hedge Financial may partner with in the issuance of white label credit card & white label debit card products must employ heightened restrictions in the area of engaging in consumer finances. Moreover, E*Hedge Financials operations will be limited to operating capacity of its issuing partners whom may or may not accept varied deposits due conformance with Federal and State regulations which may restrict the overall revenues of the company, while only encompassing dual credit card and debit card product.

E*Hedge Financials revenue potential while limited through co-branded credit card and debit card product line restrictions are incumbent upon white label or co-branded agreements with banking institutions that will further allow E*Hedge Financial to feature streamlined operational models circumventing potential limited revenue streams incumbent upon multi-tier Financial Institutions. E*Hedge Financial is positioned to operate in an efficient and modern low overhead operational model featuring high growth product lines uniquely positioned to offer varied vertical market integrations.

Disciplined credit underwriting and enterprise risk management will be dependent on future guidelines and systems as implemented by co-branded agreements with banking institutions.

E*Hedge Financial will rely on our designated issuing partners underwriting and credit risk management processes tailored to each co-branded product and industry vertical. This will subsequently allow us to construct a diversified asset portfolio. We believe that our specialized product offering and marketing knowledge will enable the company to implement processes, procedures and infrastructure in connection with the offering of co-branded credit card and debit card products so as the company can appropriately identify and mitigate the risks associated with these products. As a result of disciplined operational procedures and issuing partner underwriting policy implementation, we are positioned to avoid un-sustainable losses within the credit card portfolio. Our foremost priority is establishing a track record of success as attributed to the adoption rates of each product and subsequent client segmentations along product line sales and subsequent distribution through channel partners.

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The top 10 credit card issuing institutions possess a diverse and substantial card portfolios and distribution networks via direct deposit account holders within the United States. By 2020 U.S. credit card spending is projected to be double the GDP growth with more than 46 percent of retail spending occurring on credit cards and overall spending rising to more than $4 Trillion. E*Hedge Financial, will be positioned with streamlined operational models. We believe growth and high performance will remain cognizant on macro factors relating to overall credit environments. While credit card portfolios have rebounded substantially since heavy losses experienced during the most recent financial crisis. While the company cannot predict the likelihood of such an occurrence repeating, we believe our operational model and future card portfolios will fundamentally differentiate E*Hedge Financial during financial cycles non-dependent on direct deposit account holders.

The company will invest heavily over the next several years in people and infrastructure to enhance and expand our capabilities so we can provide the utmost service to our line of financial products and efficient client services to card holders. These internal investments include building and designing unique and differentiated co-branded metal card designs, the hiring and staffing our central office with experienced personnel (Operational, Marketing, and Distribution). Establishing, online service platforms and implementing customized card software technologies. We believe that as a result of such future investments, we will have the operating leverage to support our future growth without causing our non-credit card and debit card expenses to incrementally increase by corresponding amounts.

Our Leadership Team

We are led by senior executive officer Devon Parks who has more than 15 years of combined experience in both corporate leadership and financial service industries. Mr. Parks, our Chief Executive Officer, founded our company in February 2019. Mr. Parks has a history of managing privately funded operations in the financial service industry and other growth-oriented industries. Before founding our company, Mr. Parks was the chief executive officer at several multi-national companies servicing global clientele in varied markets including financial services, pharmaceutical research, and SMB advertising sales. Mr. Parks earned a B.A. degree from Bowling Green State University and is actively completing graduate level executive courses.

Our Corporate Information and Incorporation

Our principal executive offices are located at 1001 4th Ave Ste. 3200 Seattle, WA 98104, and our telephone number is (866) 777-3433. Through the Financial Holding Company, we maintain an internet website at www.ehed.ge The information contained on or accessible from our website does not constitute a part of this offering circular and is not incorporated by reference herein.

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(1) Our 100%-owned subsidiary. Percentages above refer to our ownership as of February 28, 2019.

Channels for Disclosure of Information

Investors and others should note that we use social media to communicate with the public about our company, our services, new product developments and other matters. Any information that we consider to be material to an evaluation of our company will be included in filings on the SEC website, http://www.sec.gov, and may also be disseminated using our investor relations website, which can be found at http://www.ehed.ge, and press releases. However, we encourage investors, the media and others interested in our company to also review our social media channels.

We do not incorporate the information on or accessible through, our website into this offering circular, and you should not consider any information on, or that can be accessed through, our website a part of this offering circular.

Information Technology Systems

We will make significant investments in our information technology systems for our subsidiary companies operations and treasury management activities. We believe this is a necessary investment in order to enhance our capabilities to offer new products and overall customer experience, to provide scale for future growth and acquisitions, and to increase controls and efficiencies in our back office operations. We outsource our core data processing services to nationally recognized software vendors providing us with capabilities to support the continued growth of our operations. Our internal network and e-mail systems are maintained in-secure hosted environments. We leverage the capabilities of a third party service provider to provide the technical expertise around network design and architecture that is required for us to operate as an effective and efficient organization. We actively manage our business continuity plan, and we follow recommendations outlined by the Federal Regulators to ensure that we have effectively identified our risks and documented contingency plans for key functions and systems including providing for back up sites for all critical applications. We will also perform tests to ensure the adequacy of these contingency plans.

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Legal Proceedings

We are not subject to nor threatened by legal action that may arise out of the normal course of business. However, given the nature, scope and complexity of the extensive legal and regulatory landscape applicable to our business (including laws and regulations governing consumer protection, fair lending, fair labor, privacy, information security and anti-money laundering and anti-terrorism laws), we, like all financial organizations, are subject to heightened legal and regulatory compliance and litigation risk.

Properties

As of February 28, 2019, the Company's offices were leased. We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

SUPERVISION AND REGULATION

Federal Securities Laws

E*Hedge Financial Holding Corp. common stock will be authorized with the Securities and Exchange Commission prior to the completion of the stock offering. E*Hedge Financial Holding Corp. will be a reporting company subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the "JOBS Act "), which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets. Under the JOBS Act, a company with total annual gross revenues of less than $1.07 billion during its most recently completed fiscal year qualifies as an "emerging growth company". E*Hedge Financial Holding Corp. qualifies as an emerging growth company under the JOBS Act.

An "emerging growth company" may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as "say-on-pay " votes) or executive compensation payable in connection with a merger (more frequently referred to as "say-on-golden parachute " votes). An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company's internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, E*Hedge Financial Holding Corp. will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a "smaller reporting company " under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates). Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. E*Hedge Financial Holding Corp. has elected to comply with new or amended accounting pronouncements in the same manner as a public company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.07 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a "large accelerated filer " under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Financial Service Supervision and Regulation

E*Hedge Financial may be subject to the rules of Visa, MasterCard and other payment networks in which it participates. If E*Hedge Financial fails to comply with such rules, the networks could impose fines or require us to stop providing card services under such network's brand or routed through such network.

E*Hedge Capital our investment adviser to certain funds which are to be organized in U.S. jurisdictions, may provide sub-advisory services to funds. Each open end fund for which E*Hedge Capital, serves as advisor, will be registered with the Securities and Exchange Commission (Commission). Under the Investment Company Act, shares of each such fund are to be registered with the Commission under the Securities Act, and the shares of each such fund are to be qualified for sale (or exempt from such qualification) under the laws of each state and the District of Columbia to the extent such shares are sold in any of such jurisdictions. As an adviser to a registered investment company, each such subsidiary is subject to requirements under the 1940 Act and the Commission's regulations promulgated thereunder.

Certain subsidiaries are subject to ERISA, and to regulations promulgated thereunder, insofar as they are "fiduciaries" under ERISA with respect to certain future clients. ERISA and the applicable provisions of the Code impose certain duties on persons who are fiduciaries under ERISA, and prohibit certain transactions involving the assets of each ERISA plan which is a client of an subsidiary, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.

Under the Investment Advisers Act, every investment advisory contract between a registered investment adviser and its clients must provide that it may not be assigned by the investment adviser without the consent of the client. In addition, under the Investment Company Act, each contract with a registered investment company must provide that it terminates upon its assignment. Under both the Investment Advisers Act and the Investment Company Act, an investment advisory contract is deemed to have been assigned in the case of a direct "assignment" of the contract as well as in the case of a sale, directly or indirectly, of a "controlling block" of the adviser's voting securities. Such an assignment may be deemed to take place when a firm is acquired by another company. The change of control provisions coupled with FRB regulations pertaining to changes of ownership may limit the ability of certain subsidiaries to issue Common Stock or to be acquired by a third party.

The foregoing laws and regulations generally grant supervisory agencies and regulatory bodies broad administrative powers, including the power to limit or restrict any of the subsidiaries from conducting their business in the event that they fail to comply with such laws and regulations. Possible sanctions that may be imposed in the event of such noncompliance include the suspension of individual employees, limitations on the subsidiaries business activities for specified periods of time, revocation of the subsidiaries registration as an investment adviser, and/or other registrations, and other censures and fines. Changes in these laws or regulations could have a material adverse impact on the profitability and mode of operations of the Company and each of its subsidiaries.

The officers, directors and employees of the company and each of the subsidiaries may, from time to time, own securities which are also owned by one or more of the Affiliates' clients. Each subsidiary and the company possess internal policies with respect to individual investments and requires reports of securities transactions and restricts certain transactions in order to minimize possible conflicts of interest.

Reports to Security Holders

After the completion of this Tier I, Regulation A offering, we intend to become excempt from periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on sec.gov. Subject to the exempt reporting status incumbant upon Tier I issuers, we will not furnish reports, statements, and tax information to each stockholder. Subject to Tier 1 issuer reporting the company will provide certain information of Form 1-Z within 30 days after the completion or termination of the offering. This information may include the date that the offering commenced, the total amount of securities sold, the price of the securities sold, net proceeds to the company.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

Our Directors and Executive Officer

The following table states our directors names, their ages as of February 28, 2019, the years that they began serving as directors and when their current term as directors of E*Hedge Financial Holding Corp. expires.

Name	Position(s) With The Company	Age at February 28, 2019	Director Since	Expiration of Term
Devon W. Parks	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Treasurer, Secretary & Director	34	2019	2023

The Business and Educational Background of Our Directors and Executive Officers

The following is a brief discussion of the business background and experience of our directors and executive officers for at least the past five years. With respect to directors, the biographies also contain information regarding the person's experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director. Unless otherwise indicated, directors and senior officers have held their positions since inception. No director in the future will have any family relationship, as defined in Item 401 of Regulation S-K, with any other director or executive officers.

Upon graduation from Bowling Green State University Mr. Parks earned limited roles with the world renown Cleveland Browns organization of the National Football League, the arena footballs Orlando Predators, Cleveland Gladiators and Spokane Shock organizations. After years of successful participation in professional athletics Mr. Parks went on to volunteer to help youth adolescents and served as a high school football coach in the Ballard area of greater Seattle metropolitan area. While transitioning away from athletics, Mr. Parks engaged in several charitable foundations and youth activism groups to assist both teens and young adults improve life skills and social functioning skills.

Mr. Parks also served in the role of a media and product consultant for notable companies such as AT&T Advertising Solutions. While earning the distinction of top 10 earning media consultant among a field of over 2,383 executive media and product consultants. Subsequently earning Mr. Parks the distinction as CEO Diamond Club award qualifier awarded to the top representatives nationwide.

From November 2010 to February 2013, Mr. Parks was the CEO & President of several medical device service providers and Clinical Research Organization, Remote Trial International, a digital contract research organization located in San Diego, CA and Delray Beach, FL respectively. Mr. Parks formed and developed E*Patient Enroll in 2014, a private and outsourced service provider to Top 100 Biopharmaceutical firms including Pfizer, Merck, Astra Zeneca, Novartis and Taiwan J Pharmaceuticals, and Intercept Pharmaceuticals among others. In addition to qualified vendor status to many Top 5 Contract Research Organizations including Quintiles IMS, Medipace among others. E*Patient Enrolls clinical enrollment projects expanded across the globe and encompassed the enrollment of subjects in the UK, France, Germany, Israel, India, U.S, Canada, Taiwan and Mexico.

Mr. Parks professional qualifications includes a tenure as CEO of a SEC regulated financial advisory organization and over 15 years of Business leadership, Process Management and organizational leadership in small holding companies.

Aside from that provided above, Mr. Parks does not hold and has not held over any amount of time any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Parks was appointed Director because of his experience in the field of financial solutions and products, strong entrepreneurial background. In which each factor lead him to consistently deliver results for client both nationally and internationally.

Term of Office

Our officer is appointed and will hold office until removed by the board or any authorized committee thereof or by any superior officer upon whom such power may be conferred by the Board or any authorized committee thereof; provided however, that the removal of the most senior (in authority) officer of the Corporation shall require the affirmative vote of at least a majority of the entire authorized Board. The removal of any officer shall be without prejudice to the contract rights, if any, of such officer.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Election and Classification of Directors

In accordance with the terms of our charter, our board of directors structure is divided into three classes, Class I, Class II, with each class serving staggered two-three-year terms and is divided as follows:

-The Class I directors. Their term will expire at the annual meeting of stockholders expected to be held in 2021.

-The Class II directors. Their term will expire at the annual meeting of stockholders expected to be held in 2022.

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, to their executive officers and directors in compliance with federal regulations. As of February 28, 2019, no loan to the executive officer where made.

Committees of the Board of Directors

The company will conduct business through meetings of our board of directors and its committees. The board of directors governance structure for the Company has planned establishment for standing committees, including an Audit Committee, Compensation Committee, and a Corporate Governance. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. Other committees may be established as the board of directors may establish as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.

Audit Committee.

The Audit Committee is structured to assists the board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the independent auditors qualifications and independence, and the performance of our internal audit and risk assessment function and independent auditors. Among other things, the Audit Committee:

-appoints, evaluates and determines the compensation of our independent auditors;

-reviews and approves the scope of the annual audit, audit fees and financial statements;

-reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information;

-oversees investigations into complaints concerning financial matters, if any;

-reviews related party transactions as required; and

-annually reviews the Audit Committee charter and the committee performance.

The Audit Committee will work closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee is composed solely of members who satisfy the applicable independence and other requirements of the SEC and applicable stock exchanges for Audit Committees and at least one of its members is an "audit committee financial expert." The Audit Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities.

Compensation Committee.

The Compensation Committee is structured to discharge the board of directors responsibilities relating to compensation of the executives and directors. Among other things, the Compensation Committee:

-evaluates compensation strategies;

-reviews and approves objectives relevant to executive officer compensation;

-evaluates performance and determines the compensation of the Chief Executive Officer and other executive officers in accordance with those objectives;

-reviews and oversees compensation and benefit plans;

-recommends to the board of directors compensation for directors;

-prepares the Compensation Committee report required by SEC rules to be included in future annual reports; and

-annually reviews the Compensation Committee charter and the committee's performance.

The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the SEC. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the Corporate Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board of directors concerning governance matters. Among other things, the Corporate Governance and Nominating Committee:

-identifies qualified individuals to be directors consistent with the criteria approved by the board of directors and recommending director nominees to the full board of directors;

-reviews the structure of the committees of the board of directors;

-develops and recommends procedures for reviewing shareholder recommendations for director nominees;

-develops the Company's code of business conduct and ethics;

-oversees management succession planning;

-leads the board of directors in its annual performance review;

-develops and recommends corporate governance guidelines; and

-annually reviews the Corporate Governance and Nominating Committee's charter and the committee's performance.

The Corporate Governance and Nominating Committee is composed solely of members who satisfy the applicable independence requirements of the SEC.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics (our "Code of Ethics") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available on the company's website www.ehed.ge.

If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

Board Independence

Under the rules of the Securities and Exchange Commission, several requirements are imposed with respect to the independence of our directors. Our board of directors will evaluate the independence of its members and directors nominee based upon the rules of the Securities and Exchange Commission. Applying these standards, the board of directors will affirmatively determine the independence of each future director, as defined under the applicable rules. Mr. Parks will not be considered, an independent because he is an executive officer of E*Hedge Financial Holding Corp.

EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies " as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our other most highly compensated executive officers upon occurrence, which will be referred to as our "named executive officers. "

The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package. As such, and as a result of our becoming a publicly traded company, the compensation program following this offering could vary from our historical practices.

Our named executive officers for 2019, which consist of our principal executive officer is:

-Devon W. Parks, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director

The following table sets forth information regarding the compensation paid, awarded to, or earned for the year 2019 for each of our named executive officers.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Earnings ($)	Other Compensation ($) (2)	Total ($)
Devon Parks	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2019	386k	0	0	0	0	0	0

1 We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings.

2.  Mr. Parks shall not receive compensation until sufficient funds have been raised in this offering.

Other Compensation
Name	Medical, Dental and Vision Insurance Premiums ($)	Long-Term Disability and Life Insurance Premiums ($)	Accidental Death And Dismemberment Insurance Premiums ($	Prepaid Transit ($)	401(k) Matching ($)	Total All Other Compensation ($)
Devon Parks	0	0	0	0	0	0

Employment Agreement.

E*Hedge Financial Holding Corp. entered into an employment agreement with Mr. Parks effective as of February 28, 2019. The agreement has an initial term of three years and the agreement automatically renews on a daily basis so that the remaining term will always be three years, unless a notice is provided to the board by Mr. Parks that the agreement will not renew. The current base salary for Mr. Parks is $386,000, which is deferred until sufficient funds are raised. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, benefit plans applicable to executive employees and automobile benefits. The executive's employment may not be terminated without the board's approval for cause, in which event the executive would have no right to receive compensation or other benefits for any period after termination unless the company is contractually obligated.

Certain events resulting in the executives termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executives involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason as defined in the executives employment agreement. During the term of the agreement, the executive is entitled to a severance payment as outlined in contractual agreements. Internal Revenue Code Section 409A may require that a portion of the contractual payment obligation not be made until six months after termination of employment. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.

In the event of a change in control of our subsidiaries or E*Hedge Financial Holding Corp., the executive would be entitled to a severance payment as outlined in contractual agreements. In addition, in the event of the executive's involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns for good reason (as defined in the agreement) in connection with or following a change in control, the executive would become fully vested in any outstanding unvested equity or equity-based awards. In the event payments made to the executive include an "excess parachute payment " as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result. The offering will not constitute a change in control under the agreement.

In the event of a disability (as defined in the applicable disability insurance policies), the executive shall receive benefits under any short-term or long-term disability plans maintained by E*Hedge Financial Holding Corp. In the event of a short-term disability, the executive may be obligated pay to E*Hedge Financial Holding Corp. any amounts he receives as short-term disability payments from the short-term disability insurance policy and E*Hedge Financial Holding Corp. shall continue to compensate the executive, in the full amount owing to executive, as if executive had not suffered a disability. In the event of a long-term disability, the executive shall pay to E*Hedge Financial Holding Corp. any amounts he receives as long-term disability payments from the long-term disability insurance policy and E*Hedge Financial Holding Corp. shall continue to compensate the executive, in the full amount owing to executive, as if executive had no suffered a disability, for a period of thirty (30) days.

Within thirty (30) days of the date of such disability, the executive would be entitled to a payment in the form of a cash lump sum equal to five times the executive's base salary plus an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which such disability occurred. In addition, the executive would become fully vested in any outstanding unvested equity awards.

In the event of the executive's death, the executive's estate will be entitled to a payment, within thirty (30) days of the date of death, in the form of a cash lump sum equal to the amount of earned but unpaid base salary and benefits, five times the executive's base salary and an amount equivalent to the bonus received by, and/or determined to be paid to, the executive with respect to the year immediately prior to the year in which such death occurred. In addition, the executive would become fully vested in any outstanding unvested equity or equity-based awards.

Upon the voluntary termination of the executive's employment without good reason, the executive shall be subject to certain restrictions on his ability solicit employees E*Hedge Financial Holding Corp. and its subsidiaries for a period of two years following the date of termination of employment.

2019 Equity Incentive Plan. In 2019, the company approved the E*Hedge Financial Holding Corp. 2019 Equity Incentive Plan (the "2019 Equity Incentive Plan") to provide officers, employees, directors, consultants and advisors of E*Hedge Financial Holding Corp. and its subsidiaries with additional incentives to promote the growth and performance of E*Hedge Financial Holding Corp. Awards may be granted under the 2019 Equity Incentive Plan until February 28, 2029, which is the tenth anniversary of the plan.

The 2019 Equity Incentive Plan is administered by the Compensation Committee. The Compensation Committee has full and exclusive power within the limitations set forth in the 2019 Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; and interpreting and otherwise construing the 2019 Equity Incentive Plan.

Our employees and directors are eligible to receive awards under the 2019 Equity Incentive Plan. Awards may be granted in a combination of incentive and non-statutory stock options, restricted shares, stock appreciation rights and restricted share units. The exercise price of any options granted under the plan will be considered to be fair market value on the date the stock option is granted. Stock options are either "incentive" stock options or "non-qualified" stock options; however, non-employees may not be granted "incentive" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. All awards under the 2019 Equity Incentive Plan are subject to vesting conditions and restrictions as determined by the Compensation Committee and set forth in a recipient's award agreement.

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Outstanding Equity Awards since Inception

OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock That Have Not Vested (#)	Market Value of Units or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights That Have Not Vested ($)
Devon Parks	0	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

The following table shows stock options and unvested restricted stock outstanding for each of our named executive officers as of February 28, 2019.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock That Have Not Vested (#)	Grant Date Fair Value of Shares or Units Of Stock That Have Not Vested ($)
Devon Parks	0	0	0	0	0	0

Director Compensation

The following table sets forth information regarding the compensation paid to our non-employee directors for the period beginning from February 28, 2019. Mr. Parks does not receive any additional compensation for service on our board of directors nor any of our subsidiaries board of directors.

Director Fees

Board members of the Company will receive fees for board and committee meetings attended in person. Board members will receive $2,500 for each Board meeting, $1,500 for Audit Committee meetings and $1,000 for all other committee meetings attended. Additionally, the chairman of the board will receive an annual retainer for their service as Chairman of the Board.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in "Executive Compensation" above, a description of transactions since February 28, 2019, to which we have been a party in which the amount involved exceeded or will exceed $120,000, has been zero occurrences. This includes occurrences in which any of our directors, executive officers or beneficial holders of more than five percent of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions

Under applicable SEC rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party's interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director's independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Financial Relationships

We have not engaged in, but we expect to engage in the future, in financial transactions in the ordinary course of business with directors, officers, principal stockholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on co-branded credit card loans, as those prevailing at the same time for comparable transactions with persons not related to us and that do not involve more than the normal risk of collectability or present other unfavorable features.

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PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information as of February 28, 2019 regarding the beneficial ownership of our capital stock, and as adjusted to reflect the completion of this offering:

-each stockholder known by us to beneficially own more than 5% of our outstanding common stock;

-each of our directors;

-each of our named executive officers;

-all of our directors and executive officers as a group; and

-each selling stockholder.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person's percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Each person identified in the table below has sole voting and investment power over all of the shares shown opposite such person or organization's name.

Name	Title of Class	Number of Shares	Percent	Shares to be Sold in the Offering	Voting Percentage After Offering
Oprine Opportunity Partners II, L.P.	Common Stock	170,000,000	40%	0	40%
Devon Parks	Common Stock	127,500,000	30%	0	30%
E*Hedge Foundation	Common Stock	21,250,000	5%	0	1%
Other Shareholders as a Group	Common Stock	4,250,000	1%	0	1%

CONCURRENT OFFERING OF SERIES A PREFERRED STOCK

Concurrent with this offering of common stock, we plan to offer     shares of our     % Non-Cumulative Perpetual Convertible Preferred Stock, Series A, based upon an offering price of $     per share, which we refer to as the "Preferred Stock." There are currently no shares of Series A Preferred Stock outstanding. We cannot assure you that the offering of Series A Preferred Stock will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the offering of Series A Preferred Stock, but the closing of our offering of Series A Preferred Stock is conditioned upon the closing of this offering. The following summary of the terms of the Series A Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations for the Series A Preferred Stock

The following summary of the terms of the Series A Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations for the Series A Preferred Stock.

Ranking

The Series A Preferred Stock, with respect to shareholder rights, ranks:

-senior to (i) our common stock and (ii) each other class of capital stock or series of preferred stock established after the first original issue date of the Series A Preferred Stock (which we refer to as the "issue date") the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights, winding-up or dissolution (which we refer to collectively as "junior stock");

-on parity with any class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights;

-junior to (i) the Series A Preferred Stock and (ii) each class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank junior to the Series A Preferred Stock as to dividend rights, winding-up or dissolution (which we refer to collectively as "senior stock"); and

-junior to our existing and future indebtedness.

In addition, the Series A Preferred Stock, with respect to dividend rights, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries.

Dividends

Holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, or an authorized committee of our Board of Directors, out of funds legally available for payment, non-cumulative dividends at the rate per annum of % on the liquidation preference of $     per share of Series A Preferred Stock (equivalent to $     per annum per share), payable in cash, or by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to certain limitations). Dividends on the Series A Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to and including the mandatory conversion date at our option. As to which dividends shall have been paid in accordance with declarations by our Board of Directors or appropriate committee, or an authorized committee of the company, if no dividends have been paid, from the issue date of the Series A Preferred Stock, whether or not in any dividend period there have been legally non-cumulative funds available for the payment of such dividends.

Our ability to declare and pay cash dividends and make other distributions with respect to the Series A Preferred Stock is subject to regulatory restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock and may be limited by the terms of any indentures or other financing arrangements that we enter into in the future. In addition, our ability to declare and pay dividends may be limited by applicable state and federal regulatory organizations.

Redemption

Our board of directors is authorized to determine the terms of redemption, liquidation preferences, sinking fund requirements, and conversion rights, all without any vote or other action on the part of shareholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series A Preferred Stock will be entitled to receive a liquidation preference in the amount of $ per share of the Series A Preferred Stock (the "liquidation preference"), plus an amount equal to declared non accumulated and unpaid dividends on the shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders.

Voting Rights

The holders of the Series A Preferred Stock do not have voting rights other than those described below, except as specifically required by state regulatory agencies.

Whenever dividends on any series of preferred stock, including but not limited to the Series A Preferred Stock, have not been declared and paid for six consecutive quarterly dividend payment periods, whether or not dividends for any such period were actually declared by the board of directors (a "Nonpayment") the holders of the Series A Preferred Stock, together with holders of all other outstanding series of our preferred stock, will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the "Preferred Directors"). In that event, the number of directors on our board of directors shall automatically increase by two and, at the written request of not less than 20 percent of the total number of shares of our preferred stock, including but not limited to the Series A Preferred Stock, at the time outstanding, a special meeting of the holders of all such outstanding series of our preferred stock, including the Series A Preferred Stock, shall be called for the election of the two directors (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders, in which event such election shall be held at such next annual meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until non-cumulative dividends have been paid regularly for at least one full quarter.

If and when non-cumulative dividends have been paid for at least one dividend period following consecutive non-payments exceeding six or more dividend periods more that, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights, along with holders of all other outstanding series of our preferred stock (subject to revesting in the event of any subsequent declared Nonpayment), and the term of office of the Preferred Directors elected shall continue until our next annual meeting. If any vacancy shall occur in the office of any Preferred Director prior to the end of the term of office, such vacancy shall be filled for the unexpired term by the appointment by the remaining Preferred Director (or Preferred Directors) of a new Preferred Director for the unexpired term of such former Preferred Director. The Preferred Directors shall each be entitled to one vote per director on any matter. The right to elect Preferred Directors shall be subject to the same provisions described above in the case of future dividend defaults.

If the holders of Series A Preferred Stock become entitled to vote for the election of directors, the Series A Preferred Stock may be considered a class of voting securities. As a result, certain holders of Series A Preferred Stock may become subject to regulation or certain acquisitions of Series A Preferred Stock may be subject to prior approval by Federal Regulators.

The affirmative vote or consent of the holders of at least two-thirds of all of the shares of the then outstanding shares of preferred stock, including but not limited to the Series A Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of such outstanding shares of preferred stock shall vote separately as a class, shall be required to amend, alter or repeal the provisions of our Articles of Incorporation or our regulations which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of such outstanding shares of preferred stock (including the Series A Preferred Stock); provided, however, that neither the amendment of our Articles of Incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with our preferred stock, nor the amendment of our regulations so as to change the number of our directors, will be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of our preferred stock, and accordingly any such amendment referred to in this proviso may be made without the vote or consent of the holders of our preferred stock (including the holders of the Series A Preferred Stock); and provided further that if any amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all of the then outstanding series of our preferred stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of our preferred stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of all such outstanding shares of our preferred stock shall vote as a single class shall be required to effect any one or more of the following:

-The authorization of, or the increase in the authorized number of, any shares of any class ranking senior to our preferred stock; or

-The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding shares of our preferred stock except in accordance with a purchase offer made to all holders of record of such preferred stock.

Form of Series A Preferred Stock

The Series A Preferred Stock shall be issued in book-entry form through DTC.

Net Share Settlement.

At any time on or after March 15, 2025, the company has the option to unilaterally and irrevocably elect to deliver shares of the companys common stock with respect to Series A Preferred Stock to be converted following such election or in cash, and, if applicable, shares of common stock. If the company makes such an election, rather than receiving shares of common stock upon conversion obligation of any Series A Preferred Stock or cash in lieu thereof, a holder will receive, for each Series A Preferred Stock surrendered for conversion:

-cash in an amount equal to the lesser of $     and      the conversion value, as defined below (the "conversion value"), and

-if the conversion value is greater than $     , a number of shares of the companies common stock, (the "remaining shares") equal to the sum of the daily share amounts above $     shall be convertible in an equal amount of common shares in lieu of all or a portion of such remaining shares in cash.

Mandatory Conversion at Our Option

Mandatory Conversion at Our Option on or after March 15, 2025, we may, at our option, at any time or from time to time cause some or all of the Series A Preferred Stock to be converted into a number of shares of common stock equal to the conversion rate described below. We will provide notice of our decision to exercise our right to cause the mandatory conversion within three trading days of the end of any consecutive trading period of 30 days.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Series A Preferred Stock on the mandatory conversion date of our option, will be subject to certain anti-dilution adjustments, as follows:

-if the applicable market value of our common stock is greater than $     , which we call the threshold appreciation price," then the conversion rate will be shares of common stock per share of Series A Preferred Stock (the "minimum conversion rate"), which is equal to $ divided by the threshold appreciation price;

-if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than $     (the "initial price," which equals the price at which we initially offered our common stock to the public in this offering of our common stock), then the conversion rate will be equal to $     divided by the applicable market value of our common stock, which will be between shares and shares; or

-if the applicable market value of our common stock is less than the initial price, then the conversion rate will be     shares of common stock per share of Series A Preferred Stock (the "maximum conversion rate"), which is equal to $     divided by the initial price. "Applicable market value" means the average of the closing prices per share of our common stock over the 30 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date. Conversion at the Option of the Holders of the Series A Preferred Stock will not have the right to convert their shares of Series A Preferred Stock, in whole or in part, at any time prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of     shares of common stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments.

To exercise the mandatory conversion right described above, we must give notice by (i) providing a notice of such conversion by first class mail to each holder of our Series A Preferred Stock or (ii) issuing a press release and making this information available on our website. The conversion date will be a date selected by us (the "mandatory conversion date") and will be no less than ten days, and no more than 20 days, after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

-the mandatory conversion date;

-the number of our common shares to be issued upon conversion of each share of Series A Preferred Stock;

       and

-the number of shares of Series A Preferred Stock to be converted.

If less than all of the Series A Preferred Stock are converted, the conversion agent (which initially will be the transfer agent) will select the Series A Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series A Preferred Stock is then traded or quoted). If the conversion agent selects a portion of your shares of Series A Preferred Stock for partial mandatory conversion and you convert a portion of your shares of Series A Preferred Stock at the same time, the portion converted at your option will reduce the portion of your Series A Preferred Stock selected for mandatory conversion.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of Series A Preferred Stock will be entitled to receive common shares upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the common shares outstanding at such time. Any purported delivery of our common shares upon conversion of Series A Preferred Stock shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the common shares outstanding at such time. If any delivery of our common shares owed to a holder upon conversion of Series A Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in its being the beneficial owner of more than 9.9% of the common shares outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series A Preferred Stock to convert mandatorily.

Conversion Procedures

Conversion into our common shares will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, certificates representing our common shares will be issued and delivered to you or your designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the conversion agent if shares of the Series A Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder's interest is a beneficial interest in a global certificate representing Series A Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary's procedures for converting a beneficial interest in a global security.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material rights of our capital stock and related provisions of our Certificate of Incorporation and bylaws. This discussion may not contain all of the information regarding our capital stock that is important to you. Reference is made to the more detailed provisions of our Certificate of Incorporation and bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this offering circular is a part.

The following description of our capital stock is based upon our Certificate of Incorporation, our Bylaws, the certificate of designations for the shares of Series A Preferred Stock, and applicable provisions of law, in each case as currently in effect. The following is a description of the material provisions regarding our capital stock contained in our Certificate of Incorporation, our Bylaws, and the certificate of designations for the Series A Preferred Stock and is qualified in its entirety by reference to the provisions of those documents.

Authorized Capital Stock

Our Certificate of Incorporation currently authorizes us to issue 450,000,000 shares of capital stock, consisting of:

- 425,000,000 shares of common stock, par value $0.001 per share; and

- 25,000,000 shares of preferred stock, par value $0.001 per share.

As of February 28, 2019 the following shares of capital stock to acquire shares of capital stock were issued and outstanding:

- 323,000,000 shares of common stock;

- 0 shares of Series A Preferred Stock;

Common Stock

Voting Rights.

All voting rights are vested in the holders of our common stock, subject to the issuance of preferred stock with voting rights. Any issuance by our preferred stock with voting rights following the offering may affect the voting rights of the holders of common stock. Except as discussed below in "Description of Series A Preferred Stock - Voting Rights.', each holder of common stock will be entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors. -

Dividends.

Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of the Company may declare out of funds legally available for such payments. If the Company issues preferred stock following the offering, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. We may pay dividends when declared by our board of directors. The holders of common stock of the Company will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If the Company issues additional shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

No Preemptive or Redemption Rights.

Holders of our common stock will not have any preemptive rights or redemption rights with respect to any shares of our capital stock that may be issued. Certain of our stockholders are parties to subscription agreements with the Company in connection with previous private placement offerings that provide those stockholders with preemptive rights to purchase securities issued by the Company. However, such preemptive rights do not apply to this offering and will terminate upon completion of this offering.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Listing

We intend to apply to have our common stock listed with the Euronext Access. The companies common stock will be placed so as the shares are eligible for trading by qualifying and filing a registration declaring our intent to register on the Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as a intermediary listing sponsor.

Description of Preferred Stock

Shares of the Company's authorized Preferred Stock will be issued as part of the subsequent offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with or without voting rights, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock.

Under our Certificate of Incorporation, our Board of Directors has the authority to issue shares of preferred stock from time to time in one or more series. Any certificate of designations establishing a series of preferred stock will describe the terms of the series of preferred stock, including:

-The designation of the series;

-The number of shares of the series;

-The amounts payable on and the preferences, if any, of shares of the series in respect of dividends and whether such dividends, if any, shall be cumulative or noncumulative;

-Dates at which dividends, if any, shall be payable;

-The redemption rights and price or prices, if any, for shares of the series;

-The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

-The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

-Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable, and all other terms and conditions upon which such conversion or exchange may be made;

-Restrictions on the issuance of shares of the same series or of any other class or series; and

-The voting rights, if any, of the holders of shares of the series.

Holders of our preferred stock will not be entitled to vote except as may otherwise be provided in the certificate of designations establishing a series of preferred stock and except as may otherwise be provided under applicable law.

Class A Preferred Stock

Description of Series A Preferred Stock

The certificate of designations for the Series A Preferred Stock authorizes 25,000,000 shares of Series A Preferred Stock. There are no sinking fund provisions applicable to our Series A Preferred Stock. All outstanding shares of Series A Preferred Stock are to be fully paid and non-assessable.

Ranking

As described more fully below, the Series A Preferred Stock ranks senior with respect to liquidation preference and dividend rights to any "Junior Stock," which means the common stock, any preferred stock other than the Series A Preferred Stock, and any other class or series of stock that we may issue.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company's affairs, a holder of Series A Preferred Stock will be entitled to be paid, before any distribution or payment may be made to any holders of Junior Stock: (1) the liquidation preference amount of $25.00 per share; and (2) the amount of any declared Non-Cumulative dividends authorized by our board of directors before or prior to such distribution or payment date.

Dividends

Holders of the Series A Preferred Stock are entitled to receive, on each share, if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors out of assets legally available, non-cumulative cash dividends with respect to each quarterly dividend period at a rate of     % per annum on: (1) the liquidation preference amount of $25.00 per share; and (2) the amount of non-accrued and declared dividends for any prior dividend periods on such share, if any. Unless all declared dividends on the Series A Preferred Stock are paid in full, no dividends or distributions may be paid on common stock or any other Junior Stock, and no shares of common stock or any other Junior Stock may be repurchased or redeemed by us (subject to certain exceptions that are specified in the certificate of designations for the Series A Preferred Stock). Dividends, if declared, will be payable on March 15, June 15, September 15 and December 15 of each year.

Redemption

We may redeem the Series A Preferred Stock prior to March 15, 2025. On or after March 15, 2025, the Series A Preferred Stock may be redeemed, in whole or in part, for common shares or cash at a price per share equal to the     per share liquidation amount.

Series A Preferred Stock Directors

Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of six consecutive quarterly dividend periods the authorized number of our directors will automatically be increased by two, and the holders of the Series A Preferred Stock will have the right, voting as a class, to elect two directors to our Board of Directors to fill the newly created directorships at the next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until non-cumulative dividends have been regularly paid for at least one dividend period following a Nonpayment exceeding six or more dividend periods at which time such right shall terminate with respect to the Series A Preferred Stock subject to re-vesting in the event of each and every subsequent consecutive payment failure of the circumstance mentioned above. Upon any termination of the rights of the holders of shares of the Series A Preferred Stock as a class to vote for directors as described above, the preferred directors so elected to our Board of Directors shall cease to be qualified as directors and the term of their office shall continue until our next annual meeting.

Authorized Shares of Capital Stock. Our Certificate of Incorporation authorizes the issuance of up to 450,000,000 shares of capital stock, consisting of: 425,000,000 shares of common stock, par value $0.001 per share; and 25,000,000 shares of preferred stock, par value $0.001 per share. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of our stockholders.

Generally, E*Hedge Financial Holding Corp. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Company that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of the Company. The company has no present plan or understanding to issue any preferred stock.

Directors.

The Board of Directors is classified into two classes, one of which is elected in a three-year term and the second is elected in two year term. A director may be removed from office for cause. These provisions may make it more difficult to remove a director, and may make it more difficult for an acquirer to acquire control of the company without negotiating with the Board of Directors, and may therefore have an anti-takeover effect in addition to fiduciary restrictions or limitations.

Also, for so long as Oprine Opportunity Partners II, L.P. beneficially owns at least a majority of the common stock shares of E*Hedge Financial Holding Corp., Oprine Opportunity Partners II, L.P. shall have the right to designate three non-voting observers to be invited to all meetings of the Board of Directors in a status of independent representatives conditional of said representatives entering into a confidentiality agreement with E*Hedge Financial Holding Corp. as well as such representative's attendance at any meeting being in compliance with E*Hedge Financial Holding Corp.'s Board of Directors' legal, and regulatory standards. In addition, Oprine Opportunity Partners II, L.P. shall have the right to relinquish the observers rights by designating independent representatives to become a members to the E*Hedge Financial Holding Corp.'s Board of Directors, subject to approval of E*Hedge Financial Holding Corp.'s Board of Directors, which approval shall not be unreasonably withheld.

Actions by Stockholders.

Special meetings of the stockholders may be called by the Board of Directors, the President or the Secretary and must be called by the President or the Secretary upon receipt by either of them of the written request of the holders of at least 35% of all shares entitled to vote.

In general, our Certificate of Incorporation may be amended in the manner prescribed under relevant state statutory law. No proposed amendment or repeal of any provision of the Certificate of Incorporation may be submitted to stockholders unless the Board of Directors has (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of stockholders. The amendment or repeal of any provision of the Certificate of Incorporation shall be approved by at least a majority vote

Limitation of Director and Officer Liability; Indemnification.

As permitted by state regulators, our Certificate of Incorporation eliminates the liability of directors and officers to E*Hedge Financial Holding Corp. or its stockholders to the fullest extent permitted by law. The state regulatory board and applicable law provides that the liability of a director or officer in a proceeding brought by or in the right of stockholders, or on behalf of stockholders may be eliminated, except that the liability of a director or officer may not be eliminated if the officer or director received an improper benefit or profit, or if a judgment against the director or officer is based on a finding that such individual action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action against such person.

Our Certificate of Incorporation provides that to the full extent permitted by the state regulatory agencies and other applicable law, E*Hedge Financial Holding Corp. shall indemnify a director or officer who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer, and the Board of Directors may contract in advance to indemnify any director or officer. The state regulatory agencies provide that except as limited by its Certificate of Incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred in connection with the proceeding. The state regulatory board further provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding unless (i) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful, provided however, that if the proceeding was by or in the right of the corporation, no indemnification may be made if the director is adjudged liable to the corporation. The Board of Directors may also indemnify an employee or agent of the corporation who was or is a party to any proceeding by reason of the fact that he is or was an employee or agent of the corporation.

Dissenters Rights of Appraisal.

The state regulatory board provides that, except in certain circumstances, a shareholder is not entitled to dissenter rights in any transaction if the stock is listed on a national securities exchange.

Listing and Trading

Our common stock is currently not listed on any securities exchange. We intend to have our common stock eligible for trading on the Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as the initial intermediary.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no established public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have     shares of common stock outstanding. Of these shares,      shares of our common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining shares of our common stock outstanding are "restricted shares" as defined in Rule 144. Restricted shares may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144.

Rule 144

In general, under Rule 144 as in effect on the date of this offering circular, a person who is not one of our "affiliates" (as that term is defined in Rule 144) at any time during the three months preceding a sale, and who has owned the shares of our common stock proposed to be sold for at least six months, would be entitled to sell an unlimited number of such shares of our common stock provided current public information about us is available. Such non-affiliate, after owning the shares proposed to be sold for at least one year, would be entitled to sell an unlimited number of such shares of our common stock regardless of whether current public information about us is available.

In general, under Rule 144 as in effect on the date of this offering circular, any affiliates who have owned the shares of our common stock proposed to be sold for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:

- 1% of the number of shares of common stock then outstanding, which will equal approximately         shares immediately after this offering; and

- The average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

However, sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain material United States federal income tax consequences relevant to non-U.S. holders, as defined below, of the purchase, ownership and disposition of our common stock. The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. This section does not consider state, local, estate or foreign tax consequences, nor does it address tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, Financials or other financial institutions, partnerships or other entities classified as partnerships for United States federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons that will hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who will hold our common stock as "capital assets" (generally, property held for investment). Investors should consult their tax advisors concerning the U.S. federal income tax consequences in light of their own specific situation, as well as consequences arising under other federal tax laws (such as the federal estate, gift or Medicare tax laws) and the laws of any other taxing jurisdiction.

As used herein, a non-U.S. holder is a beneficial owner of our common stock that is:

-a nonresident alien individual;

-a foreign corporation; or

-a foreign estate or trust.

Special rules may apply to certain non-U.S. holders such as controlled foreign corporations, passive foreign investment companies, expatriated entities subject to Section 7874 of the Code, and, in certain circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them in light of their particular circumstances.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our common stock, you should consult your tax advisor as to the United States federal income tax consequences applicable to you.

Distributions

Distributions with respect to our common stock will be treated as dividends when paid to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Except as described below, if you are a non-U.S. holder of our shares, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividends paid to you, unless you have furnished to us or another payor a valid Internal Revenue Service Form W-8BEN or, in the case of a foreign entity stockholder, an IRS Form W-8BEN-E (or an acceptable substitute form) upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, or, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

-You are a non-United States person, and

-The dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

"Effectively connected" dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations. If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Sale or Redemption

If you are a non-U.S. holder, you generally will not be subject to United States federal income or withholding tax on gain realized on the sale, exchange or other disposition of our common stock unless the gain is "effectively connected" with your conduct of a trade or business in the United States or the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition to subjecting you to United States taxation on a net income basis. In certain circumstances, redemption of our stock will be characterized as a dividend for United States income tax purposes and will be taxed under the rules described in the preceding section.

Information Reporting and Backup Withholding

Payment of dividends, and the tax withheld on those payments, are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Under the provisions of an applicable income tax treaty or agreement, copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN or, in the case of a foreign entity stockholder, Form W-8BEN-E (or other applicable form), or otherwise establish an exemption and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Payment of the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries is subject to information reporting and, depending on the circumstances, backup withholding, unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN or, in the case of a foreign entity stockholder, Form W-8BEN-E (or other applicable form), or otherwise establishes an exemption and the payor does not have actual knowledge or reason to know the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

Currently, the back-up withholding tax rate is 24%. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder is allowable as a credit against the non-U.S. holder's United States federal income tax, which may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the Internal Revenue Service. Moreover, certain penalties may be imposed by the Internal Revenue Service on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders should consult with their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Recent Legislation Relating to Foreign Accounts

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, FATCA), a 30% withholding tax may be imposed on distributions of dividends and payments of gross proceeds from the sale or other disposition of our common stock made to a "foreign financial institution" or a "non-financial foreign entity" (in each case, as defined in the Code), regardless of whether such foreign institution or entity is a beneficial owner or an intermediary. To avoid such withholding, in the case of a foreign financial institution, the foreign financial institution must undertake certain diligence and reporting obligations and, in the case of a non-financial foreign entity, the non-financial foreign entity must either certify it does not have any "substantial United States owners" (as defined in the Code) or furnish identifying information regarding each substantial United States owner and satisfy certain other requirements, unless the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.

If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertakes to identify accounts held by certain "U.S. persons" or "U.S.-owned foreign entities" (in each case, as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. A foreign financial institution generally certifies compliance with these requirements on a valid Internal Revenue Service Form W-8BEN-E. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

If the payee is a non-financial foreign entity, it generally provides the required certification on a valid Internal Revenue Service Form W-8BEN-E. Foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.

These withholding taxes apply with respect to dividends paid with respect to our common stock to foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of our common stock) that fail to satisfy the above requirements. However, under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will not apply to payments of gross proceeds from the sale or other disposition of our common stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.

Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

Prior to this offering, there has been no public market for our common stock. We will not offer our shares for sale through underwriters at this time or anyone who may receive compensation in the form of underwriting discounts from us and/or the purchasers of the shares for whom they may act as agents.

The shares of common stock sold by us in one or more transactions in connection with our selling efforts, is concurrently being offered with shares of our      % Non-Cumulative Perpetual Convertible Preferred Stock, Series A. The closing of this offering is not conditioned upon the closing of the offering of Series A Preferred Stock, but the closing of our offering of Series A, preferred stock is conditioned upon the closing of this offering. In connection with the process described above, unlike in an underwritten initial public offering, in a direct listing there may be less information available to determine the opening public price of our common shares in the event of a conversion of preferred stock. For example, because there is no underwriter, they will not have engaged in a book building process, and as a result, it will not be able to provide input to the company that is based on or informed by that process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold ordinary shares to the publics as there would be in an underwritten initial public offering. This lack of an initial public offering price could impact the range of buy and sell orders collected by public markets or from various broker-dealers. Consequentially, the public price of our common shares may be more volatile than in an underwritten initial public offering could, upon listing on any public markets and may decline significantly and rapidly. See Risk Factors: "We are selling the shares in this offering without an underwriter and may be unable to sell any shares", "An active, liquid trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the public offering price, or at all.", "The price of our common stock could be volatile following this offering."

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with an agent, broker or dealer. Furthermore, in order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company will be in compliance. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

SELLING RESTRICTIONS

Other than in the United States, no action has been taken by the company that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

WHERE YOU CAN FIND MORE INFORMATION

E*Hedge Financial Holding Corp. has filed with the Securities and Exchange Commission an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this offering circular does not contain all the information set forth in the offering statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including E*Hedge Financial Holding Corp. The statements contained in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

We also maintain a website at www.ehed.ge after the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

NON-AUDITED

Condensed Consolidated Financial Statements

Consolidated Balance Sheet F-2

Consolidated Statements of Operations F-3

Consolidated Statements of Stockholders Equity F-4

Consolidated Statements of Cash Flows F-4

E*HEDGE FINANCIAL HOLDING CORP.

BALANCE SHEET

NON-AUDITED

For the Period Commencing from February 28, 2019
Current Assets:
Cash and cash equivalents:	$ 6,849
Accounts receivable	4,357
Total current assets	11,206
TOTAL ASSETS	$ 11,206
LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES:	-
Account Payable and Accrued Expenses	67,031
Deferred revenue	-
Loan from related parties	175,873
Total current liabilities	242,904
Total liabilities	242,904

Commitments and Contingencies
STOCKHOLDERS DEFICIT
Common stock, par value $0.001 per share; 425,000,000 shares authorized; 323,000,000 Shares issued and outstanding as of February 28, 2019	323,000
Preferred stock, par value $0.001 per share; authorized 25,000,000 shares, issued and outstanding 0 shares as of February 28, 2019	-
Additional paid in capital	-
Accumulated deficit	-
Total stockholders (deficit)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	80,096

See accompanying notes to audited consolidated financial statements.

E*HEDGE FINANCIAL HOLDING CORP.

STATEMENTS OF OPERATIONS

NON-AUDITED

For the Period Commencing from February 28, 2019

SALES
COST OF SALES	$ 534.70
GROSS MARGIN	3,823

OPERATING EXPENSES:
Research and Development Costs	-
General and Administrative	3,803
Professional Fees	5,680
Total operating expenses	70,959

LOSS FROM OPERATIONS	(67,136)

OTHER INCOME (EXPENSE)
Interest expense	-
Interest income	-
Total other income (expense)	-

NET LOSS	(67,136)

Net loss per common share basic and diluted	-

See accompanying notes to unaudited consolidated financial statements

E*HEDGE FINANCIAL HOLDING CORP.

STATEMENT OF STOCKHOLDERS EQUITY

NON-AUDITED

	Preferred Stock, Class A		Common Stock: Amount		Additional Paid-in Capital	Deficit Accum	Other Comprehensive Income	Totals
Name	Shares	Amount	Shares	Amount
Inception February 28, 2019	-	$ -	-	$ -	$ -	$ -	$ -	$ -
Common stock issued to founder	-	-	127,500,000	$127,000	-	-	-	-
Net Loss for the period	-	-	-	-	-	(67,136)	-	(67,136)
Preferred stock issued to founder	-	-	-	-	-	-	-	-
Class A preferred stock dividend payment	-	-	-	-	-	-	-	-
Employee stock-based compensation expense	-	-	-	-	-	-	-	-

Balance February 28, 2019	-	-	127,500,000	$127,000	-	(67,136)	-	-

E*HEDGE FINANCIAL HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

NON-AUDITED

OPERATING ACTIVITIES	For the Period Commencing from February 28, 2019
Net loss	(67,136)

Adjustments to reconcile net loss to net cash (used in) Operating activities:
Changes in assets and liabilities
Accounts receivable	4,357
Prepaid expense and other current assets	-
Inventory	534
Accounts payable and accrued expenses	(1,249)
Deferred revenue	-
NET CASH USED IN OPERATING ACTIVITIES	(63,494)

FINANCING ACTIVITIES:
Proceeds from related party	-
Proceeds from common stock issued to related party	-
Payments on related party debt	-
Proceeds from common stock	-
Loan from related parties	175,883

NET CASH PROVIDED BY FINANCING ACTIVITIES	175,873

NET INCREASE IN CASH	112,379

CASH- BEGINNING OF PERIOD	-
CASH- END OF PERIOD	112,379

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
2.1	Articles of Incorporation As Filed With Delaware Secretary of State*
3.1	Form Of Common Stock Certificate Of The Registrant *
3.2	Form Of Preferred Stock Certificate Of The Registrant*
3.3	Form EHFHC Registration Rights Agreement*
3.4	Form Stock Option Plan EHFHC *+
3.5	EHFHC Non-Qualified Stock Option Agreement *+
3.6	EHFHC Incentive Stock Option Agreement *+
3.7	Form Of 8.5% Convertible Promissory Note**
4.1	Form Of Subscription Agreement*
6.1	CEO Executive Employment Agreement**+
6.2	Charitable Agreement between E*Hedge Foundation**
6.3	Engagement Agreement With E*Hedge Securities**
15.1	List of Subsidiaries**

* filed herewith # previously filed ** to be filed via amendment + indicates management contract or compensatory plan.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Seattle, State of Washington, on June 12, 2019.

                                                                       E*HEDGE FINANCIAL HOLDING CORP.

                                                                             By: /s/Devon Parks__________________

                                                                              Name: Devon Parks__________________

                                                                                       Title: Chief Executive Officer, Principal Executive Officer,

                                                                                                                                 Chief Financial Officer, Principal Financial Officer,

                                                                                                                                      Principal Accounting Officer, President and Director

III-2

Shares

E*Hedge Financial Holding Corp.

Common Stock

PRELIMINARY OFFERING CIRCULAR

June 12, 2019

Shares

E*Hedge Financial Holding Corp.

% Non-Cumulative Perpetual Convertible Preferred Stock, Series A

PRELIMINARY OFFERING CIRCULAR

June 12, 2019

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular, Subject to Completion

Dated June 12, 2019

E*Hedge Financial Holding Corp.

Up to              Shares

Of Non-Cumulative Perpetual Convertible Preferred Stock

E*Hedge E*Hedge Financial Holding Corp. is offering shares of its      % Non-Cumulative Perpetual Convertible Preferred Stock, Series A, $      par value, with a liquidation preference of $ per share (the "Series A Preferred Stock").

Dividends on the Series A Preferred Stock, when, as and if declared by our board of directors, will accrue and be payable on the liquidation preference amount, on a noncumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2020, at a rate per annum equal to      %. If our board of directors has not declared a dividend on the Series A Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall cease to accrue and be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

Each share of the Series A Preferred Stock will be convertible at any time, at our option, into      of our common shares (equivalent to an initial conversion price of approximately $      per common share), plus cash in lieu of fractional shares, subject to adjustment as described in this offering circular . The conversion rate will be adjusted as described in this offering circular upon the occurrence of certain other events.

On or after March 15, 2025, we may, at our option, cause some or all of the then outstanding Series A Preferred Stock to be automatically converted into our common shares at the then prevailing conversion rate or buy back the shares through a "sinking fund"

The Series A Preferred Stock will not be redeemable at any time and will not have any voting rights, except as set forth under "Description of Series A Preferred Stock-Voting Rights" on page 32.

We are also making a concurrent offering of     of our common shares in a public offering. That offering is being made by a separate offering circular and is not part of the offering to which this offering circular relates. The closing of the common share offering is not conditioned upon the closing of this offering of Series A.

Preferred Stock, but the closing of this offering of Series A Preferred Stock is conditioned upon the closing of the common share offering.

This offering is being conducted on a "best efforts" basis without any minimum offering amount that we must sell in order to conduct a closing in this offering pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the "Securities Act", for Regulation A offerings. We cannot assure you that the offering of Series A Preferred Stock will be completed or, if completed, on what terms it will be completed. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Series A Preferred Stock is not traded on any exchange or on the over-the-counter market. We have made no arrangements to place subscription funds in an escrow, trust or similar account. Shares issued under this offering will be issued on a continuous basis under Rule 251(d)(3) under the Securities Act, and the company will have access to such funds from the first dollar invested, even if those proceeds do not cover the costs of this offering. For further details please see the section of this offering circular captioned "Plan of Distribution." The minimum purchase requirement per investor is 10 shares of our Series A Preferred ($     ); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

After the effective date of the registration statement relating to this offering circular, we intend to have a intermidiary sponsor file an application with Euronext for our common stock to be eligible for trading on the Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as an intermediary listing sponsor. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We will hold an initial closing on any number of shares of common stock at any time during the offering period after we have received notification of approval, or "Notification of Approval," to list our common stock on the Euronext Access operated by the Euronext Access Paris, subject to meeting all of the requirements of the listing standards and official notice of issuance. Thereafter, we may hold one or more additional closings until we determine to cease having any additional closings during the offering period.

We expect to commence the offer and sale of the shares of our Series A Preferred Stock as of the date on which the offering statement of which this Offering Circular is a part, or the "Offering Statement", is qualified by the U.S. Securities and Exchange Commission, or the "SEC." Prior to this offering, there has been no public market for our Series A Preferred Stock. Additionally, we may offer shares through selected broker-dealers after receipt of Notification of Approval.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company disclosure standards.

Investing in our Series A Preferred Stock involves risks. See "Risk Factors" beginning on page 10 of this offering circular.

Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$
Proceeds to the Selling Stockholders, before expenses	$	$

(1) Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of  these securities or passed upon the adequacy or accuracy of this offering circular.

              Any representation to the contrary is a criminal offense.

(2) This is a "best efforts" offering. We will not impose a zero minimum to sell or convert shares of preferred Stock in the offering, we will not cancel the Offering nor return any investments of the Offering except as applicable by law.

If all the shares are not sold in the company's offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $68,000. The proceeds from the sale of the securities will be placed directly into the Company's account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the Series A Preferred Stock of E*Hedge Financial Holding Corp.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO "RISK FACTORS" ON PAGE 24.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Series A Preferred Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

For more information concerning the procedures of the Offering, please refer to "Plan of Distribution" beginning on page 48.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

The date of this offering circular is May  , 2019

TABLE OF CONTENTS

Offering Circular

i

About This Offering Circular

You should rely only on the information contained in this offering circular we may authorize to be delivered to you. We have not authorized any dealer, salesperson agent or other person to give any information or represent anything not contained in this offering circular. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This offering circular is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer of these securities in any state, country or other jurisdiction where the offer is not permitted. You should assume that the information appearing in this offering circular, the accompanying offering circular and the documents incorporated by reference is accurate only as of their respective dates.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

-we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

-we are exempt from the requirement to obtain an attestation and report from our auditors on management's assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

-we are permitted to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation; and

-we are not required to hold non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to use this extended transition period, which means that our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards on a non-delayed basis.

In this offering circular we have elected to take advantage of the reduced disclosure requirements in relation to executive compensation, and applicable exemptions as may follow. Furthermore in the future we may take advantage of any or all of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.07 billion or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "attribute," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

The following factors, among others, including those listed under the heading "Risk Factors," could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

-adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

-our ability to enter new markets successfully and capitalize on growth opportunities;

-interest rate fluctuations, which could have an adverse effect on our profitability;

-external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the FRB, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;

-continued or increasing competition from other financial institutions, and non-Financial service companies;

-our ability to effectively manage risks related to cash management;

-our ability to leverage the professional and personal relationships of our board members and advisory board members;

-fluctuations in the demand for related financial services;

-risks related to any future acquisitions, including exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, our ability to obtain required regulatory approvals and possible failures in realizing the anticipated benefits from acquisitions;

-technological changes that may be more difficult or expensive than expected;

-the impact of any potential strategic transactions;

-changes in consumer spending, borrowing and savings habits;

-changes in accounting policies and practices, as may be adopted by the Financial regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

-the impairment of our investment securities;

-our ability to control expenses, particularly those associated with operating as a publicly traded company;

-the failure to identify and address cyber-security risks, fraud or security breaches of computer systems on which we depend;

-political instability;

-acts of war or terrorism;

-competition and innovation with respect to financial products and services by Financials, financial institutions and non-traditional providers, including retail businesses and technology companies;

-changes in our organization and management and our ability to retain or expand our management team and our board of directors, as necessary;

-the costs and effects of legal, compliance and regulatory actions, changes and developments, including the initiation and resolution of legal proceedings, regulatory or other governmental inquiries or investigations, and/or the results of regulatory examinations and reviews;

-the ability of key third-party service providers to perform their obligations to us; and

-other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this offering circular.

-our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in this offering circular. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Summary

The following information should be read together with the information contained in other parts of this offering circular and in the accompanying common stock offering circular. It may not contain all the information that is important to you. You should carefully read this entire offering circular and the accompanying offering circular to understand fully the terms of the Series A Preferred Stock, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Series A Preferred Stock. To the extent the following information is inconsistent with the information in the accompanying offering circular; you should rely on the following information. You should pay special attention to the "Risk Factors" section of this offering circular to determine whether an investment in the Series A Preferred Stock is appropriate for you.

About E*Hedge Financial Holding Corp.

Our Company

E*Hedge Financial Holding Corp. is a non-banking financial service company headquartered in Seattle WA. Our goal is to create a bold, and responsible financial organization focused on leading brands working closely with Devon Parks, the Chairman, CEO of E*Hedge Financial Holding Corp or "E*Hedge Financial Group " we seek to operate efficient financial service firms, as well as to grow the portfolio of subsidiaries through strategic acquisitions.

Currently, we have 5 business units:

E*Hedge Capital, a Mutual Fund Management subsidiary, actively manages the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund. In addition to fund management the organization also advises in separate accounts and matters pertaining to client services. Moreover, the organization leverages investment experience to grow investor assets in order to help financial professionals successfully place investment funds.

E*Hedge Advisors, primary objective is to help clients connect innovative investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory services. The company is Data-driven, Quantitatively-minded and Application-focused. The company strives to connect innovative ideas in finance through exact Research & Development and bring validated trading ideas to life.

E*Hedge Real Estate Investments, is a self-advised real estate investment trust (REIT) pending SEC approvals engaged in the business of investing, on a leveraged basis, in asset-backed securities (MBS) and real estate properties. Our principal business objective is to generate income for distribution to our stockholders resulting from the difference between interest and other income earned on investments and the interest expense we pay on leverage we use to finance investments and operating costs.

E*Hedge Securities is a registered investment advisory established to provide securities firms and individual investors with more efficient access to small cap initial public offerings. The company provides a singular focused "EHS Platform". Wherein E*Hedge Securities proprietary service and technology platform ("EHS Platform") may provide corporate clients with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A issuance under the Securities Act of 1933, in addition to access to strategic partnerships, and vibrant investor communities.

1

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. E*Hedge Financial is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

We currently manage financial service operations based on U.S. geographic markets which allow each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our status as a financial holding company, we operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We also provide our business divisions guidance in the areas of improving operational efficiencies.

Our Products and Services

The company will provide a comprehensive set of investments, financial services and advisory platforms customized to meet the needs of our clients.

E*Hedge Real Estate Fund

E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential properties through emerging real estate investment funds.

Investment and Financial Advisory Services

E*Hedge Advisors, primary objective is to provide ongoing advisory services relating to the implementation of innovative client supplied investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory process. The company is Data-driven, quantitatively-minded and application-focused on implementing mathematical tools to help our clients build algorithm, quantitative models for capital markets, asset management and data analytics and ultimately trading execution.

E*Hedge Capital, a Mutual Fund Management focuses on the investment advisory services for the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Dividend Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund.

E*Hedge Securities is a registered financial advisory firm positioned to offer its "EHS Platform". Wherein corporate clients are provided with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A issue under the Securities Act of 1933.

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations.

2

Risk Factors

An investment in the Series A Preferred Stock involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page 14 of this offering circular and in the "Risk Factors" section included in our description of our common share risks are set forth in the referenced offering circular on Form 1-A, including our financial statements and the notes thereto, before making an investment decision.

3

Regulation A+

We are offering our Preferred Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as "Regulation A+." We are relying upon Regulation A+, which allows us to raise up to $50,000,000 in a 12-month period.

In accordance with the requirements of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Securities and Exchange Commission after the qualification of the offering statement of which this Offering Circular forms a part.

The Offering

This Offering Circular relates to the sale of up to shares of our Preferred Stock, through the best efforts of the Company at a price of $      per share, for total Offering proceeds of up to $      , if all offered shares are sold. The minimum amount established for investors is $250, unless such minimum is waived by the Company, in its sole discretion, on a case-by-case basis. There is no minimum aggregate Offering amount and the Company will not escrow or return investor funds if any minimum number of shares is not sold. All money we receive from the Offering will be immediately available to us for the uses set forth in the "Use of Proceeds" section of this Offering Circular.

Shares offered hereby will be sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a "best-efforts" basis. Investors may be publicly solicited provided the "blue sky" regulations in the states in which the Company solicits investors allow such solicitation.

This Offering will terminate one year after the Offering Statement of which this Offering Circular is a part is qualified by the SEC, or once all offered securities are sold, whichever occurs first. Notwithstanding the foregoing, the Company may extend the Offering by an additional 90 days or terminate the offering at any time.

All dollar amounts refer to US dollars unless otherwise indicated.

Securities we are offering

                  shares of     % Non-Cumulative Perpetual Convertible Preferred Stock, Series A, $        par value, with a liquidation preference of $    per share and

$              in the aggregate.

We may from time to time elect to issue additional shares of the Series A Preferred Stock, and all the additional shares will be deemed to form a single series with the Preferred Stock.

4

Dividend policy

Dividends on the Series A Preferred Stock, when, as and if declared by our board of directors, will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, quarterly in arrears on each dividend payment date, at a rate per annum equal to

     %.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock.

If our board of directors has not declared a dividend on the Series A Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall cease to accrue and be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

So long as any share of Series A Preferred Stock remains outstanding, on any day during a dividend period (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us unless in the case of a net share settlement event, or by declaration by the board of directors and (3) no stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the immediately preceding dividend period on all

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outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of Series A Preferred Stock and any parity stock, all dividends declared upon shares of Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A Preferred Stock and any parity stock, plus accrued and unpaid dividends from prior periods in the case of any parity stock that bears cumulative dividends, bear to each other.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors, may be declared and paid on our common shares and any other securities ranking equally with or junior to the Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series A Preferred Stock shall not be entitled to participate in any such dividends.

Dividend payment dates

The 15th day of March, June, September and December of each year, to commence on March 15, 2020. If any date on which dividends would otherwise be payable is not a business day, then the applicable dividend will be paid on the next succeeding business day, without adjustment to the amount of the dividends paid on such date.

Conversion Rights

General. General. Each share of Series A Preferred Stock will not have the right to convert their shares of Series A Preferred Stock, in whole or in part, at any time prior to the mandatory conversion date, at the option of the company, into      of our common shares (which reflects an initial conversion price of approximately $      per common share) plus cash in lieu of fractional shares, subject to anti-dilution adjustments and subject to the limitation set forth below under "Limitation on Beneficial Ownership." If the conversion date is prior to the record date for any declared cash dividend on the Series A Preferred Stock for the dividend period in which you elect to convert, you will

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not receive any declared cash dividends for that dividend period on the Series A Preferred Stock, but you may receive a cash dividend on our common shares if the conversion date is prior to the record date for any declared cash dividend on our common shares. If the conversion date is after the record date for any declared cash dividend and prior to the dividend payment date, you will receive that cash dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, if you convert after a record date and prior to the related dividend payment date, you must pay to the conversion agent when you convert your shares of Series A Preferred Stock an amount in cash equal to the full dividend actually paid on the Series A Preferred Stock on the dividend payment date for the then-current dividend period on the shares being converted, unless your shares are being converted as a consequence of a mandatory conversion at our option, a make-whole acquisition as described below.

Mandatory Conversion at Our Option. On or after March 15, 2025, we may, at our option, at any time or from time to time cause some or all of the Series A Preferred Stock to be converted into our common shares at the then applicable conversion rate. We may exercise our conversion right if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of one of our common shares exceeds 130% of the then applicable conversion price of the Series A Preferred Stock. See "Description of Series A Preferred Stock- Mandatory Conversion at Our Option."

Net Share Settlement. At any time on or after March 15, 2025, the company has the option to unilaterally and irrevocably elect to deliver shares of the company's common stock with respect to Series A Preferred Stock to be converted following such election or in cash, and, if applicable, shares of common stock. If the company makes such an election, rather than receiving shares of common stock upon conversion obligation of any Series A Preferred Stock or cash in lieu thereof a holder will receive, for each Series A Preferred Stock surrendered for

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conversion:

-cash in an amount equal to the lesser of (1) $      and (2) the conversion value, as defined below (the "required cash amount"), and

-if the conversion value is greater than $      , a number of shares of the company's common stock, (the "remaining shares") equal to the sum of the daily share amounts above $      (as defined below) for each of the ten consecutive trading days in the conversion reference period, subject to the companies right to deliver cash in lieu of all or a portion of such remaining shares.

We refer to the foregoing amounts deliverable upon conversion of any of the preferred securities as the "conversion obligation." or "Conversion value" means the product of (1) the conversion rate then in effect multiplied by (2) the average of the volume weighted average price per share of our preferred stock on 10 of the trading days during the conversion reference period.

Limitation on Beneficial Ownership. Notwithstanding the foregoing, no holder of Series A Preferred Stock will be entitled to receive shares of our common shares upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) of more than 9.9% of the common shares outstanding at such time. Any purported delivery of our common shares upon conversion of Series A Preferred Stock shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the common shares outstanding at such time. If any delivery of our common shares owed to a holder upon conversion of Series A Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such

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shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the common shares outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series A Preferred Stock to convert mandatorily.

Conversion Upon Certain Acquisitions. The following provisions will apply if one of the following events occurs prior to the conversion date for shares of Series A Preferred Stock:

-a "person" or "group" within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common shares; or

-consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case, pursuant to which our common shares will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as "make-whole acquisitions;" provided, however, that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common shares in the transaction or transactions consists of common stock or American Depositary Receipts in

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respect of common stock that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a make-whole acquisition.

Upon a make-whole acquisition, we will, under certain circumstances, be required to pay a make-whole adjustment in the form of an increase in the conversion rate upon any conversions of the Series A Preferred Stock that occur during the period beginning on the effective date of the make-whole acquisition and ending on the date that is 30 days after the effective date as described herein. The make whole adjustment will be payable in shares of our common shares or the consideration into which our common shares have been converted or exchanged in connection with the make-whole acquisition.

The amount of the make-whole adjustment, if any, will be based on the share price and the effective date of the make-whole acquisition. A description of how the make-whole adjustment will be determined and a table showing the make whole adjustment that would apply at various share prices and effective dates is set forth under "Description of Series A Preferred Stock- Conversion Upon Certain Acquisitions."

Reorganization Events. The following provisions apply in the event of certain "reorganization events," which include, subject to certain exceptions:

-any consolidation or merger of us with or into another person in each case pursuant to which our common shares will be converted into cash, securities or other property;

-any sale, transfer, lease or conveyance to another person of all or substantially all of our assets in each case pursuant to which our common shares will be converted into cash, securities or other property;

-certain reclassifications of our common shares; or

-certain statutory exchanges of our securities.

Each share of Series A Preferred Stock outstanding immediately prior to the applicable reorganization event will become convertible at the option of the

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holder of such share into the kind of securities, cash and other property receivable in the reorganization event by holders of our common shares. See "Description of Series A Preferred Stock-Reorganization Events."

Anti-Dilution Rate Adjustments. The conversion rate may be adjusted in the event of, among other things, (1) dividends or distributions in common shares, (2) subdivisions, splits and combinations of the common shares, (3) certain issuances of share purchase rights, (4) distributions of shares of our capital stock (other than our common shares), or evidences of our indebtedness or assets, (5) certain cash dividends or distributions on our common shares or (6) certain tender offers for our common shares by us or any of our subsidiaries. Such adjustments may be subject to U.S. federal income tax. See "Certain U.S. Federal Income Tax Considerations-U.S. Holders-Adjustment of Conversion Rate."

Maturity

The Series A Preferred Stock does not have any maturity date, and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to exercise our mandatory conversion option with respect to all of the outstanding Series A Preferred Stock as described above under "Conversion Rights- Mandatory Conversion at our Option".

Liquidation rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of E*Hedge Financial Holding Corp., holders of shares of Series A Preferred Stock are entitled to receive assets of the company available for distribution to shareholders, before any distribution of assets is made to holders of our common shares or of any other shares of our stock ranking junior as to such a distribution to the Series A Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $      per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of the company's assets that are available after satisfaction of all liabilities to

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creditors and subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock (pro rata as to the Series A Preferred Stock and any other shares of our stock ranking equally as to such distribution).

Voting rights

Generally none, except that whenever the company fails to pay full dividends on the Series A Preferred Stock, for six consecutive quarterly dividend payment periods, the holders of the Series A Preferred Stock (together with holders of all outstanding series of our authorized preferred stock, voting as a single class) will be entitled to vote for the election of two additional directors until at least one dividend payment period of preferred stock have been paid or declared and set apart for payment. See "Description of Series A Preferred Stock-Voting Rights" below.

Ranking

Shares of the Series A Preferred Stock will rank senior to our common shares and at least equally with each other series of our preferred stock we may issue, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims).

Preemptive rights	None.
Listing

We intend to have a listing sponsor participate as an intermediary with Euronext for our common stock to be eligible for trading on the Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as an intermediary listing sponsor.

Tax consequences

Distributions constituting dividend income received by an individual U.S. holder in respect of the Series A Preferred Stock is taxable and will generally represent "qualified dividend income", which will be subject to taxation at a maximum federal rate of 15% (or a lower rate for individuals in certain tax brackets) subject to certain exceptions for short-term and hedged positions. In addition, subject to similar exceptions for short-term and hedged positions, distributions on the

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Series A Preferred Stock constituting dividend income paid to holders that are U.S. corporations will generally qualify for dividends-received deductions. Adjustment of the conversion rate may be subject to U.S. federal income tax. For further discussion of the tax consequences relating to the Series A Preferred Stock, see "Certain U.S. Federal Income Tax Considerations" in this offering circular.

Use of proceeds	We intend to use the net proceeds from the sale of the Series A Preferred Stock for general corporate purposes. See "Use of Proceeds" in this offering circular.

Expected ratings

We expect that the Series A Preferred Stock will be rated by Standard & Poor's, Moody's Investor services and DBRS, respectively. None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Consecutive common stock offering

Consecutively with this offering of our      % Non-Cumulative Perpetual Convertible Preferred Stock, Series A, based upon an offering price of $      per share, which we refer to as the "Preferred Stock." We are also proposing an additional class of securities via post-qualification amendment in compliance with a proposed offering of       of our common shares in a public offering. That offering is being made by a separate offering circular and is not part of the offering to which this offering circular relates. We cannot assure you that the offering of Common Stock will be completed or, if completed, on what terms it will be completed.

Book-entry, delivery and form

The Series A Preferred Stock will initially be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC.

Risk factors	See "Risk Factors" beginning on page 14 of this offering circular for a discussion of risks you should carefully consider before deciding to invest in our Series A Preferred Stock.

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Risks Relating to this Offering and Ownership of Our Series A Preferred Stock and Common Stock

The Series A Preferred Stock is equity and is subordinated to our existing and future indebtedness.

The shares of Series A Preferred Stock are equity interests in E*Hedge Financial Holding Corp. and do not constitute indebtedness. As such, the shares of Series A Preferred Stock will rank junior to all indebtedness and other non-equity claims on the company with respect to assets available to satisfy claims on the company, including in a liquidation of the company. Our existing and future indebtedness may restrict payment of dividends on the Series A Preferred Stock. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock (1) dividends are payable only if declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available assets. Further, the Series A Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under "Holders of Series A Preferred Stock Will Have Limited Voting Rights."

Dividends on Series A Preferred Stock are non-cumulative.

Dividends on the Series A Preferred Stock are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period prior to the related dividend payment date, holders of the Series A Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preferred Stock or any other series of our preferred stock.

The price of our common shares, and therefore of the Series A Preferred Stock, may fluctuate significantly, and this may make it difficult for you to resell the Series A Preferred Stock or common shares issuable upon conversion of the Series A Preferred Stock at times or at prices you find attractive.

The price of our common shares may constantly change. We expect that the market price of our common shares will fluctuate. In addition, because the Series A Preferred Stock is convertible into our common shares, volatility or depressed prices for our common shares could have a similar effect on the trading price of the Series A Preferred Stock.

Our share price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

-quarterly variations in our operating results or the quality of our assets;

-operating results that vary from the expectations of management, securities analysts and investors;

-changes in expectations as to our future financial performance;

-announcements of innovations, new products, strategic developments, significant contracts, dispositions, acquisitions, financings and other material events by us or our competitors;

-the operating and securities price performance of other companies that investors believe are comparable to us;

-future sales of our equity or equity-related securities;

-regulatory developments; and

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-changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.

In addition, the stock market may in general experience extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our share price, notwithstanding our operating results.

General market conditions and unpredictable factors could adversely affect market prices for the Series A Preferred Stock.

There can be no assurance about the market prices for the Series A Preferred Stock. Several factors, many of which are beyond our control, may influence the market value of the Series A Preferred Stock, including:

-our past and future dividend practice;

-our creditworthiness as determined by nationally recognized statistical rating organizations which can change;

-interest rates;

-the credit, mortgage and housing markets, the markets for securities relating to investment management, and advisory services with respect to financial institutions generally;

-the market for similar securities; and

-economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets.

Accordingly, the Series A Preferred Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which it was purchased.

The conversion rate of the series a preferred stock may not be adjusted for all dilutive events that may adversely affect the trading price of the series a preferred stock or the common shares issuable upon conversion of the series a preferred stock.

The conversion rate of the Series A Preferred Stock is subject to adjustments upon certain events, including the issuance of dividends or distributions in common shares, subdivisions and combinations of our common shares, certain issuances of rights or warrants, distributions of shares of our capital stock (other than our common shares), evidences of our indebtedness or assets, certain cash dividends or distributions or certain tender offers or exchange offers for our common shares by us or any of our subsidiaries. There can be no assurance that an event that adversely affects the value of the Series A Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common shares, it may also adversely affect the market price of the Series A Preferred Stock. In addition, except as described under "Plan of Distribution" we are not restricted from offering common shares in the future or engaging in other transactions that could dilute our common shares.

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A change of control with respect to the company may not constitute a make-whole acquisition or fundamental change for the purpose of the series a preferred stock.

The Series A Preferred Stock contains no covenants or other provisions to afford protection to you in the event of a change of control with respect to the company, except upon the occurrence of a make-whole acquisition or a fundamental change to the extent described under "Description of Series A Preferred Stock-Conversion Upon Certain Acquisitions" and "Conversion Upon Fundamental Change," respectively. However, the terms "make-whole acquisition" and "fundamental change" are limited and may not include every change of control event that might cause the market price of our Series A Preferred Stock to decline. As a result, your rights under the Series A Preferred Stock upon the occurrence of a make-whole acquisition or fundamental change may not preserve the value of the Series A Preferred Stock in the event of a change of control with respect to us. In addition, any change of control with respect to us may negatively affect the liquidity, value or volatility of our stock, negatively impacting the value of the Series A Preferred Stock.

The delivery of additional make-whole shares in respect of conversions following a make-whole acquisition or adjustment to the conversion rate in respect of conversions following a fundamental change may not adequately compensate you.

If a make-whole acquisition occurs prior to conversion, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series A Preferred Stock that occur during the period beginning on the effective date of the make whole acquisition and ending on the date that is 30 days after the effective date by a number of additional common shares. The number of make-whole shares, if any, will be based on the price paid for each common share in such transaction and the effective date of the make-whole acquisition. See "Description of Series A Preferred Stock-Conversion Upon Certain Acquisitions." Although this adjustment is intended to approximate the lost option value of your Series A Preferred Stock, if any, it is only an approximation of such lost value and may not adequately compensate you for your actual loss than the aggregate liquidation preference of your shares of Series A preferred stock. Our obligation to deliver make-whole shares or to adjust the conversion rate in respect of conversions following a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.

There may be future sales or other dilution of our equity, which may adversely affect the market price of the Series A Preferred Stock or our common shares when issued.

Except as described under "Plan For Distribution" and "Description of Series A Preferred Stock-Voting Rights," we are not restricted from issuing additional common shares or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or Series A Preferred Stock or any substantially similar securities. The market price of our Series A Preferred Stock could decline as a result of sales of common shares or Series A Preferred Stock or similar securities in the market made after this offering or the perception that such sales could occur. The conversion of some or all of the Series A Preferred Stock will dilute the ownership interest of existing and future common shareholders. Any sales in the public market of our common shares issuable upon such conversion could adversely affect prevailing market prices of the outstanding common shares and the Series A Preferred Stock. This may also encourage short selling or arbitrage trading activity by market participants since the conversion of the Series A Preferred Stock could depress the price of our equity securities.

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Before the mandatory conversion of any Series A Preferred Stock into our common shares, you are not entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

Before the conversion of any Series A Preferred Stock into our common shares, you are not entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but you will be subject to all changes affecting the common shares. You will only be entitled to rights on the common shares if and when we deliver common shares to you upon conversion of your Series A Preferred Stock and in limited cases under the adjustments to the conversion rate. For example, in the event that an amendment is proposed to our articles of incorporation or regulations requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to your becoming a record holder of the common shares issuable upon conversion, you will not be entitled to vote such shares in respect of such amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares proposed in such amendment.

The issuance of additional series of our preferred stock could adversely affect current and future holders of our common shares, which may negatively impact your investment.

Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the common shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common shares with respect to the payment of dividends or upon our dissolution, winding up and liquidation, or if we issue preferred stock with voting rights that dilute the voting power of our common shares, the rights of holders of our common shares or the market price of our common shares could be adversely affected. As noted above, a decline in the market price of the common shares may negatively impact the market price for the Series A Preferred Stock.

Our results of operations depend upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our subsidiary business units. As a result, our ability to make dividend payments on the Series A Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of our financial service and non-financial service subsidiaries to pay dividends or make other payments to us.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus your ability as a holder of the Series A Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of any creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the Series A Preferred Stock will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries.

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An active, liquid trading market for our Series A Preferred Stock may not develop, and you may not be able to sell your preferred stock. The Series A Preferred stock is a new issue with no established trading market.

Prior to this offering, there has been no public market for our preferred stock. An active trading market for shares of our preferred stock may never develop or be sustained following this offering. If an active trading market does not develop, you may have difficulty selling your shares at an attractive price, or at all. In addition, we anticipate that, upon authorization of this offering, the stock offer will be eligible for quotation on the Euronext Access operated by the Euronext Access Paris if listing requirements are met. If for any reason, however, our securities are not eligible for initial or continued quotation on the Euronext Access (a public trading market does not develop), purchasers of the preferred stock may have difficulty selling their securities should they desire to do so and purchasers of our preferred stock may lose their entire investment if they are unable to sell our securities.

Even if a secondary market for the Series A Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Further, because the shares of Series A Preferred Stock do not have a stated maturity date, investors seeking liquidity in the Series A Preferred Stock may be limited to selling their Series A Preferred Stock in the secondary market.

Risks Related to the Offering and an Investment in Our Preferred Stock

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through available means. There is no guarantee that we will be able to sell any of the shares. Unless we are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to expand our business operations. We do not have any plans to seek this alternative financing at present time.

Holders of Series A Preferred stock will have limited voting rights.

Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of preferred stock, including the Series A Preferred Stock, will have the right to vote separately as a class on certain matters that may affect the preference or special rights of the preferred stock, as described under "Description of Series A Preferred Stock-Voting Rights" below; provided that if certain matters would affect the preference or special rights of the Series A Preferred Stock but not all then outstanding series of preferred stock if any, the Series A Preferred Stock will have also the right to vote separately.

In addition, if the company fails to pay full dividends on any series of preferred stock for six consecutive quarterly dividend payment periods, whether or not dividends for any such period were actually declared by the board of directors, the holders of the Series A Preferred Stock (together with holders of all outstanding series of our authorized preferred stock if any, voting as a single class without regard to series) will be entitled to vote for the election of two additional directors until at least one dividend payment period of preferred stock have been paid or declared and set apart for payment, subject to the terms and to the limited extent described under "Description of Series A Preferred Stock-Voting Rights " below.

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If we adjust the conversion rate on our common shares, you may be deemed to have received a taxable dividend without the receipt of any cash.

Under certain circumstances, if we adjust the conversion rate, you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in "Certain U.S. Federal Income Tax Considerations"), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Certain U.S. Federal Income Tax Considerations."

Holders of Series A Preferred Stock may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. Federal Income Tax purposes. If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series A Preferred Stock may decline.

Our ability to pay dividends on our Series A preferred stock may be limited.

Our payment of dividends on our Series A preferred stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other regulatory factors.

Any indentures and other financing agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including the Series A preferred stock. In the event that any of our indentures or other financing agreements in the future restricts our ability to pay dividends in cash on the Series A preferred stock, we may be unable to pay dividends in cash on the Series A preferred stock unless we can refinance the amounts outstanding under those agreements.

In addition, under Delaware law, our Board of Directors may declare dividends on our capital stock only to the extent of our statutory "surplus" (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Series A preferred stock, we may not have sufficient cash to pay dividends in cash on the Series A preferred stock.

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Summary

The following information should be read together with the information contained in other parts of this offering circular and in the accompanying common stock offering circular. It may not contain all the information that is important to you. You should carefully read this entire offering circular and the accompanying offering circular to understand fully the terms of the Series A Preferred Stock, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Series A Preferred Stock. To the extent the following information is inconsistent with the information in the accompanying offering circular; you should rely on the following information. You should pay special attention to the "Risk Factors" section of this offering circular to determine whether an investment in the Series A Preferred Stock is appropriate for you.

About E*Hedge Financial Holding Corp.

Our Company

E*Hedge Financial Holding Corp. is a non-banking financial service company headquartered in Seattle WA. Our goal is to create a bold, and responsible financial organization focused on leading brands working closely with Devon Parks, the Chairman, CEO of E*Hedge Financial Holding Corp or "E*Hedge Financial Group " we seek to operate efficient financial service firms, as well as to grow the portfolio of subsidiaries through strategic acquisitions.

Currently, we have 5 business units:

E*Hedge Capital, a Mutual Fund Management subsidiary, actively manages the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund. In addition to fund management the organization also advises in separate accounts and matters pertaining to client services. Moreover, the organization leverages investment experience to grow investor assets in order to help financial professionals successfully place investment funds.

E*Hedge Advisors, primary objective is to help clients connect innovative investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory services. The company is Data-driven, Quantitatively-minded and Application-focused. The company strives to connect innovative ideas in finance through exact Research & Development and bring validated trading ideas to life.

E*Hedge Real Estate Investments, is a self-advised real estate investment trust (REIT) pending SEC approvals engaged in the business of investing, on a leveraged basis, in asset-backed securities (MBS) and real estate properties. Our principal business objective is to generate income for distribution to our stockholders resulting from the difference between interest and other income earned on investments and the interest expense we pay on leverage we use to finance investments and operating costs.

E*Hedge Securities is a registered investment advisory established to provide securities firms and individual investors with more efficient access to small cap initial public offerings. The company provides a singular focused "EHS Platform". Wherein E*Hedge Securities proprietary service and technology platform ("EHS Platform") may provide corporate clients with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A issue under the Securities Act of 1933, in addition to access to strategic partnerships, and vibrant investor communities.

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E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations. The company will be organized under the laws of the State of Delaware. E*Hedge Financial is not seeking membership of the Federal Reserve System and its future deposits will be contingent upon its ability to partner with established banking organizations who are insured by the FDIC up to any applicable legal limit.

We currently manage financial service operations based on U.S. geographic markets which allow each division to retain flexibility with regard to enjoying the economies of scale and cost savings realized as a result of consolidated support functions. We believe that this approach differentiates us from other large competitors due to our status as a financial holding company, we operate with greater flexibility to better serve markets and increase responsiveness to the needs of customers. We also provide our business divisions guidance in the areas of improving operational efficiencies.

Our Products and Services

The company will provide a comprehensive set of investments, financial services and advisory platforms customized to meet the needs of our clients.

E*Hedge Real Estate Fund

E*Hedge Real Estate Investments is an emerging developmental stage real estate holding corporation with a commercial focus on revenue generating residential properties through emerging real estate investment funds.

Investment and Financial Advisory Services

E*Hedge Advisors, primary objective is to provide ongoing advisory services relating to the implementation of innovative client supplied investment ideas in capital markets and bring them to life through a rigorous Research & Development advisory process. The company is Data-driven, quantitatively-minded and application-focused on implementing mathematical tools to help our clients build algorithm, quantitative models for capital markets, asset management and data analytics and ultimately trading execution.

E*Hedge Capital, a Mutual Fund Management focuses on the investment advisory services for the following regulatory pending funds; Zero Fee Small Company Index Fund, Zero Fee Mid Company Index Fund, Dividend Income Dividend Fund and Global Life Science Fund, Zero Fee S&P 500 Index Fund and S&P 500 Inverse Fund.

E*Hedge Securities is a registered financial advisory firm positioned to offer its "EHS Platform". Wherein corporate clients are provided with advice, technology, administrative services and assistance with and introductions to resources needed to conduct a Regulation A issue under the Securities Act of 1933.

Consumer Credit Card

E*Hedge Financial is a financial service firm focused on the issuance of white label credit card & white label debit card products as it relates to banking agency agreements in relation to future operations.

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Use Of Proceeds

The company estimates that, at a per share price of $      , the net proceeds from the sale of 700,000 shares in this offering will be approximately $                 , after deducting the estimated offering expenses of approximately $66,000 (including marketing, other legal and accounting professional fees, technology fees associated with hosting our offering online and other expenses).

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 25%, 50%, 75% and 100% of the maximum number of shares offered for sale in this offering.

	100% Shares	%	75% Shares	%	50% Shares	%	25% Shares	%
Assumed percentage of shares sold	Sold	Total	Sold	Total	Sold	Total	Sold	Total
Gross Proceeds	$		$		$		$
Offering Expenses		$3%		$3%		$4%		$8%
Global Sales & Marketing		$33%		$44%		$33%		$27%
Working Capital		$33%		$33%		$33%		$64%
Product Development		$13%		$9%		$7%		$5%
General Administration		$7%		$7%		$5%		$0%
General Corporate Purposes	$	_10%_	$	_3%_	$	_17%_	$	_0%_
Total Use of Proceeds		$109%		$100%		$100%		$100%

The allocation of the use of proceeds among the categories of anticipated expenditures represents management's best estimates based on the current status of the Company's proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company's use of proceeds may vary significantly in the event any of the Company's assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

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DESCRIPTION OF SERIES A PREFERRED STOCK

This offering circular summarizes specific terms and provisions of the Series A Preferred Stock. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Articles of Incorporation thereto creating the Series A Preferred Stock, which will be included as an exhibit to documents filed with the SEC.

Our authorized capital stock includes             shares of preferred stock, par value $         per share. Our board of directors is authorized to issue preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, and conversion rights, all without any vote or other action on the part of shareholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors.

The Series A Preferred Stock is a single series of authorized preferred stock consisting of 2,000,000 shares, of which            are being initially offered hereby. We may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of preferred stock, including additional shares of Series A Preferred Stock.

The Series A Preferred Stock will be convertible into our common shares at the option of the company in whole or in part, at any time prior to the mandatory conversion date. For a description of our common shares, please refer to "Description of Common Shares" below in this offering circular. The Series A Preferred Stock has no stated maturity, is not redeemable and will not be subject to any sinking fund unless approved by the board of directors or other obligation of E*Hedge Financial Holding Corp. to redeem or repurchase the Series A Preferred Stock.

Ranking

The Series A preferred stock, with respect to shareholder rights, ranks:

- senior to (i) our common stock and (ii) each other class of capital stock or series of preferred stock established after the first original issue date of the Series A preferred stock (which we refer to as the "issue date") the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A preferred stock as to dividend rights, winding-up or dissolution (which we refer to collectively as "junior stock");

-on parity with any class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank on a parity with the Series A preferred stock as to dividend rights;

-junior to (i) to any previously issued Preferred Stock and (ii) each class of capital stock or series of preferred stock established after the issue date the terms of which expressly provide that such class or series will rank junior to the Series A preferred stock as to dividend rights, winding-up or dissolution (which we refer to collectively as "senior stock"); and

- junior to our existing and future indebtedness.

In addition, the Series A preferred stock, with respect to dividend rights, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries.

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Dividends

Dividends on the Series A Preferred Stock, when, as and if declared by our board of directors, will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, quarterly in arrears on each dividend payment date, at a rate per annum equal to         %.

Dividends on shares of the Series A Preferred Stock will not be mandatory. Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of assets legally available for the payment of dividends under applicable state law, non-cumulative cash dividends payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a "dividend payment date"), commencing on March 15, 2020. These dividends will accrue, with respect to each dividend period, on the liquidation preference amount of $ per share at a rate per annum equal to       %. In the event that we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares will accrue from (i) if the original issue date of such additional shares is a dividend payment date, from such date, or (ii) if the original issue date is a date other than a dividend payment date, from the immediately preceding dividend payment date or, if no dividend payment date has yet occurred, from the issue date of the Series A Preferred Stock.

Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the last business day of the calendar month immediately preceding the month during which the dividend payment date falls. The corresponding record dates for any additional issuance of Series A preferred stock will be the same as the record dates for the Series A Preferred Stock issued as described in this offering circular.

A "dividend period" is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 365-day year and the actual number of days elapsed in the dividend period. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day, without adjustment to the amount of the dividends paid on such date.

Dividends on shares of Series A Preferred Stock will not be cumulative. Accordingly, if our board of directors does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

As used in this offering circular , "junior stock" means our common shares and any other class or series of stock of E*Hedge Financial Holding Corp. hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the company.

When dividends are not paid in full upon the shares of Series A Preferred Stock and any parity stock, all dividends declared upon shares of Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A Preferred Stock and any parity stock, plus accrued and unpaid dividends from prior periods in the case of any parity stock that bears non-cumulative dividends, may bear to each other.

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As used in this offering circular, "parity stock" means any other class or series of stock of the company that ranks on parity with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the company.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors, may be declared and paid on our common shares and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series A preferred stock will be entitled to receive a liquidation preference in the amount of $      per share of the Series A preferred stock (the "liquidation preference"), plus an amount equal to declared non-accumulated and unpaid dividends on the shares to (but excluding) the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our shareholders.

Net Share Settlement

At any time on or after March 15, 2025, the company has the option to unilaterally and irrevocably elect to deliver shares of the company's common stock with respect to Series A Preferred Stock to be converted following such election or in cash, and, if applicable, shares of common stock. If the company makes such an election, rather than receiving shares of common stock upon conversion obligation of any Series A Preferred Stock or cash in lieu thereof as described under:

-cash in an amount equal to the lesser of (1) $         and (2) the conversion value, as defined below (the "conversion value"), and

-if the conversion value is greater than $        , a number of shares of the company's common stock, (the "remaining shares") equal to the sum of the daily share amounts above $          shall be convertible in an equal amount of common shares in lieu of all or a portion of such remaining shares in cash.

Mandatory Conversion at Our Option

Mandatory Conversion at Our Option On or after March 15, 2025, we may, at our option, at any time or from time to time cause some or all of the Series A Preferred Stock to be converted into a number of shares of common stock equal to the conversion rate described below. We will provide notice of our decision to exercise our right to cause the mandatory conversion within three trading days of the end of any consecutive trading period of 30 days.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Series A preferred stock on the mandatory conversion date of our option, will be subject to certain anti-dilution adjustments, as follows:

-if the applicable market value of our common stock is greater than $       , which we call the threshold appreciation price, then the conversion rate will be       shares of common stock per share of Series A preferred stock (the "minimum conversion rate"), which is equal to $     divided by the threshold

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appreciation price;

-if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the "initial price," which equals the price at which we initially offer our common stock at the time of initial public offering in subsequent offerings of our common stock, then the conversion rate will be equal to $      divided by the applicable market value of our common stock, which will be between       share and       shares; or

-if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 17 shares of common stock per share of Series A preferred stock (the "maximum conversion rate"), which is equal to $       divided by the initial price. "Applicable market value" means the average of the closing prices per share of our common stock over the 30 consecutive trading day period ending on the third trading day immediately preceding the mandatory conversion date. Conversion at the Option of the Holders of the Series A preferred stock do not have the right to convert their shares of Series A preferred stock, in whole or in part, at any time prior to the mandatory conversion date at the option of the company, into shares of our common stock at the minimum conversion rate of       shares of common stock per share of Series A preferred stock, subject to certain anti-dilution adjustments and guidelines set forth below under "Make-Whole Shares".

To exercise the mandatory conversion right described above, notice must be given by (i) providing a notice of such conversion to each holder of our Series A Preferred Stock or (ii) issuing a press release and making this information available on our website. The conversion date will be a date selected by us (the "mandatory conversion date") and will be no less than ten days, and no more than 20 days, after the date on which we provide such notice of mandatory conversion or issue such press release. In addition to any information required by applicable law or regulation, the notice of mandatory conversion and press release shall state, as appropriate:

-the mandatory conversion date;

-the number of our common shares to be issued upon conversion of each share of Series A Preferred Stock; and

-the number of shares of Series A Preferred Stock to be converted.

If less than all of the Series A Preferred Stock are converted, the conversion agent (which initially will be the transfer agent) will select the Series A Preferred Stock to be converted by lot, or on a pro rata basis or by another method the conversion agent considers fair and appropriate, including any method required by DTC or any successor depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series A Preferred Stock is then traded or quoted). If the conversion agent selects a portion of your shares of Series A Preferred Stock for partial mandatory conversion and you convert a portion of your shares of Series A Preferred Stock at the same time, the portion converted at your option will reduce the portion of your Series A Preferred Stock selected for mandatory conversion.

Limitation on Beneficial Ownership

Notwithstanding the foregoing, no holder of Series A Preferred Stock will be entitled to receive common shares upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the common shares outstanding at such time. Any purported delivery of our common shares upon conversion of Series A Preferred Stock shall be

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void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the common shares outstanding at such time. If any delivery of our common shares owed to a holder upon conversion of Series A Preferred Stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in its being the beneficial owner of more than 9.9% of the common shares outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series A Preferred Stock to convert mandatorily.

Conversion Procedures

Conversion into our common shares will occur on the mandatory conversion date or any applicable conversion date (as defined below). On the mandatory conversion date, certificates representing our common shares will be issued and delivered to you or your designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the conversion agent if shares of the Series A Preferred Stock are held in certificated form, and upon compliance with some additional procedures described below. If a holder's interest is a beneficial interest in a global certificate representing Series A Preferred Stock, a book-entry transfer through DTC will be made by the conversion agent upon compliance with the depositary's procedures for converting a beneficial interest in a global security.

On the date of any conversion at the option of the holders, if a holder's interest is in certificated form, a holder must do each of the following in order to convert:

-complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

-surrender the shares of Series A Preferred Stock to the conversion agent;

-if required, furnish appropriate endorsements and transfer documents;

-if required, pay all transfer or similar taxes; and

-if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date.

If a holder's interest is a beneficial interest in a global certificate representing Series A Preferred Stock, in order to convert, a holder must comply with the applicable requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global security.

The date on which a holder complies with the foregoing procedures is the "conversion date."

A holder may obtain copies of the required form of the conversion notice from the conversion agent. The conversion agent will, on a holder's behalf, convert the Series A Preferred Stock into our common shares in accordance with the terms of the notice delivered by us described below. Payments of cash for dividends and in lieu of fractional shares and, if our common shares are to be delivered, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the common shares and/or securities issuable upon conversion of the Series A Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the common shares and/or securities issuable upon conversion of the Series A Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to our common shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common shares or

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other securities issuable upon conversion, by virtue of holding the Series A Preferred Stock.

Conversion Upon Certain Acquisitions

General. The following provisions will apply if, prior to the conversion date, one of the following events occurs prior to the conversion date for shares of Series A Preferred Stock:

-a "person" or "group" within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common shares; or

-consummation of any consolidation or merger of us or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our common shares will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as "make-whole acquisitions;" provided, however, that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common shares in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a national securities exchange or on securities exchanges in the European Economic Area when issued or exchanged in connection with a make-whole acquisition.

The phrase "all or substantially all" of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series A Preferred Stock that occur during the period (the "make-whole acquisition conversion period") beginning on the effective date of the make-whole acquisition (the "effective date") and ending on the date that is 30 days after the effective date, by a number of additional common shares (the "make-whole shares") as described below.

We will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of "make-whole acquisition," of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the make whole acquisition and the date by which each holder's make-whole acquisition conversion right must be exercised, which shall be 30 days after the effective date of the make-whole acquisition. We will also notify holders on the effective date of such make-whole acquisition, or as soon as practical thereafter, specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the

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conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder's shares of Series A Preferred Stock, if the Series A Preferred Stock is held in certificated form. If a holder's interest is a beneficial interest in a global certificate representing Series A Preferred Stock, in order to convert a holder must comply with the requirements listed above under "Conversion Procedures" and comply with the depositories procedure for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the "make-whole conversion date." If a holder does not elect to exercise the make-whole acquisition conversion right within the specified period, such holder's shares of Series A Preferred Stock will remain outstanding until otherwise converted but will not be eligible to receive make-whole shares.

Make-Whole Shares. The following table sets forth the number of make-whole shares per share of Series A Preferred Stock for each share price and effective date set forth below:

.25	.75	1.00	1.25	1.4706	3.25	5.00	6.50	8.00	10.00	25.00	50.00	75.00
Effective Date
March 15, 2020
March 15, 2021
March 15, 2022
March 15, 2023
March 15, 2024
March 15, 2025
March 15, 2026
March 15, 2027
March 15, 2028
March 15, 2029
March 15, 2030
Thereafter

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the "share price") paid per share of our common shares in such transaction. If the holders of our common shares receive only cash (in a single per share amount, other than with respect to appraisal and similar rights) in the make-whole acquisition, the share price shall be the cash amount paid per share. For purposes of the preceding sentence as applied to a make-whole acquisition described in the first bullet of the definition of that term, a single price per share shall be deemed to have been paid only if the transaction or transactions that caused the person or group to become direct or indirect ultimate beneficial owners of our common equity representing more than 50% of the voting power of our common shares was a tender offer for more than 50% of our outstanding common shares. Otherwise, the share price shall be the average of the closing price per share of our common shares on the 10 trading days up to but not including the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Series A Preferred Stock is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is

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the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate.

The exact share price and effective dates may not be set forth in the table, in which case:

-if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the number of make-whole shares will be determined by the mean between the number of make-whole shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

-if the share price is in excess of $100.00 per share (subject to adjustment as described above), a single make-whole share will be issued upon conversion of the Series A Preferred Stock; and

Our obligation to deliver make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, and applied to such payments.

Conversion Upon Fundamental Change

In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than the public offering price of our common shares in the subsequent Common Share Offering, subject to adjustment (a "fundamental change"), a holder may elect to convert each share of Series A Preferred Stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of:

(1) the reference price and (2) the share price divided by 50% of the public offering price of our common shares in the Common Share Offering, subject to adjustment (the "base price"). The base price will be adjusted as of any date that the conversion rate of the Series A Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 17 shares of our common shares per share of Series A Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In lieu of issuing common shares upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each common share otherwise issuable upon conversion.

The "reference price" shall be the "share price" as defined above in the paragraph immediately succeeding the table under "Make-Whole Shares."

To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under "Conversion Procedures" on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder's shares at the base price and such holder's shares of the Series A Preferred Stock will remain outstanding until otherwise converted.

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We will notify holders, at least 20 days prior to the anticipated effective date of a fundamental change, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of "make-whole acquisition," of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the fundamental change and the date by which each holder's fundamental change conversion right must be exercised. We also will provide notice to holders on the effective date of a fundamental change, or as soon thereafter, specifying, among other things, the date that is 30 days after the effective date, the adjusted conversion price following the fundamental change and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the fundamental change conversion right, a holder must comply with the requirements listed above under "Conversion Procedures" on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right within such period, such holder will not be eligible to convert such holder's shares at the base price and such holder's shares of Series A Preferred Stock will remain outstanding (subject to the holder electing to convert such holder's shares as described above under "Conversion Upon Certain Acquisitions".

Reorganization Events

In the event of:

A.any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common shares will be converted into cash, securities or other property;

B.any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common shares will be converted into cash, securities or other property;

C.any reclassification of our common shares into securities, including securities other than our common shares; or

D.any statutory exchange of our securities with another person (other than in connection with a merger or acquisition, each of which is referred to as a "reorganization event,"

Each share of the Series A Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series A Preferred Stock, become convertible into the types and amounts of securities, cash and other property receivable in such reorganization event by a holder of our common shares that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the "exchange property"). In the event that holders of our common shares have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series A Preferred Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of our common shares that affirmatively makes an election. Holders have the right to convert their shares of Series A Preferred Stock in the event of certain acquisitions as described under "Conversion Upon Certain Acquisitions" and "Conversion Upon Fundamental Change." In connection with certain reorganization events, holders of the Series A Preferred Stock may have the right to vote as a class. See "Voting Rights."

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Fractional Shares

No fractional shares of our common shares will be issued to holders of the Series A Preferred Stock upon reorganization events, conversion upon fundamental change, any conversion upon certain acquisitions, or mandatory conversion at our option. In lieu of any fractional shares of common shares otherwise issuable in respect of the aggregate number of shares of the Series A Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the closing price per share of our common shares determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of Series A Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of common shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

Miscellaneous

E*Hedge Financial Holding Corp. will at all times reserve and keep available out of the authorized and unissued shares of our common shares, solely for the issuance upon the conversion of the Series A Preferred Stock, that number of shares of our common shares as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding. Any shares of the Series A Preferred Stock converted into shares of our common shares or otherwise reacquired by us shall resume the status of authorized and unissued shares of preferred stock, undesignated as to series, and shall be available for subsequent issuance.

Voting Rights

The holders of the Series A preferred stock do not have voting rights other than those described below, except as specifically required by applicable Delaware state regulations.

Whenever dividends on any series of preferred stock, including but not limited to the Series A Preferred Stock, have not been declared and paid for six consecutive quarterly dividend payment periods, whether or not dividends for any such period were actually declared by the board of directors (a "Nonpayment"), the holders of the Series A Preferred Stock, together with holders of all other outstanding series of our preferred stock, will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the "Preferred Directors"). In that event, the number of directors on our board of directors shall automatically increase by two and, at the written request of not less than 20 percent of the total number of shares of our preferred stock, including but not limited to the Series A Preferred Stock, at the time outstanding, a special meeting of the holders of all such outstanding series of our preferred stock, including the Series A Preferred Stock, shall be called for the election of the two directors (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders, in which event such election shall be held at such next annual meeting of shareholders), followed by such election at each subsequent annual meeting. These voting rights will continue until non-cumulative dividends have been paid regularly for at least one full quarter.

If and when non-cumulative dividends have been regularly paid for at least one dividend period following consecutive non-payments exceeding six or more dividend periods more that, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights, along with holders of all other outstanding series of our preferred stock (subject to revesting in the event of any subsequent declared Nonpayment), and the term of office of the Preferred Directors elected shall continue until our next annual meeting. If any vacancy shall

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occur in the office of any Preferred Director prior to the end of the term of office, such vacancy shall be filled for the unexpired term by the appointment by the remaining Preferred Director (or Preferred Directors) of a new Preferred Director for the unexpired term of such former Preferred Director. The Preferred Directors shall each be entitled to one vote per director on any matter. The right to elect Preferred Directors shall be subject to the same provisions described above in the case of future dividend defaults.

The affirmative vote or consent of the holders of at least two-thirds of all of the shares of the then outstanding shares of preferred stock, including but not limited to the Series A Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of such outstanding shares of preferred stock shall vote separately as a class, shall be required to amend, alter or repeal the provisions of our Articles of Incorporation or our regulations which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of such outstanding shares of preferred stock (including the Series A Preferred Stock); provided, however, that neither the amendment of our Articles of Incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with our preferred stock, nor the amendment of our regulations so as to change the number of our directors, will be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of our preferred stock, and accordingly any such amendment referred to in this proviso may be made without the vote or consent of the holders of our preferred stock (including the holders of the Series A Preferred Stock); and provided further that if any amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all of the then outstanding series of our preferred stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall also be required.

The affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of our preferred stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of all such outstanding shares of our preferred stock shall vote as a single class shall be required to effect any one or more of the following:

-The authorization of, or the increase in the authorized number of, any shares of any class ranking senior to our preferred stock; or

-The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding shares of our preferred stock except in accordance with a purchase offer made to all holders of record of such preferred stock.

Form of Series A Preferred Stock

The Series A Preferred Stock shall be issued in book-entry form through DTC.

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DESCRIPTION OF COMMON SHARES

The following section is a summary and does not describe every aspect of the common shares. We urge you to read our articles of incorporation because they describe your rights as a holder of common shares. We have filed our articles of incorporation as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" for information on how to obtain a copy of our articles of incorporation.

We may issue common shares in such amounts and proportion and for such consideration as may be fixed by our board of directors or a properly designated committee thereof. As of the date of this offering circular, we are authorized to issue up to 425,000,000 common shares. After the effective date of the registration statement relating to the series A preferred stock consecutively with this offering, we will seek to qualify an additional class of securities via post-qualification amendment to this offering circular. We intend to have a intermidiary sponsor act as a listing sponsor with Euronext for our common stock to be eligible for trading on the Euronext Access operated by the Euronext Access Paris respectively. We do not yet have a sponsor who has agreed to participate as as a intermediary listing sponsor. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

General

Holders of common shares are not entitled to preemptive or preferential rights. Our common shares have no redemption or sinking fund provisions applicable thereto. Our common shares do not have any conversion rights. The rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

We may issue authorized but unissued common shares in connection with several employee benefit and stock option and incentive plans maintained by us or our subsidiaries, and our Direct Registration Plan. The outstanding common shares are fully paid and non-assessable and future issuances of common shares, when fully paid for, will be non-assessable.

Dividends

When, as and if dividends are declared by our board of directors out of funds legally available for their payment, the holders of common shares are entitled to share equally, share for share, in such dividends. The payment of dividends on our common shares is subject to the prior payment of dividends on our preferred stock.

Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common shares are entitled to receive, on a share for share basis, any of our assets or funds available for distribution after we have paid in full all of our debts and distributions and the full liquidation preferences of all series of our outstanding preferred stock.

Voting Rights

Subject to the rights, if any, of the holders of any series of preferred stock, holders of common shares have exclusive voting rights and are entitled to one vote for each common share on all matters voted upon by the shareholders. Holders of common shares do not have the right to cumulate their voting power.

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Share Repurchase Program

Our board of directors may authorize a share repurchase program in the future which will be subject to reporting in our quarterly reports and filed with the SEC and Federal Regulators as applicable. As of February 28, 2019, the board has not authorized a share repurchase program.

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BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the Series A Preferred Stock under a book-entry system in the form of one or more global certificates. We will register the global certificates in the name of E*Hedge & Co., as a nominee for The Depository Trust Company, New York, New York (the "depositary" or "DTC"), and deposit the global certificate(s) with the depositary.

Following the issuance of the Series A Preferred Stock in book-entry only form, the depositary will credit the accounts of its participants with shares of Series A Preferred Stock upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in shares of the Series A Preferred Stock. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such Series A Preferred Stock in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in shares of Series A Preferred Stock.

So long as the depositary or its nominee is the registered owner of a global certificate, we and transfer agent will treat the depositary as the sole owner or holder of the Series A Preferred Stock. Therefore, except as set forth below, you will not be entitled to have shares of Series A Preferred Stock registered in your name or to receive physical delivery of any Series A Preferred Stock. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder of Series A Preferred Stock. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the Series A Preferred Stock either in the United States through DTC or outside the United States through Clearstream, societe anonyme ("Clearstream") or Euroclear, or its successor, as operator of the Euroclear System ("Euroclear"), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants, customers, and securities accounts.

We will pay dividends on the Series A Preferred Stock to or as directed by DTC as the registered holder of the Series A Preferred Stock. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the transfer agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.

If we discontinue the book-entry only form of registration, we will replace the global certificate(s) with shares of Series A Preferred Stock in certificated form registered in the names of the beneficial owners. DTC is a limited-purpose trust company organized under the United States Federal Law.

DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, Financials, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book entry system is also available to others, such as brokers, dealers and trust companies that clear through or maintain a custodial

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relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream is incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banking institutions, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Financial S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered Financial in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, Financials, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and Financials. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the Series A Preferred Stock held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars, Sterling, Euro and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include Banking Institutions, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

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The Euroclear operator is a Belgian Financial Institution. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

 - transfers of securities and cash within Euroclear;

 - withdrawal of securities and cash from Euroclear; and

 - receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to any shares of Series A Preferred Stock held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for shares of Series A Preferred Stock in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Series A Preferred Stock in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of shares of Series A Preferred Stock received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such shares of Series A Preferred Stock settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of shares of Series A Preferred Stock by or through a Clearstream customer or a

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available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of shares of Series A Preferred Stock among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income and estate tax consequences associated with the purchase, ownership and disposition of the Series A Preferred Stock and the ownership and disposition of our common stock received as a dividend thereon or upon conversion thereof, as of the date of this offering circular. It is assumed in this discussion that you hold shares of our Series A Preferred Stock or common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the IRC) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income or estate taxation. Furthermore, the discussion below is based upon the provisions of the IRC, the existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date of this offering circular, and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion does not address any state, local or foreign tax consequences, nor any federal tax consequences other than federal income and estate tax consequences. Persons considering the purchase, ownership, and disposition of our Series A Preferred Stock, and the ownership and disposition of our common stock received as a dividend thereon or upon conversion thereof, should consult their tax advisors concerning U.S. federal, state, local, foreign or other tax consequences in light of their particular situations.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SERIES A PREFERRED STOCK, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK RECEIVED AS A DIVIDEND THEREON OR UPON CONVERSION THEREOF. PROSPECTIVE HOLDERS OF OUR SERIES A PREFERRED STOCK AND COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

Tax Consequences to U.S. Holders

A "U.S. Holder" of our Series A Preferred Stock or common stock means a holder that is for U.S. federal income tax purposes:

-An individual citizen or resident of the United States;

-A corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

-An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

-A trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Series A Preferred Stock or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership purchasing Series A Preferred Stock, we urge you to consult your tax advisor.

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Distributions on Series A Preferred Stock and Common Stock

In general, any distribution we make to a U.S. Holder with respect to its shares of our Series A Preferred Stock or our common stock that constitutes a dividend for U.S. federal income tax purposes will be taxable upon receipt as ordinary income, although possibly at reduced rates, as discussed below. Any distribution of common stock treated as a dividend will be subject to tax as a dividend in the amount of the fair market value of our common stock on the date of the distribution. That amount will also constitute the U.S. Holder's tax basis, and the holding period for the common stock will begin on the day following the distribution date. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the U.S. Holder's shares of our Series A preferred or common stock (as applicable) and, to the extent it exceeds such basis, will be treated as capital gain from the sale or exchange of such stock.

As a holder of Series A Preferred Stock, you may be treated as receiving a constructive dividend distribution from us if the conversion rate is adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased. In some circumstances, either an increase in the conversion rate, or a failure to make an adjustment to the conversion rate, may result in a deemed taxable distribution to a holder of Series A Preferred Stock or common stock, if as a result of such failure, the proportionate interests of such holders in our assets or earnings and profits is increased. It is anticipated that such constructive dividends would be reported to you in the same manner as actual dividends. However, adjustments to the conversion rate made pursuant to a bona fide, reasonable anti-dilution adjustment formula generally should not result in a constructive dividend distribution.

A dividend that exceeds certain thresholds in relation to a U.S. Holder's tax basis in our Series A Preferred Stock or common stock (as applicable) could be characterized as an "extraordinary dividend." Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its stock basis by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the reduction exceeds the U.S. Holder's tax basis in our Series A Preferred Stock or common stock (as applicable), the excess is treated as taxable gain. If you are a non-corporate U.S. holder and you receive an extraordinary dividend in taxable years beginning before January 1, 2011, you will be required to treat any losses on the sale of our Series A Preferred Stock or common stock as long-term capital losses to the extent of the extraordinary dividends you receive that qualify for the special tax rate on certain dividends described above.

Sale or Exchange of Series A Preferred Stock and Common Stock

Upon the sale or other disposition of our Series A Preferred Stock (other than pursuant to a conversion into common stock) or our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in such stock. Such capital gain or loss will generally be long-term capital gain or loss if your holding period in respect of the stock is more than one year. For a discussion of your tax basis and holding period in respect of common stock received in the conversion of the Series A Preferred Stock, see below under "Conversion of Series A Preferred Stock into Common Stock." Under current law, net long-term capital gain recognized in tax years beginning prior to January 1, 2011 by U.S. Holders who are individuals is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to limitations.

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Conversion of Series A Preferred Stock into Common Stock

A U.S. Holder will not recognize any income, gain, or loss upon the mandatory or optional conversion of Series A Preferred Stock into common stock, except that any cash or common stock you receive in respect of dividends will generally be taxable as described in "Distributions on Series A Preferred Stock and Common Stock" above. In addition, any cash you receive in lieu of a fractional share of common stock will generally be treated as if you received the fractional share, and then received the cash in redemption of the fractional share. The deemed redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and your tax basis in the stock that is allocable to the fractional share. Your tax basis in the common stock you receive upon a conversion (including any basis allocable to a fractional share) will generally equal the tax basis of the Series A Preferred Stock that was converted.

Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock you receive upon conversion and the fractional share in accordance with their respective fair market values. Your holding period for the common stock you receive (other than common stock received in respect of paid dividends) will include your holding period for the converted Series A Preferred Stock.

If a U.S. Holder's Series A Preferred Stock is converted pursuant to certain other transactions, including our consolidation or merger into another person or a "cash acquisition", the tax treatment of the conversion will depend upon the facts underlying the particular transaction triggering the conversion. Under those circumstances, U.S. Holders should consult their tax advisers to determine the specific tax treatment of a conversion.

Information Reporting and Backup Withholding

U.S. backup withholdings are imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. Dividends on Series A Preferred Stock and common stock paid to a U.S. Holder will generally be exempt from backup withholding, provided the U.S. Holder meets applicable certification requirements, including providing a taxpayer identification number, or otherwise establishes an exemption. We must report annually to the Internal Revenue Service and to each U.S. Holder the amount of dividends paid to that holder and the proceeds from the sale, exchange or other disposition of our Series A Preferred Stock or our common stock, unless a U.S. Holder is an exempt recipient.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the Internal Revenue Service.

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Tax Consequences to Non-U.S. Holders

A "Non-U.S. Holder" is a beneficial owner of our Series A Preferred Stock or our common stock (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. Special rules may also apply to certain Non-U.S. Holders, such as:

-U.S. expatriates;

-"controlled foreign corporations";

-"passive foreign investment companies"; and

-investors in pass-through entities that are subject to special treatment under the IRC.

Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

Distributions on Series A Preferred Stock and Common Stock

Except as described below, if you are a non-U.S. Holder of our Series A Preferred Stock or our common stock, actual and constructive dividends generally are subject to withholding of U.S. federal income tax at a 30% rate, or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we generally will be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us (1) a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or (2) in the case of payments made outside the U.S. to an offshore account (generally, an account maintained by you at an office or branch of a Financial or other financial institution at any location outside the U.S.), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations. If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may generally obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

Under certain circumstances described above in "Tax Consequences to U.S. Holders-Distributions on Series A Preferred Stock and Common Stock," Non-U.S. Holders may be deemed to receive constructive dividends. Because any constructive dividend to a Non-U.S. Holder will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, we intend to offset any withholding tax that we are required to collect against the fair market value of any common stock, cash payments or other distributions otherwise deliverable to you. As a result, if we make an adjustment to the conversion rate and the adjustment gives rise to a constructive dividend, non-U.S. holders should expect additional U.S. withholding on subsequent distributions.

If you wish to claim the benefit of an applicable treaty for dividends, you will be required to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and that you are entitled to the benefits of the applicable treaty.

Dividends that are effectively connected with your conduct of a trade or business within the United States or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. Holder. Special certification and disclosure requirements, including the completion of Internal Revenue Service Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by

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you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

Sale or Exchange of Series A Preferred Stock and Common Stock

You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our Series A Preferred Stock (including the deemed exchange that gives rise to a payment of cash in lieu of a fractional share) or our common stock unless:

-The gain is effectively connected with your conduct of a trade or business in the United States and, if certain tax treaties apply, is attributable to your U.S. permanent establishment;

-If you are an individual and hold shares of our Series A Preferred Stock or our common stock as a capital asset, you are present in the United States for 183 days or more in the taxable year of the sale or other disposition, and certain other conditions are met; or

If you are an individual and are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder and, in addition, may be subject to the branch profits tax on your effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.

Conversion of Series A Preferred Stock into Common Stock

Generally, if you are a Non-U.S. Holder, you will not recognize any income, gain or loss on the conversion of the Series A Preferred Stock into our common stock. However, any cash or common stock you receive in respect of dividends in arrears will generally be treated as a taxable distribution subject to withholding, as described above in "Distributions on Series A Preferred Stock and Common Stock."

In addition, cash received in lieu of a fractional share of common stock will generally be treated as described above in "Sale or Exchange of Series A Preferred Stock and Common Stock." If a Non-U.S. Holder's Series A Preferred Stock is converted pursuant to certain other transactions, including our consolidation or merger into another person or a "cash acquisition", the tax treatment of the conversion will depend upon the facts underlying the particular transaction triggering the conversion. Under those circumstances, Non-U.S. Holders should consult their tax advisers to determine the specific tax treatment of a conversion.

Withholding Legislation

Enacted legislation imposes withholding taxes on certain types of payments made to certain non-U.S. entities. Under this legislation, the failure to comply with certification, information reporting and other specified requirements (that are different from, and in addition to, the beneficial owner certification requirements described below) could result in a 30% withholding tax being imposed on payments of dividends on, and sales proceeds of, our Series A Preferred Stock and common stock to certain Non-U.S. Holders. Under certain circumstances, a Non-U.S. Holder of our Series A Preferred Stock or our common stock may be eligible for a

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refund or credit of such taxes. Investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on their investment in our Series A Preferred Stock or our common stock.

Federal Estate Tax

Shares of our Series A Preferred Stock and our common stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Under certain circumstances, Treasury regulations require information reporting and backup withholding on certain payments on Series A Preferred Stock and common stock.

U.S. backup withholding (currently at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. Dividends on Series A Preferred Stock and common stock paid to a Non-U.S. Holder will generally be exempt from backup withholding, provided the Non-U.S. Holder meets applicable certification requirements, including providing a correct and properly executed Internal Revenue Service Form W-8BEN or otherwise establishes an exemption. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to that holder and the U.S. federal withholding tax withheld with respect to those dividends, regardless of whether withholding is reduced or eliminated by an applicable tax treaty. Copies of these information reports may also be made available under the provisions of an applicable treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder is a resident.

Under current Treasury regulations, payments of proceeds from the sale of our Series A Preferred Stock and our common stock effected through a foreign office of a broker to its customer generally are not subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or a foreign partnership with significant United States ownership or engaged in a United States trade or business, then information reporting (but not backup withholding) will be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is a Non-U.S. Holder or is otherwise entitled to an exemption (and the broker has no knowledge or reason to know to the contrary), and other applicable certification requirements are met. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person. Information reporting and backup withholding generally will apply to payments of proceeds from the sale of our Series A Preferred Stock and common stock effected through a United States office of any United States or foreign broker, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The certification procedures required to obtain a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding does not represent an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the Internal Revenue Service.

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CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, Keogh plan or other retirement plan, account or arrangement, or a "Plan," to acquire or hold the Series A Preferred Stock should consider whether an investment in the Series A Preferred Stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, or collectively, "Plans," from engaging in certain transactions involving "plan assets" with persons who are "parties in interest," under ERISA or "disqualified persons" under the Code, or "parties in interest" with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exempted relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or "Similar Laws."

The acquisition or holding of the Series A Preferred Stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the Series A Preferred Stock is acquired or held pursuant to and in accordance with an applicable exemption.

Accordingly, the Series A Preferred Stock may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchase or holding is eligible for the exempted relief available under a Prohibited Transaction Class Exemption, or "PTCE," such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of the Series A Preferred Stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the "Service Provider Exemption," for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. Each purchaser or holder of the Series A Preferred Stock or any interest therein, and each person making the decision to purchase or hold the Series A Preferred Stock on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any) that on each day from the date on which the purchaser or holder acquires its interest in the Series A Preferred Stock to the date on which the purchaser disposes of its interest in the Series A Preferred Stock, that such purchaser and holder, by its purchase or holding of the Series A Preferred Stock or any interest therein that (a) its purchase and holding of the Series A Preferred Stock is not made on behalf of or with "plan assets" of any Plan, or (b) if its purchase and holding of the Series A Preferred Stock is made on behalf of or with "plan assets" of a Plan, then (i) its purchase and holding of the Series A Preferred Stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the company nor any of our subsidiaries is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the Series A

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Preferred Stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the Series A Preferred Stock. Each purchaser and holder of the Series A Preferred Stock or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the Series A Preferred Stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Series A Preferred Stock on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the availability of exempted relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

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PLAN OF DISTRIBUTION

Prior to this offering, there has been no public market for our preferred stock. We will not offer our shares for sale through underwriters at this time or anyone who may receive compensation in the form of underwriting discounts from us and or the purchasers of the shares for whom they may act as agents.

There is no plan or arrangement to enter into any contracts or agreements to sell the preferred shares with an agent, broker or dealer. Furthermore, in order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the company will be in compliance. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is authorized.

Offering Expenses

The company is responsible for all Offering fees and expenses, including the following:

(i) Fees and disbursements of any legal counsel, accountants, and other professionals we engage;

(ii) Fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs;

(iii) All filing fees, including those charged by the Financial Industry Regulatory Authority ("FINRA");

(iv) All of the legal fees related to FINRA clearance; and

(v) Our transportation, accommodation, and other roadshow expenses; and

(vi) Vendor technology platforms, administrative services, assistance with ad introductions to resources, advisory services related to managing and implementing Regulation A offering

The company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $     .

Investment Limitations Terms

Individuals who are not accredited investors, a sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% or the greater of your annual income or net worth (please see under "How to Calculate Net Worth"). Before making any representation that your investment is applicable to any thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier I, Regulation A offering, most investors will not fall under limitations in the Offering. All Tier I investors are exempt from limitations as defined under Regulation A rules and guidelines.

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If you meet one of the following tests, you should qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under "How to Calculate Net Worth");

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this Offering, with total assets in excess of $5,000,000;

(v) You are a Financial or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this Offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This offering will start on or after the date that the offering statement is qualified by the SEC and will terminate on the Termination Date unless extended (the "Offering Period"). No sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Upon this Offering Circular being qualified by the SEC, the Offering will be conducted as a continuous offering and not on a delayed basis pursuant to Rule 251(d)(3)(f) of the Regulation A under the Securities Act, however, this Offering will terminate one year from the initial qualification date of this Offering Circular, unless extended or terminated by the Company. The Company may terminate this Offering at any time and may also extend the Offering term.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a "rolling basis." This means we will be entitled to begin applying "dollar one" of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the "Use of Proceeds" contained in this Offering Circular.

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Procedures for Subscribing

U.S. investors may participate in this Offering by subscribing directly with the company or through technology platforms provided by third party vendors.

An offering circular in electronic format will be made available on the websites maintained by the company, or selling group members, if any, participating in the offering. The company may agree to allocate a number of shares to selling brokerage group members for sale to their online brokerage account holders. Internet distributions will be allocated by the company and selling group members that may make internet distributions on the same basis as other allocations.

The company website may be found at www.ehed.ge and will be open to qualified U.S. and international investors to accept subscriptions. The subscription process takes approximately 5 minutes and there are no investment minimums beyond what is outlined in this offering circular. Deposits can be made via wire transfer or ACH deposit or by mailing in a check. Deposits usually post to an account within 3-5 days.

Investors investing through the company will be required to deposit funds into their respective accounts after the qualification of this Offering Statement relating to this Offering but prior to the applicable closing of the Offering. No investor funds may be used to purchase securities to be issued in this Offering until the Offering Statement relating to this Offering and filed by the Company with the SEC has been qualified by the SEC.

The investor will be required to deposit funds into an account sufficient to purchase the amount of securities that the investor intends to purchase in the Offering. Such funds will not be held in an escrow account or otherwise segregated as part of the Offering process.

During the qualified Offering Period, the investor will provide an indication of interest as to the amount of securities the investor intends to purchase, and forty-eight (48) hours prior to the close of the Offering, each investor that has money deposited with the company for this Offering will be notified by the company via e-mail and notification to the secure messages section of the technology and administrative platform website for the account holder that the indication of the amount of securities such investor wishes to purchase, or such lesser amount as may be determined by the Company and the Selling Agent in their discretion, is confirmed and will be finalized on closing. Indications will not be finalized without sufficient funds in the investor's account or if the investor elects to cancel such indication.

Upon the applicable closing, the funds required to purchase that amount of securities will be removed from such investor's account and transferred to the account of the Company, and the amount of securities purchased will be deposited into such investor's account. The investor may cancel such investor's desired investment within the required time and no funds will be withdrawn, no securities will be provided and the investor's indication will not be confirmed. In addition, if the Offering does not close, no funds will be withdrawn, no securities will be provided, the investor's indication will not be confirmed and the funds in the investor's company account will remain available for withdrawal.

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Direct Solicitation

In addition, the company may simultaneously solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and raise money on website platforms including ehedgesecurities.com and through its representative web domains.

In the event of subscriptions for any shares in this offering, the investor should:

-Execute and deliver a subscription agreement; and

-Deliver a check or certified funds to us for acceptance or rejection and/or directly by wire or electronic funds transfer via ACH to the specified account maintained by the company

All checks for subscriptions must be made payable to "E*Hedge Financial Holding Corp." In this event the Company will deliver stock certificates attributable to shares of stock purchased directly to the purchasers within five (5) days of the close of the offering.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the companies Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers shares will be noted and held on the book records of the Company.

In connection with the Company's selling efforts in the offering, Devon Parks will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Parks is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Parks will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Parks is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past twelve months, an associated person of a broker or dealer. At the end of the offering, Mr. Parks will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

Right to reject subscriptions. After we receive your complete, executed subscription agreement forms of which are attached to the Offering Statement as Exhibits 4.1 and the funds required under the subscription agreement have been transferred to the company account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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Forum Selection Provision. The subscription agreement includes a forum selection provision that requires that subscribers bring any claims against the company based on the subscription agreement in a state or federal court of competent jurisdiction in the State of Delaware. The forum selection provision may limit investors ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision since Delaware has a well-developed framework for contract law and seeks to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Lock- Up Agreements

We have agreed, subject to certain exceptions with respect to, any future stock options or other stock awards pursuant to our employee benefit and related plans and the concurrent Common Share Offering, that we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of our Series A Preferred shares, or any securities convertible into, exchangeable for or that represent the right to receive our Series A Preferred shares (other than Series A Preferred Stock and the company common shares that may be issued upon the conversion thereof), without the prior written consent of E*Hedge Financial Holding Corp., for a period of 180 days after the date of this offering circular.

In addition, certain of our directors and senior officers have agreed, subject to certain exceptions with respect to, gifts, transfers to family members, estate planning transactions and transfers by operation of law, that such directors and senior officers will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of any shares, or any options or warrants to purchase any shares, or any securities convertible into, exchangeable for or that represent the right to receive E*Hedge Financial Holding Corp. common shares, except with the prior written consent of the company for a period of 180 days after the date of this offering circular.

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SELLING RESTRICTIONS

Non-US investors may participate in this Offering by depositing their funds in the company account; any such funds that the account receives shall be held until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agents if any, and then used to complete securities purchases, or returned if this Offering fails to close.

The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

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WHERE YOU CAN FIND MORE INFORMATION

E*Hedge Financial Holding Corp. has filed with the Securities and Exchange Commission an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this offering circular does not contain all the information set forth in the offering statement. Such information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including E*Hedge Financial Holding Corp. The statements contained in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

We also maintain a website at www.ehed.ge after the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on behalf by the undersigned, thereunto duly authorized, in Seattle, State of Washington, on June 12, 2019.

                                                                        E*HEDGE FINANCIAL HOLDING CORP.

                                                                              By: /s/Devon Parks___________________________

                                                                               Name: Devon Parks___________________________

                                                                                       Title: Chief Executive Officer, Principal Executive Officer,

                                                                                                                                   Chief Financial Officer, Principal Financial Officer,

                                                                                                                                      Principal Accounting Officer, President and Director

III-1

Shares

E*Hedge Financial Holding Corp.

% Non-Cumulative Perpetual Convertible Preferred Stock, Series A

PRELIMINARY OFFERING CIRCULAR

      June 12, 2019

.